PROSPECTUS SUPPLEMENT
(To Prospectus dated September 28, 1998)

                                  $173,979,000
            OCWEN MORTGAGE LOAN ASSET BACKED NOTES, SERIES 1998-OAC1

                          $87,073,000 Class A-1 Variable Rate Notes
                          $86,906,000 Class A-2 Variable Rate Notes


                              FINANCIAL ASSET SECURITIES CORP.
                                         Depositor

Consider carefully                   ------------------
the risk factors
beginning on             OAIC MORTGAGE RESIDENTIAL SECURITIES HOLDINGS, LLC
page-S-8 in this                         Transferor
prospectus
supplement and on                    ------------------
page 14 in the
prospectus.                         OCWEN FEDERAL BANK FSB
                                           Servicer
The Notes represent
obligations of the                   ------------------
trust only and do
not represent an                         [FSA Logo]
interest in or
obligation of any
other entity.             The trust will issue two classes of Notes. The Notes
                          identified above are being offered by this prospectus
This prospectus           supplement and the accompanying prospectus.
supplement may be
used to offer and         The Notes
sell the Notes only       o     The Notes represent non-recourse obligations
if accompanied by               of the trust.
the prospectus.           o     Payments on each Class of Notes will be
                                secured principally by the proceeds of the related group of mortgage loans.
                          o     Interest will accrue on the outstanding
                                principal balance of each Class of Notes at a rate equal to the sum of One-Month LIBOR and a fixed margin. Beginning in November
                                2003, interest payments on the Notes will be subject to the limitations described in this prospectus supplement.


                          Credit Enhancement
                          o Note insurance policy issued by Financial Security Assurance Inc. will guarantee receipt of interest and principal by the holders of the Notes at the times and to the extent described herein.
                          o Excess interest received from the mortgage loans in the trust will be applied as payments of principal on the Notes to establish and maintain a required level of overcollateralization.

Neither the SEC nor any state securities commission has approved these Notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Notes are being offered by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor with respect to the Notes are expected to be approximately $________, before deducting issuance expenses payable by the Depositor, estimated to be $_______. See "Method of Distribution" in this prospectus supplement.

We expect that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about November 13, 1998.

                              -------------------

                               [GREENWICH LOGO]

November 12, 1998

Content of Prospectus Supplement and Prospectus

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the Prospectus Supplement or the Prospectus is accurate as of any date other than the date on the front of this document.

     We provide information to you about the Notes in two separate documents that progressively provide more detail: (a) the Prospectus, which provides general information, some of which may not apply to the Notes, and (b) this Prospectus Supplement, which describes the specific terms of the Notes.

     If the terms vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

     We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents provides the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this Prospectus Supplement are defined under the caption "Index of Defined Terms" on page S-81 in this Prospectus Supplement.

Limitations on Offers or Solicitations

     We do not intend this document to be an offer or solicitation:

          (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

          (B) if the person making such offer or solicitation is not qualified to do so; or

          (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS


              PROSPECTUS SUPPLEMENT

SUMMARY.....................................S-5
   The Notes................................S-5
   The Trust................................S-5
   Cut-Off Date.............................S-5
   Closing Date.............................S-5
   Depositor................................S-5
   Transferor...............................S-5
   Servicer.................................S-5
   Indenture Trustee........................S-5
   Owner Trustee............................S-5
   Note Insurer.............................S-5
   The Mortgage Loans.......................S-5
   Payment Dates............................S-5
   Interest and Principal Payments..........S-5
   Credit Enhancement.......................S-6
       Note Insurance Policy................S-6
       Overcollateralization................S-6
   Optional Redemption......................S-6
   Ratings..................................S-6
   Tax Status...............................S-6
   ERISA Considerations.....................S-6
   Legal Investment.........................S-7
RISK FACTORS................................S-8
   Unpredictability of Prepayments
       And Effect on Yields.................S-8
   Potential Inadequacy of Credit
       Enhancement..........................S-9
   Risk of Limitations to Adjustments
       of the Loan Rates....................S-9
   Default Risks .. ........................S-10
   Notes May Not Be Appropriate for
       Certain Investors....................S-11
   Year 2000 Systems Risk...................S-11
   Limited Resale...........................S-12
   The Bankruptcy or Insolvency
      of the Contributor....................S-12
DESCRIPTION OF THE NOTES....................S-13
   General..................................S-13
   Book-Entry Registration and
     Definitive Notes.......................S-13
   Assignment of Mortgage Loans.............S-17
   Payments on the Notes....................S-18
   Calculation of One-Month LIBOR...........S-23
   Note Accounts............................S-24
   Liquidity Account........................S-25
   Reserve Account..........................S-25
   Overcollateralization Feature............S-25
   Reports to the Noteholders...............S-26
   Optional Redemption of the Class
       A-1 and Class A-2 Notes..............S-27
   Payments to the Holder of the
       Equity Certificates..................S-28
   The Indenture Trustee....................S-28
   Voting...................................S-29
   Note Events of Default...................S-29
THE TRUST...................................S-29
THE DEPOSITOR...............................S-29
THE TRANSFEROR..............................S-29
THE SERVICER................................S-29
DESCRIPTION OF THE MORTGAGE
     LOANS..................................S-30
   General..................................S-30
   Mortgage Loan Statistics.................S-30
UNDERWRITING STANDARDS......................S-55
   Flagstar Mortgage Loans..................S-55
   Non-Flagstar Mortgage Loans..............S-55
PREPAYMENT AND YIELD
     CONSIDERATIONS.........................S-57
   General..................................S-57
   Weighted Average Life....................S-60
THE SERVICING AGREEMENT.....................S-66
THE NOTE INSURER............................S-71
   General..................................S-71
   Reinsurance..............................S-72
   Ratings .................................S-72
   Capitalization ..........................S-73
   Incorporation of Certain Documents
       by Reference.........................S-73
   Insurance Regulation.....................S-74
THE NOTE INSURANCE POLICY...................S-74
   Note Insurance Policy Does Not Apply
       to Prepayment Risk...................S-76
CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES...........................S-77
   General..................................S-77
STATE TAX CONSEQUENCES......................S-77
ERISA CONSIDERATIONS........................S-77
   General..................................S-77
   Prohibited Transactions..................S-77
   General..................................S-77
   Plan Asset Regulation....................S-78
   Review by Plan Fiduciaries...............S-78
EXPERTS.....................................S-78
METHOD OF DISTRIBUTION......................S-79
LEGAL INVESTMENT MATTERS....................S-79
LEGAL MATTERS...............................S-79
RATINGS.....................................S-79
INDEX OF DEFINED TERMS......................S-81
ANNEX A ....................................A-1
ANNEX B ....................................B-1

            PROSPECTUS

Prospectus Supplement
    or Current Report on Form 8-K......2
Incorporation of Certain Information
    by Reference.......................2
Available Information..................3
Reports to Securityholders.............3
Summary of Terms.......................4
Risk Factors...........................14
The Trust Fund.........................21
Use of Proceeds........................28
The Depositor..........................28
Loan Program...........................28
Description of The
   Securities .........................31
Credit Enhancement.....................43
Yield and Prepayment
   Considerations......................50
The Agreements.........................54
Certain Legal Aspects
   of the Loans........................70
Certain Material Federal Income
   Tax Considerations..................86
FASIT Securities.......................110
State Tax Considerations...............114
ERISA Considerations...................115
Legal Investment.......................120
Method of Distribution.................121
Legal Matters..........................122
Financial Information..................122
Rating.................................122

                                    SUMMARY

     The following summary is a short, concise description of the main terms of the Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary and in the Prospectus.


The Notes

On the closing date, the Trust will issue Class A-1 and Class A-2 Notes pursuant to the indenture. Each Class of Notes will be secured principally by the related group of mortgage loans. The assets pledged to secure the Notes under the indenture and payments under the note insurance policy will be the sole sources of payments on the Notes. The Notes will be available in book-entry form through the clearing facilities of DTC (in the United States) or Cedel or Euroclear (in Europe) in minimum denominations of $25,000.

The Trust

Ocwen Mortgage Loan Trust 1998-OAC1

Cut-Off Date

October 1, 1998

Closing Date

On or about November 13, 1998

Depositor

Financial Asset Securities Corp.

Transferor

OAIC Mortgage Residential Securities Holdings,
LLC

Servicer

Ocwen Federal Bank FSB

Indenture Trustee

Norwest Bank Minnesota, National Association

Owner Trustee
Wilmington Trust Company

Note Insurer
Financial Security Assurance Inc.

The Mortgage Loans
The Trust's main source of funds for making payments on each Class of Notes will consist of the related group of mortgage loans. As of October 1, 1998, Loan Group I consists of approximately 1,078 mortgage loans with an aggregate principal balance of approximately $91,176,691 and original terms of up to 30 years and which are secured by first liens on single-family residential properties. Loan Group II consists of approximately 730 mortgage loans with an aggregate principal balance of approximately $91,001,412 and original terms of up to 30 years and which are secured by first or second liens on single-family residential properties.

See "Description of the Mortgage Loans."

Payment Dates

The 25th day of each month, or if the 25th day is not a business day, then the next business day, beginning on November 25, 1998.

Interest and Principal Payments

The interest rate for each Class of Notes is variable. On each payment date, the interest payable on the Classes will be calculated at the following rates:

Through the Initial Redemption Date

Class A-1 One-Month LIBOR + 65 basis points
Class A-2 One Month LIBOR + 70 basis points

Thereafter

Class A-1 One-Month LIBOR + 130 basis points
Class A-2 One Month LIBOR + 140 basis points

Beginning in November 2003, the interest payable on the Classes will be subject to the limitations specified in this prospectus supplement.

Interest on each Class of Notes for a given payment date will be calculated based on the actual number of days (and an assumed 360-day year) included in the period commencing on the preceding payment date and ending on the day preceding the current payment date, except that in the case of the first payment date, interest will be calculated on the actual number of days included in the period commencing on the Closing Date and ending on November 24, 1998.

On each payment date available funds from Loan Group I will be applied to pay interest and then principal on the Class A-1 Notes. On each payment date available funds from Loan Group II will be applied to pay interest and then principal on the Class A-2 Notes. In each case, payments on the Class A-1 and Class A-2 Notes will be made after payment of servicing fees, trustees fees and insurer fees.

See "Description of the Notes -- Payments on the Notes".

Credit Enhancement

The credit enhancements include a note insurance policy and overcollateralization. These credit enhancements are designed to increase the likelihood that Noteholders will receive regular payments of interest and principal.

Note Insurance Policy

The Note Insurer will issue the note insurance policy which will guarantee principal and interest payments on the Notes at the times and in the amounts described herein.

In the absence of payments under the note insurance policy, Noteholders will directly bear the credit and other risks associated with the mortgage loans.

Before each payment date, the Indenture Trustee will determine whether funds available to make the required payments of principal and interest on the Notes are sufficient. If a deficiency exists that is covered by the note insurance policy, then the Indenture Trustee will make a claim under the note insurance policy.

See "The Note Insurance Policy" herein.

Overcollateralization

It is anticipated that the mortgage loans in each loan group will generate monthly interest in an aggregate amount that exceeds the amount needed to pay certain trust expenses and monthly interest on the related Notes. A portion of this excess interest will be applied to make additional principal payments on the related Notes, which will reduce the principal balance of such Notes at a faster rate than the aggregate principal balance of the related mortgage loans is being reduced. As a result, the aggregate principal balance of the mortgage loans in each loan group should generally exceed the principal balance of the related Notes. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See "Description of the Notes".

Optional Redemption

The majority holder of the ownership interest in the Trust may redeem each Class of Notes at any time beginning on the earlier of (x) October 25, 2003 and (y) the payment date on which the principal balance of the mortgage loans and any real estate owned by the trust is 20% or less of the principal balance of the mortgage loans on October 1, 1998.

See "Description of the Notes - Optional Redemption of the Class A-1 and Class A-2 Notes".

Ratings

It is a condition of the issuance of the Notes that they be assigned a rating of "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings".

Tax Status

In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

See "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Certain Material Federal Income Tax Considerations" in the prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal

Revenue Code, you should review carefully with your lawyer whether you can buy or hold a Note.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

You should consult with your lawyer to see if you are permitted to buy the Notes since the legal investment rules vary depending on what kind of entity you are and who regulates you. Neither the Class A-1 Notes nor the Class A-2 Notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act.

See "Legal Investment Matters" in this prospectus supplement and "Legal Investment" in the prospectus.

                                 RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Unpredictability of Prepayments
And Effect on Yields....................Borrowers may prepay their mortgage loans in whole or in part at any time.
                                        We cannot predict the rate at which
                                        borrowers will repay their mortgage
                                        loans. A prepayment of a mortgage loan
                                        generally will result in a prepayment
                                        on the Notes.

                                           o    If you purchase your Notes at
                                                a discount and principal is
                                                repaid slower than you expect,
                                                or if you purchase your Notes
                                                at a premium and principal is
                                                repaid faster than you expect,
                                                then your yield may be lower
                                                than you expect.

                                           o    The rate of prepayments on the
                                                mortgage loans will be
                                                sensitive to prevailing
                                                interest rates. Generally, if
                                                prevailing interest rates
                                                decline significantly below
                                                the interest rates on the
                                                fixed rate mortgage loans,
                                                these mortgage loans are more
                                                likely to prepay than if
                                                prevailing rates remain above
                                                the interest rates on such
                                                mortgage loans. In addition,
                                                if interest rates decline,
                                                adjustable rate mortgage loan
                                                prepayments may increase due
                                                to the availability of fixed
                                                rate mortgage loans at lower
                                                interest rates. Conversely, if
                                                prevailing interest rates rise
                                                significantly, the prepayments
                                                on fixed rate and adjustable
                                                rate mortgage loans are likely
                                                to decrease.

                                           o    The Transferor may be required
                                                to partially redeem that
                                                portion of a Note's principal
                                                balance equal to the principal
                                                balance of any mortgage loans
                                                in the related loan group for
                                                which representations and
                                                warranties have been breached
                                                and have not been cured. These
                                                partial redemptions will have
                                                the same effect on the holders
                                                of the Notes as a prepayment
                                                of the mortgage loans.

                                           o    In most circumstances,
                                                liquidations of defaulted
                                                mortgage loans will have the
                                                same effect on the yield of
                                                the holders of the Notes as a
                                                prepayment of such mortgage
                                                loans. See "--Default Risks"
                                                for a discussion of the
                                                default risks presented by the
                                                mortgage loans.

                                           o    Approximately 1.57% of the
                                                principal balance of the
                                                mortgage loans on October 1,
                                                1998 are "balloon loans."
                                                Balloon loans generally
                                                provide for scheduled monthly
                                                payments of principal up to
                                                the 179th month following the
                                                month of their origination
                                                with a final lump sum payment
                                                on the 180th month. This lump
                                                sum payment is substantially
                                                larger than the previous
                                                scheduled payments. Having
                                                balloon loans in the trust may
                                                cause the prepayment rate to
                                                vary more than if there were
                                                no balloon loans, because the
                                                borrower generally must
                                                refinance the mortgage loan or
                                                sell the mortgaged property
                                                prior to payment of the lump
                                                sum on the maturity date.

                                        See "Prepayment and Yield
                                        Considerations" for a description of
                                        factors that may influence the rate
                                        and timing of prepayments on the
                                        mortgage loans.

Potential Inadequacy
Of Credit Enhancement...................Each group of mortgage loans is expected to generate more interest
                                        than is needed to pay interest on
                                        related Class of Notes since the
                                        weighted average interest rate on the
                                        related mortgage loans is expected to
                                        be higher than the weighted average
                                        interest rate on the related Class of
                                        Notes. If the related mortgage loans
                                        generate more interest than is needed
                                        to pay interest on the related Class
                                        of Notes and certain fees and expenses
                                        of the trust, the remaining interest
                                        will be used to compensate for losses
                                        on the related mortgage loans. After
                                        these financial obligations of the
                                        trust have been satisfied, any
                                        available excess interest will be used
                                        to create and maintain
                                        overcollateralization. We cannot
                                        assure you, however, that enough
                                        excess interest will be generated to
                                        maintain the required level of
                                        overcollateralization.

                                        The excess interest available on any
                                        payment date will be affected by the
                                        actual amount of interest received,
                                        collected or recovered in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage interest rates resulting from prepayments and liquidations of the related mortgage loans as well as from adjustments of the mortgage interest rates on adjustable rate mortgage loans. Because the index used to determine the mortgage interest rates on the adjustable rate mortgage loans is different from the index used to determine the interest rates payable on the related Class of Notes, it is possible that the interest rates on the related Class of Notes may increase relative to the interest rates on the related mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the related Class of Notes. As a result, such excess interest may be unavailable for any other purpose.

                                        If the protection afforded by
                                        overcollateralization is insufficient
                                        and if the Note Insurer is unable to
                                        meet its obligations under the note
                                        insurance policy, then the holders of
                                        the Notes could experience a loss on
                                        their investment.

Risk of Limitations
to Adjustments of
the Loan Rates..........................The calculation of the interest rates on the Notes is based upon the value
                                        of an index which is generally
                                        different from the value of the index
                                        applicable to the adjustable rate
                                        mortgage loans. This difference may
                                        result from the use of a different
                                        index, a different rate determination
                                        date or a different rate adjustment
                                        date. Since the mortgage loan index
                                        may respond to different economic and
                                        market factors than the Note index,
                                        there is not necessarily a correlation
                                        in movement between them. For example,
                                        it is possible that the interest rates
                                        on certain of the mortgage loans may
                                        decline while the interest rates on
                                        the related Notes are stable or
                                        rising. It is also possible that both
                                        the mortgage interest rates and Note
                                        interest rates may decline or increase
                                        during the same period, but that the
                                        mortgage interest rates on certain of
                                        the mortgage loans may decline more
                                        rapidly or increase more slowly than
                                        the related Note interest rates.

                                        This absence of a correlation between
                                        movement in the mortgage loan index and
                                        the Note index may reduce the interest
                                        payable on the Notes beginning in
                                        November 2003, when the interest rate on the Notes will be limited by the imposition of a rate cap. The rate cap will be the least of (i) the LIBOR-based rate, (ii) the rate equal to the amount of interest accrued on the related mortgage loans (net of certain amounts described herein) divided by the balance of the Notes, and (iii) 16%, subject to a payment cap calculated based on the amount of interest accrued on the related mortgage loans (net of certain amounts described herein). If the amount of interest that would accrue on a Class of Notes is greater than the payment cap, then a deficiency in interest paid to the Noteholders will occur. Although Noteholders will be entitled to receive such deficiency from excess available funds, on future payment dates, we cannot assure you that excess funds will be available for such purpose. The ratings of the Notes do not address the likelihood of the payment of any such deficiency, nor will the Note Insurer be liable for the payment of any such deficiency.

Default Risks...........................Holders of the Notes are protected to the extent described herein by the
                                        various forms of credit enhancement
                                        against the risk of losses on the
                                        mortgage loans. In most circumstances,
                                        liquidations of defaulted mortgage
                                        loans will have the same effect on the
                                        Notes as a prepayment of such mortgage
                                        loans. However, in the unlikely event
                                        that the credit enhancements are no
                                        longer available to provide protection
                                        to Noteholders, any losses on the
                                        mortgage loans would be borne by such
                                        holders. The risks presented by the
                                        mortgage loans include the following:

                                        o    Underwriting Standards. The
                                             mortgage loans were originated by
                                             Flagstar Bank, FSB and various
                                             other originators. The Flagstar
                                             loans were originated pursuant to
                                             alternative documentation
                                             programs. Those originated by
                                             various other originators were
                                             intended to conform with FNMA,
                                             FHLMC, GNMA or other conduit
                                             standards but subsequently were
                                             discovered not to meet the
                                             originally intended FNMA, FHLMC,
                                             GNMA or other conduit market
                                             parameters, as applicable, due to
                                             errors in relevant documentation
                                             or credit deterioration of the
                                             borrower. As a result, the
                                             mortgage loans are likely to
                                             experience higher rates of
                                             delinquencies, defaults and
                                             foreclosures than mortgage loans
                                             conforming to more traditional
                                             underwriting standards.

                                        o    Early Default. Defaults on
                                             mortgage loans are generally
                                             expected to occur more frequently
                                             in the early years of the terms
                                             of mortgage loans. Substantially
                                             all of the mortgage loans in the
                                             trust were originated since
                                             October 1997.

                                        o    High LTV Ratios. When measured by
                                             aggregate principal balance,
                                             approximately 18.07% of the
                                             mortgage loans in Loan Group I
                                             and approximately 12.79% of the
                                             mortgage loans in Loan Group II
                                             have loan-to-value ratios in
                                             excess of 90%. Mortgage loans
                                             with high loan-to-value ratios
                                             will be more sensitive to
                                             declining property values than
                                             those with lower loan-to-value
                                             ratios and therefore may
                                             experience a higher incidence of
                                             default.

                                        o    Geographic Concentration. When
                                             measured by aggregate principal
                                             balance, mortgaged properties
                                             located in the states of
                                             Michigan, California and Florida
                                             secure approximately 31.05%,
                                             9.77% and

                                             6.08%, respectively, of the
                                             mortgage loans in Loan Group
                                             I. When measured by aggregate
                                             principal balance, mortgaged
                                             properties located in the states
                                             of Michigan, California and South
                                             Carolina secure approximately
                                             22.00%, 10.69% and 5.23%,
                                             respectively, of the mortgage
                                             loans in Loan Group II. This
                                             geographic concentration might
                                             magnify the effect on the trust
                                             of adverse economic conditions in
                                             these states and might increase
                                             the rate of delinquencies,
                                             defaults and losses on the
                                             mortgage loans more than would be
                                             the case if the mortgaged
                                             properties were more
                                             geographically diversified.
                                             Additionally, mortgaged
                                             properties in California may be
                                             particularly susceptible to
                                             certain types of uninsurable
                                             hazards, such as earthquakes,
                                             floods, mudslides and other
                                             natural disasters.

Notes May Not Be
Appropriate for Certain
Investors...............................The Notes may not be an appropriate investment for investors who do not
                                        have sufficient resources or expertise
                                        to evaluate the particular
                                        characteristics of the Notes. This may
                                        be the case because, among other things:

                                        o    The yield to maturity of Notes
                                             purchased at a price other than
                                             par will be sensitive to the
                                             uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans.

                                        o    The rate of principal payments on
                                             and the weighted average lives of
                                             the Notes will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans. Accordingly, the
                                             Notes may be an inappropriate
                                             investment if you are an investor
                                             that requires a payment of a
                                             particular amount of principal on
                                             a specific date or an otherwise
                                             predictable stream of payments.

                                        o    You may be unable to reinvest
                                             amounts distributed as principal
                                             on a Note at a rate comparable to
                                             the interest rate on the Note. In
                                             general, principal prepayments
                                             are expected to be greater during
                                             periods of relatively low
                                             interest rates.

                                        o    A market for resale of the Notes
                                             may not develop or provide
                                             Noteholders with liquidity of
                                             investment.

Year 2000 Systems Risk..................As is the case with most companies using computers in their operations,
                                        the Servicer is faced with the task of
                                        completing its compliance goals in
                                        connection with the year 2000 issue.
                                        The year 2000 issue is the result of
                                        prior computer programs being written
                                        using two digits, rather than four
                                        digits, to define the applicable year.
                                        Any of the Servicer's computer
                                        programs that have time-sensitive
                                        software may recognize a date using
                                        "00" as the year 1900 rather than the
                                        year 2000. Any such occurrence could
                                        result in major computer system
                                        failure or miscalculations. The
                                        Servicer is presently engaged in
                                        various procedures to ensure that its
                                        computer systems and software will be
                                        year 2000 compliant. However, in the
                                        event that the Servicer, or any of its
                                        suppliers, customers, brokers or
                                        agents do not successfully and timely
                                        achieve year 2000 compliance, the
                                        performance of obligations of the
                                        Servicer under the Servicing Agreement
                                        could be materially adversely
                                        affected.

Limited Resale..........................The Underwriter intends to make a market for resale in the Notes but has
                                        no obligation to do so. There is no
                                        assurance that such a market will
                                        develop or, if it develops, that it
                                        will continue. Consequently, you may
                                        not be able to sell your Notes readily
                                        or at prices that will enable you to
                                        realize your desired yield. The market
                                        values of the Notes are likely to
                                        fluctuate; these fluctuations may be
                                        significant and could result in
                                        significant losses to you.

                                        The secondary markets for mortgage
                                        backed securities have experienced
                                        periods of illiquidity and can be
                                        expected to do so in the future.
                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk, or that
                                        have been structured to meet the
                                        investment requirements of limited
                                        categories of investors.

The Bankruptcy or Insolvency
of the Contributor......................The Contributor and the Transferor
                                        believe that the transfer of the
                                        mortgage loans from the Contributor to
                                        the Transferor will constitute a
                                        contribution by the Contributor to the
                                        capital of the Transferor. However, in
                                        the event of the bankruptcy or
                                        insolvency of the Contributor, a
                                        trustee in bankruptcy could attempt to
                                        recharacterize the contribution of the
                                        mortgage loans. Such an attempt, even
                                        if unsuccessful, could result in
                                        delays in payments on the Notes. If
                                        such an attempt were successful, the
                                        trustee in bankruptcy could elect to
                                        accelerate payment of the Notes and
                                        liquidate the assets held in the
                                        trust, with the Noteholders entitled
                                        to no more than the outstanding
                                        principal amount of their Notes
                                        together with interest to the date of
                                        payment. There is no assurance that
                                        the proceeds of any such sale would be
                                        sufficient to pay such amounts.

                           DESCRIPTION OF THE NOTES

          The Notes will be issued pursuant to the Indenture, dated as of October 1, 1998 between Ocwen Mortgage Loan Trust 1998-OAC1 (the "Trust") and Norwest Bank Minnesota, National Association (the "Indenture Trustee"). The Trust was formed pursuant to a deposit trust agreement (the "Trust Agreement"), dated as of October 1, 1998 between Financial Asset Securities Corp. (the "Depositor"), Wilmington Trust Company (the "Owner Trustee") and Norwest Bank Minnesota, National Association, as paying agent. The summaries of certain provisions of the Indenture set forth below and under the caption "The Agreements" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which the Depositor will provide (without exhibits) without charge upon written request addressed to the Depositor at 600 Steamboat Road, Greenwich, Connecticut 06830.

General

          The Notes will be secured by the trust estate (the "Trust Estate") created by the Indenture. The Notes represent non-recourse obligations of the Trust, and proceeds of the assets in the Trust Estate and payments under the
Note Insurance Policy, if any, will be the only sources of payments on the Notes. The Notes will not represent an interest in or obligation of the Contributor, the Servicer, the Indenture Trustee, the Owner Trustee, the Depositor, the Underwriter, the Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Trust.

          The assets of the Trust Estate will consist of (i) two groups (each, a "Group") of mortgage loans transferred to the Trust on the Closing Date (the "Mortgage Loans"); (ii) all interest and principal due under the respective Mortgage Loans after the Cut-Off Date; (iii) security interests in the properties securing such Mortgage Loans (the "Mortgaged Properties"); (iv) amounts on deposit in the Note Account, the Reserve Account and the Liquidity Account; (v) the Trust's rights under the Swap Agreement, the Mortgage Loan Contribution Agreement, the Ownership Transfer Agreement and the Servicing Agreement; and (vi) certain other property.

          All payments on the Notes will be made by or on behalf of the Indenture Trustee to each Noteholder of record on the Record Date for the related Payment Date. Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Notes generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (a) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

          The Notes will be issued in denominations of not less than $25,000 principal amount and in integral dollar multiples of $1,000 in excess thereof, with the exception of one Note of each Class which may be issued in a lesser amount.

Book-Entry Registration and Definitive Notes

          The Notes initially will be Book-Entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Beneficial Owners") will hold such Notes through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC or Citibank or Morgan, as nominees of Cedel and Euroclear, respectively. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

          The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

          Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

          Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

          Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, See "Certain Material Federal Income Tax Consequences--Taxation of Debt Securities" in the Prospectus and "--Information Reporting and Backup Withholding" in "Annex A: Global Clearance, Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" hereto.

          Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant

Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

          Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Taxation of Debt Securities" in the Prospectus and "--Information Reporting and Backup Withholding" in "Annex A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

          The monthly and annual statements with respect to the Mortgage Loans of each Group and the related Notes as described under "--Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

          DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

          Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Trust or the Indenture Trustee is unable to locate a qualified successor, (ii) the Trust, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "Description of the Securities--General" in the Prospectus.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Mortgage Loans

          The Mortgage Loans were acquired by Ocwen Partnership, L.P., a Virginia limited partnership (the "Contributor") and contributed by the Contributor to the capital of the Transferor. On the Closing Date, the Transferor will convey the Mortgage Loans to the Depositor who in turn will convey the Mortgage Loans to the Trust.

          At the time of issuance of the Notes, the Trust will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-Off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Contributor will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date), and to prepayments received on or prior to the Cut-Off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Trust in exchange for, among other things, the Mortgage Loans.

          In connection with the transfer and assignment of the Mortgage Loans on the Closing Date, the Indenture will require the Trust:

                    (i) to deliver without recourse to the Indenture Trustee on the Closing Date identified in the schedule of Mortgage Loans (the "Schedule of Mortgage Loans") (a) the original Mortgage Notes, endorsed in blank or to the order of the Indenture Trustee, (b) (1) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the originator, or if available, the original title insurance policy or a copy certified by the Trust of the title insurance policy or (2) the attorney's opinion of title, (c) originals or copies of all intervening assignments, if any, certified as true copies by the closing agent or the originator, showing a complete chain of title from origination to the Indenture Trustee, including warehousing assignments, if recorded, (d) originals, or copies certified by the Contributor, of all assumption and modification agreements, if any and (e) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the originator from the applicable recording office) or a copy (if such original Mortgage has not been returned to the originator from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the originator or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                    (ii) to cause, within 60 days following the Closing Date, assignments of the Mortgages to "Norwest Bank Minnesota, National Association, as Indenture Trustee of Ocwen Mortgage Loan Trust 1998-OAC1 under the Indenture dated as of October 1, 1998" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Trust shall not be required to prepare any assignment of mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office; provided, further, that the Trust shall not be required to record an assignment of a mortgage if the Trust furnishes to the Indenture Trustee, the Note Insurer and the Rating Agencies, on or before the Closing Date, with respect to the Mortgage Loans, at the Trust's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Indenture Trustee's interests in the related Mortgages Loans (in form satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies); and

                    (iii) to deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Indenture Trustee within 15 days of receipt thereof by the Trust (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Trust, within one year after the Closing Date).

         The Indenture Trustee will agree, for the benefit of the Noteholders, to review each Mortgage File within 45 days after the Closing Date (or the date of receipt of any documents delivered to the Indenture Trustee after the Closing
Date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

          If the Indenture Trustee during such 45-day period finds any document constituting a part of the documents delivered to the Indenture Trustee pursuant to the Mortgage Loan Contribution Agreement (the "Mortgage File"), which is not properly executed, has not been received, is unrelated to the Mortgage Loans or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Indenture Trustee will be required to promptly notify the Depositor, the Contributor, the Noteholders and the Note Insurer. The Contributor will agree in the Mortgage Loan Contribution Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Indenture Trustee. If, however, within the time period specified in the Mortgage Loan Contribution Agreement the Contributor shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Noteholders or the Note Insurer, the Contributor will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Contributor to) (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage (as such is defined in the Mortgage Loan Contribution Agreement) and deliver an amount equal to the excess, if any, of the Principal Balance of the Mortgage Loan being replaced over the outstanding Principal Balance of the replacement Mortgage Loan plus interest (the "Substitution Amount") to the Indenture Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or
(ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Indenture Trustee along with the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date.

          In addition to the foregoing, the Indenture Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the pool certification (the "Final Certification"). After delivery of the Final Certification, the Indenture Trustee and the Servicer shall provide to Note Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Payments on the Notes

          Payments on the Notes will be made by the Indenture Trustee on the 25th day of each month, or if such date is not a Business Day, on the first Business Day thereafter (each, a "Payment Date"), commencing with the Payment Date in November 1998, to Noteholders as of the related Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. Payments on the Class A-1 Notes will be made generally from Available Funds for Group I, and payments on the Class A-2 Notes will be made generally from Available Funds for Group II. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the related Note Balance.

          On each Payment Date, the Indenture Trustee will be required to pay with respect to each Class of Notes, to the extent such funds are then on deposit in the related Note Account and immediately available, the following amounts, in the following order of priority, and each such payment shall be treated as having occurred only after all preceding payments have occurred:

                    (i) (A) to the Indenture Trustee, the Indenture Trustee Fee, and (B) provided no Note Insurer Default has occurred and is continuing, to the Note Insurer, the related Premium Amount for such Payment Date;

                    (ii) to the Noteholders of a Class, out of amounts then on deposit in the related Note Account and to the extent necessary out of amounts then on deposit in the related Liquidity Account and in the Reserve Account, the related Note Interest with respect to such Payment Date;

                    (iii) to the Noteholders of a Class, out of amounts then on deposit in the related Note Account, the amount of applicable Monthly Principal for the Notes of such Class with respect to such Payment Date, in reduction of the related Note Balance until such Note Balance is reduced to zero;

                    (iv) to the Note Insurer, out of amounts then on deposit in either Note Account, the aggregate amount necessary to reimburse the Note Insurer for any unreimbursed payments of Insured Payments (together with interest thereon at the late payment rate specified in the Insurance Agreement) in respect of the Notes of either Class on such Payment Date or prior Payment Dates and the amount of any unpaid Premium Amounts for such Payment Dates or prior Payment Dates (together with interest thereon at the late payment rate specified in the Insurance Agreement) and any other payments due to the Note Insurer under the Insurance Agreement;

                    (v) to the Noteholders of each Class, as applicable, out of amounts then on deposit in the Reserve Account, an amount equal to all Realized Losses that have been recognized with respect to the related Mortgage Loans during the related Due Period, such amount to be allocated on a pro rata basis;

                    (vi) to the related Liquidity Account, out of amounts then on deposit in the related Note Account, an amount equal to the Required Liquidity Account Deposit;

                    (vii) to the Noteholders of a Class, out of amounts then on deposit in the related Note Account, in reduction of the related Note Balance, the amount, if any, equal to the Excess Cash Payment with respect to the related Group and with respect to such Payment Date;

                    (viii) to the Reserve Account, out of amounts on deposit in a Note Account, an amount equal to the Overcollateralization Deficiency Amount for the unrelated Class (after taking into account payments of related Monthly Principal and Excess Cash for such Class on such Payment Date) until such Overcollateralization Deficiency Amount is reduced to zero; and

                    (ix) to the Noteholders of a Class, from amounts then on deposit in the related Note Account, the amount of any Basis Risk Shortfall for such Payment Date and any unpaid Basis Risk Shortfall for any previous Payment Date, together with interest on such unpaid Basis Risk Shortfall at the related Note Interest Rate for the actual numbers of days elapsed since the previous Payment Date.

          Any Available Funds for a Class of Notes remaining after application in the manner specified above will be released to the holders of the Equity Certificates on such Payment Date, free from the lien of the Indenture Trustee, and such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

          In the event that, with respect to a particular Payment Date, Available Funds for a Group (or, to the limited extent provided herein, any amounts withdrawn from the Reserve Account or the related Liquidity Account) on such date will not be sufficient to pay any portion of Note Interest for the related Class of Notes, the Indenture Trustee will file a claim on the
Note Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in such Note Interest. In addition, the Indenture Trustee will file a claim on the Note Insurance Policy in an amount equal to any Overcollateralization Deficit for a Class on a Payment Date (after taking into account payments in respect of related Monthly Principal and Excess Cash and any amounts withdrawn from the Reserve Account and the related Liquidity Accounts on such Payment
Date) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid in respect of a Class of Notes to make up any Overcollateralization Deficit shall be paid to the related Noteholders, in reduction of the related Note Balance, until such Note Balance is reduced to zero.

          In no event will the aggregate payments of principal to Noteholders of a Class exceed the related Original Note Balance.

          "Administrative Fee Amount" means for each Group and any Payment Date, the sum of the related Servicing Fee, the related Indenture Trustee Fee and the related Premium Amount.

          "Available Funds" with respect to a Mortgage Loan Group and any Payment Date, will consist of the sum of the amounts described in clauses (a) through (h) below, less (i) the Administrative Fee Amount for such Group in respect of such Payment Date, (ii) Servicing Advances for such Group previously made that are reimbursable to the

Servicer (other than those included in liquidation expenses for any Liquidated Loan in such Group and already reimbursed from the related Liquidation Proceeds) to the extent permitted by the Servicing Agreement and (iii) the aggregate amounts (A) deposited into the Principal and Interest Account and allocable to the related Group or into the related Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Trust as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

                    (a) all scheduled payments of interest received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicer during the preceding calendar month, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-Off Date, plus any Compensating Interest Payments and Delinquency Advances made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for the preceding calendar month and any amounts received pursuant to the Swap Agreement with respect to the related Interest Period;

                    (b) all scheduled payments of principal received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other principal payments (including Prepayments) received or deemed to be received during the preceding calendar month in respect of such Mortgage Loans;

                    (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the preceding calendar month and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will include any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to the Servicing Agreement and the proceeds from any fidelity bond or errors and omission policy pursuant to the Servicing Agreement, net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under the Servicing Agreement);

                    (d) the aggregate of any other proceeds received by the Servicer during the preceding calendar month in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Group, whether through trustee's sale, foreclosure or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer, (including unreimbursed servicing expenses and Delinquency Advances relating to such Mortgage Loan) in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

                    (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Group that are required or permitted to be repurchased, released, removed or substituted by the Contributor during the preceding calendar month as described in "--Assignment of Mortgage Loans" and "The Servicing Agreement --Principal and Interest Account" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Monthly Remittance Date;

                    (f) the aggregate of amounts deposited in the related Note Account by the Indenture Trustee in connection with redemption of the Notes as described under "--Optional Redemption of the Class A-1 and Class A-2 Notes" herein;

                    (g) the aggregate of amounts which may be withdrawn from the related Liquidity Account pursuant to the Indenture; and

                    (h) the aggregate of amounts which may be withdrawn from the Reserve Account pursuant to the Indenture.

          "Available Funds Interest" means, as to any Payment Date and any Class of Notes, the amount of interest that accrued on the Mortgage Loans in the related Group at the weighted average of the related Mortgage Rates applicable to Monthly Payments due on such Mortgage Loans during the related Due Period, reduced by the sum of (i) the related Administrative Fee Amount and (ii) an amount equal to the product of (A) the Principal Balance of the Mortgage Loans in the related Group and (B) a rate per annum equal to 0.75%.

          "Available Funds Interest Rate" means, as to any Payment Date and any Class of Notes, the per annum rate equal to the percentage obtained by dividing (x) the related Available Funds Interest by (y) the product of (i) the Note Balance for such Class of Notes and (ii) the actual number of days elapsed during such Interest Period divided by 360.

          "Basis Risk Shortfall" means, as to any Class of Notes and any Payment Date after the Payment Date in October 2003, the excess, if any, of
(i) Note Interest calculated at the lesser of 16% per annum and the LIBOR Rate over (ii) Note Interest calculated at the Note Interest Rate for such Payment Date.

          "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

          "Due Period" means, as to any Payment Date, the period from the second day of the month preceding the month in which such Payment Date occurs through the first day of the month in which such Payment Date occurs.

          "Excess Cash" with respect to a Group on any Payment Date will be equal to Available Funds for such Group and Payment Date, reduced by the sum of all payments described in clauses (i) through (iv) under "-Payments on the Notes" above.

          "Excess Cash Payment" for each Class of Notes and any Payment Date, means the lesser of (x) the applicable Overcollateralization Deficiency Amount with respect to the related Group and such Payment Date and (y) the aggregate amount of Excess Cash with respect to the related Group and such Payment Date.

          "Final Recovery Determination" means, with respect to any defaulted Mortgage Loan or REO Property (other than a Mortgage Loan purchased by the Contributor or the Servicer), a determination made by the Servicer that all Liquidation Proceeds which the Servicer, in its reasonable business judgment expects to be finally recoverable in respect thereof have been so recovered or that the Servicer believes in its reasonable business judgment the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.

          "Index Counterparty" is National Westminster Bank Plc.

          "Insured Payment" is the amount of the actual payment made by the
Note Insurer to the Noteholders under the Note Insurance Policy on each Payment Date and with respect to each Class of Notes.

          "Interest Period" with respect to any Class of Notes and any Payment Date, means the period commencing on the immediately preceding Payment Date and ending on the day immediately preceding such Payment Date.

          "LIBOR Rate" with respect to any Class of Notes and any Payment Date, the sum of One-Month LIBOR and the applicable Margin.

          "Liquidated Loan" means any Mortgage Loan as to which a Final Recovery Determination has been made.

          "Liquidation Proceeds" means, with respect to any Liquidated Loan, all amounts (including the proceeds of any insurance policy on such Liquidated
Loan) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "Margin" means, with respect to the Class A-1 Notes, for any Payment Date on or before the Initial Redemption Date, 0.65%; for any Payment Date after the Initial Redemption Date, 1.30%. With respect to the Class

A-2 Notes, for any Payment Date on or before the Initial Redemption Date, 0.70%; for any Payment Date after the Initial Redemption Date, 1.40%.

          "Monthly Principal" for each Class of Notes and for any Payment Date will be an amount equal to the related Principal Remittance Amount reduced by the amount of any Overcollateralization Reduction Amount for each Class of Notes with respect to such Payment Date.

          "Note Balance" for each Class of Notes will equal, as of any Payment Date, the related Original Note Balance less all Monthly Principal and Excess Cash paid to the Noteholders of such Class on previous Payment Dates in reduction of the related Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit for the related Group under the Note Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

          "Note Insurer Default" is (x) the failure by the Note Insurer to make a required payment under the Note Insurance Policy or (y) the bankruptcy or insolvency of the Note Insurer.

          "Note Interest" for a Class of Notes and any Payment Date will be an amount equal to interest accrued during the related Interest Period at the related Note Interest Rate on the related Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Notes on such preceding Payment Date). All calculations of interest on the Notes will be computed on the basis of a year of 360 days and the actual number of days in the related Interest Period.

          "Note Interest Rate" means for each Class of Notes, with respect to each Interest Period prior to the Payment Date in October 2003, a rate per annum equal to the LIBOR Rate. For each Class of Notes, with respect to each Interest Period after the Payment Date in October 2003, a rate per annum equal to the least of (i) the LIBOR Rate, (ii) the Available Funds Interest Rate, and (iii) 16%.

          "One-Month LIBOR" means the London interbank offered rate for one-month United States dollar deposits and will be determined as described in "--Calculation of One-Month LIBOR".

          "Overcollateralization Amount" with respect to a Class and any Payment Date is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans in such Group as of the end of the related Due Period exceeds (y) the Note Balance of the related Class of Notes as of such Payment Date after taking into account payments of Monthly Principal and Excess Cash Payments made on such Payment Date.

          "Overcollateralization Deficiency Amount" for each Class of Notes means, with respect to any Payment Date, the excess, if any, of (i) the related Required Overcollateralization Amount applicable to such Payment Date over (ii) the applicable Overcollateralization Amount applicable to such Payment Date (assuming the application of 100% of principal collections received with respect to the related Due Period or during the preceding calendar month, as applicable, but prior to taking into account the payment of any related Excess Cash Payments on such Payment Date).

          "Overcollateralization Deficit" means with respect to a Class and any Payment Date, the amount, if any, by which (x) the related Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any related Excess Cash Payments, exceeds (y) the sum of (i) the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the applicable Due Period, and (ii) the Overcollateralization Amount for the other Class.

          "Overcollateralization Reduction Amount" for each Class of Notes means, for any Payment Date, the lesser of (x) the related Principal Remittance Amount with respect to such Payment Date and (y) the amount by which the applicable Overcollateralization Amount would exceed the Required Overcollateralization Amount (as specified in the Indenture) assuming that 100% of the related Principal Remittance Amount were to be applied as a payment of principal on the Notes.

          "Premium Amount" is the fee paid monthly to the Note Insurer for the
Note Insurance Policy.

          "Prepayment" means any payment of principal of a Mortgage Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal and which is not accompanied by an amount of interest representing the full amount of scheduled interest due in any month or months subsequent to the month of prepayment. Substitution Amounts, the portion of the purchase price of any Mortgage Loan required to be repurchased or substituted by the Contributor pursuant to the Mortgage Loan Contribution Agreement or purchased by the Servicer pursuant to the Servicing Agreement representing principal, and the proceeds of any Insurance Policy that are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments.

          "Principal Balance" means, with respect to each Mortgage Loan and as of any date of determination, the scheduled outstanding Principal Balance thereof on the Cut-Off Date after application of payments of principal due on or prior to the Cut-Off Date, whether or not received, less any principal payments relating to such Mortgage Loan included in previous Monthly Remittance Amounts, provided, however, that the Principal Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the calendar month following the calendar month in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter. For purposes of the statistical presentation of the Mortgage Loans set forth in this Prospectus Supplement, the Principal Balances of the Mortgage Loans were reduced by the amounts of the scheduled principal payments due on October 1, 1998, whether or not received.

          "Principal Remittance Amount" means, as of any Monthly Remittance Date and each Group of Mortgage Loans, the sum, without duplication, of the following: (i) the principal to the extent received or advanced with respect to the related Group of Mortgage Loans with respect to the related Due Period or during the preceding calendar month, as applicable, (ii) the Principal Balance of each such Mortgage Loan that was purchased from the Indenture Trustee during the preceding calendar month, to the extent such Principal Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Contributor in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account during the preceding calendar month, and (iv) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Mortgage Loans during the preceding calendar month (to the extent such Net Liquidation Proceeds related to principal).

          "Required Liquidity Account Balance" means on or prior to the Payment Date in October 2003, with respect to the Liquidity Account for each Class of Notes, an amount equal to 0.50% of the Note Balance of the related Class of Notes as of the Closing Date. After the Payment Date in October 2003, the Required Liquidity Account Balance is zero.

          "Required Liquidity Account Deposit" means with respect to any Payment Date occurring before the Payment Date on which the amount on deposit in a Liquidity Account first equals the Required Liquidity Account Balance, the amount, if any, by which (i) the Required Liquidity Account Balance exceeds (ii) the amount on deposit in such Liquidity Account immediately prior to such date.

          "Required Overcollateralization Amount" means the required level of the Overcollateralization Amount with respect to each Class and any Payment Date, which initially will be 8.00% of the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the Cut-Off Date and may over time decrease or increase, subject to certain floors, caps and triggers described in the Indenture.

          "Swap Agreement" means the master agreement dated as of November 13, 1998, including any schedules attached thereto and confirmation letters executed in connection therewith, between the Index Counterparty and the Trust.

Calculation of One-Month LIBOR

          On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Period following the initial Interest Period relating to the Notes (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Interest Period for the Notes on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Servicer.

          On each Interest Determination Date, One-Month LIBOR for the related Interest Period for the Notes will be established by the Indenture Trustee as follows:

                    (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                    (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Indenture Trustee determines to be either
                    (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period will (in the absence of manifest error) be final and binding.

          For purposes of the first Payment Date after the Closing Date, One-Month LIBOR shall be 5.27781%.

Note Accounts

          Pursuant to the Indenture, the Indenture Trustee shall establish and maintain a segregated trust account with respect to each Class of Notes (each, a "Note Account") from which all payments with respect to such Notes will be made. As described below, not later than two Business Days prior to a Payment Date (the "Monthly Remittance Date"), the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in each Note Account the sum (without duplication) of all amounts on deposit in the Principal and Interest Account that constitute any portion of Available Funds for the related Group and for the related Payment Date. See "Description of Securities--Distributions on Securities" in the Prospectus.

          Any income in each Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in such Note Account for the benefit of the Indenture Trustee, subject to withdrawal from time to time as permitted by the Indenture.

Liquidity Accounts

          Pursuant to the Indenture, the Indenture Trustee shall establish and maintain a segregated trust account for each Class of Notes (each, a "Liquidity Account") for the benefit of the Noteholders of each Class and the
Note Insurer. The Indenture Trustee shall deposit into each Liquidity Account all Excess Cash from the related Group on each Payment Date until the amount on deposit in such account is equal to 0.50% of the Principal Balance of the related Notes as of the Closing Date. Amounts in each Liquidity Account shall be used to (i) pay interest on the related Class of Notes, to the extent Available Funds are insufficient for such purpose, and (ii) to pay principal on either Class of Notes, to the extent there is an Overcollateralization Deficit with respect to such Class after the application of related Monthly Principal, related Excess Cash and funds from the Reserve Account. Any amounts in the Liquidity Accounts will be released to the holders of the Equity Certificates after the Payment Date in October 2003.

Reserve Account

          Pursuant to the Indenture, the Indenture Trustee shall establish and maintain a segregated trust account (the "Reserve Account") for the benefit of the Noteholders of both Classes and the Note Insurer. The Indenture Trustee shall deposit into the Reserve Account all Excess Cash from a Group on each Payment Date from and including the Payment Date on which (i) the related Liquidity Account has been fully funded, and (ii) such Group has reached its Required Overcollateralization Amount. The Indenture Trustee shall continue to deposit such Excess Cash on each Payment Date until the balance on deposit in such account is equal to the excess of (x) the sum of the Required Overcollateralization Amounts for both Classes of Notes over (y) the sum of the Overcollateralization Amounts for both Classes of Notes. Amounts in the Reserve Account shall be paid on each Payment Date to each Class of Notes to the extent of any Realized Loss realized on Mortgage Loans in the related Group, allocated on a pro rata basis and, to the extent of funds available after such payment, to reduce the related Overcollateralization Deficit to zero.

Overcollateralization Feature

          Credit enhancement with respect to each Class of Notes will be provided in part by overcollateralization. On the Closing Date, approximately $91,176,691 aggregate principal balance of Mortgage Loans in Group I will secure the payment of the Class A-1 Note with an initial Principal Balance $87,073,000, and approximately $91,001,412 aggregate principal balance of Mortgage Loans in Group II will secure the payment of the Class A-2 Note with an initial Principal Balance of $86,906,000. With respect to each Class, the initial Overcollateralization Amount is equal to 4.5% of the Aggregate Principal Balance of the related Mortgage Loans as of the Cut-Off Date. The Indenture requires that the Overcollateralization Amount for each Class be increased to, and thereafter maintained at, an amount equal to 8.00% of the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the Cut-Off Date. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash with respect to a Group. Unless a Note Insurer Default has occurred and is continuing, the Note Insurer is permitted to reduce the amount of overcollateralization required to be maintained for either Class.

          The application of Excess Cash for a Group to reduce the Note Balance for the related Class of Notes on any Payment Date will have the effect of accelerating the amortization of such Notes relative to the amortization of the Mortgage Loans in the related Group and of thereby increasing the related Overcollateralization Amount. On and after the date on which a Class of Notes has achieved its Required Overcollateralization Amount, Excess Cash for the related Group will be deposited in the Reserve Account. Such deposits will be made until the sum of the Reserve Account balance and the Overcollateralization Amounts for both Classes equals the sum of the Required Overcollateralization Amounts for both Classes.

          The Indenture generally provides that the related Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers (each, an "Overcollateralization Step-Down Trigger") that allow the related Required Overcollateralization Amount for a Class to decrease or "step down" based on the performance on the Mortgage Loans in the related Group. This performance will be measured by certain delinquency rate tests specified in the Indenture. As long as these tests are met, the Required Overcollateralization Amount will be permitted to decrease, in the manner specified in the Indenture, to no less than 16% of the then current Aggregate Principal Balance of the Mortgage Loans of the related Group, subject to a minimum of the greater of (x) 0.50% of the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the Cut-Off Date, and (y) twice the principal balance of the largest Mortgage Loan then outstanding in the related Group. Any increase in the applicable Required Overcollateralization Amount may result in an accelerated amortization of the related Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount for a Class will result in a decelerated amortization of the Notes in the related Class until such Required Overcollateralization Amount is reached.

          In the event that the Required Overcollateralization Amount for a Class is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Principal Remittance Amount for such Group that would otherwise be paid to the related Notes on any such Payment Date in reduction of the related Note Balance will be released to the holder of the Equity Certificates.

          If any Mortgage Loan became a Liquidated Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." The Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Loan shall equal zero. The Indenture will require that the amount of any Realized Loss be paid to Noteholders of the related Class on the Payment Date following the event of loss, to the extent of funds available in the Reserve Account on such Payment Date. However, the occurrence of a Realized Loss in an amount in excess of funds available in the Reserve Account on such Payment Date will reduce the Overcollateralization Amount for the related Class of Notes, and will result in more Excess Cash, if any, being paid on such Notes in reduction of the related Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

Overcollateralization and the Note Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the
Note Insurance Policy not later than 12:00 noon (New York City time) on the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to the Notes of either Class will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders on such Payment Date. Accordingly, the Note Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Note Insurance Policy guarantees ultimate collection of the full amount of the related Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the related Note Balance.

Reports to the Noteholders

          On each Payment Date, the Indenture Trustee will mail a statement for each Class of Notes to each Noteholder, the Note Insurer and the Underwriter in the form required by the Indenture and setting forth the following information (to the extent the Servicer makes such information available to the Indenture Trustee):

          (a) the amount of such payment to the Noteholders of such Class on the related Payment Date allocable to (i) Monthly Principal (separately setting forth Prepayments) and (ii) any Excess Cash Payment;

          (b) the amount of such payment to the Noteholders of such Class on such Payment Date allocable to Note Interest;

          (c) the Note Balance for such Class after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce such Note Balance on such Payment Date;

          (d) the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the related Due Period;

          (e) the aggregate of the Principal Balances of the Mortgage Loans in the related Group in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the end of the preceding calendar month;

          (f) the number, aggregate Principal Balance of Mortgage Loans in the related Loan Group as of the close of business on the last day of the calendar month preceding such Payment Date that are (a) delinquent one payment, (b) delinquent two payments, (c) delinquent three or more payments, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (it being understood that for purposes of calculating the information described in clauses (a), (b), and (c) above, a Mortgage Loan is delinquent one payment if payment on such Mortgage Loan is one calendar month past due on a contractual basis, a Mortgage Loan is delinquent two payments if payment on such Mortgage Loan is two calendar months past due on a contractual basis and a Mortgage Loan is delinquent three payments if payment on such Mortgage Loan is three calendar months past due on a contractual basis);

          (g) the status and the number and dollar amounts of all Mortgage Loans in the related Group in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Payment Date, separately stating, for this purpose, all Mortgage Loans in the related Group with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

          (h) the number of Mortgagors and the Principal Balances of the related Mortgage Loans in the related Group involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Payment Date;

          (i) the cumulative Realized Losses incurred on the Mortgage Loans in the related Group from the Cut-Off Date to and including the last day of the preceding calendar month;

          (j) the amount of Net Liquidation Proceeds realized on the Mortgage Loans in the related Group during the related Due Period;

          (k) the aggregate amount of the related Servicing Fee retained by the Servicer for the related Group for the related Due Period;

          (l) the aggregate Principal Balance of the three largest outstanding Mortgage Loans in the related Group as of the end of the related Due Period;

          (m) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such payment in the related Group;

          (n) the weighted average Mortgage Interest Rate of the Mortgage Loans in the related Group;

          (o) the amount on deposit in the Reserve Account;

          (p) the amount on deposit in the related Liquidity Account; and

          (q) such other information as the Note Insurer or any Noteholder may reasonably request with respect to delinquent Mortgage Loans in the related Group.

In the case of information furnished pursuant to clauses (a), (b) and (c) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

Optional Redemption of the Class A-1 and the Class A-2 Notes

          Each Class of Notes will be subject to redemption, in whole but not in part, at the option of the majority holder of the Equity Certificates, on or after the earlier to occur of (x) the Payment Date in October 2003, and (y) the first Payment Date on which the Aggregate Principal Balance of the Mortgage Loans has declined to less than 20% of the Aggregate Principal Balance of the Mortgage Loans on the Cut-Off Date (the earlier to occur of such dates, the "Initial Redemption Date").

          Each Class of Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance of such Class, plus accrued but unpaid interest thereon through the end of the Interest Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, (i) any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer, and (ii) the aggregate amount of unpaid Basis Risk Shortfall is paid in full to the related Noteholders. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

          The payment on the final Payment Date in connection with the redemption of a Class of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of such Notes.

Payments to the Holder of the Equity Certificates

          On each Payment Date, any portion of Available Funds for each Group remaining after making payments of interest and principal due on the related Notes and other distributions required on such Payment Date, as specified under "--Payments on the Notes" herein, will be released to the holder of the Equity Certificates, free of the lien of the Indenture Trustee. It is anticipated that the Equity Certificates will be held by the Transferor or an affiliate thereof. Holders of the Equity Certificates will receive any amounts remaining in the Liquidity Account after the Payment Date in October 2003.

The Indenture Trustee

          Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to (i) a fee (the "Indenture Trustee Fee") payable monthly on each Payment Date at a rate equal to one-twelfth of 0.01375% multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the first day of the month immediately preceding the month of such Payment Date, (ii) the income from funds deposited in each Note Account and
(iii) the reimbursement of certain expenses. The Indenture Trustee will also act as successor servicer under the Servicing Agreement and, upon a termination of the Servicer, shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

          The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Trust, the Servicer, the Note Insurer and any Rating Agency, in which event the Trust will be obligated to appoint a successor Indenture Trustee acceptable to the Note Insurer. The Trust, with the prior consent of the Note Insurer, may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however, the Indenture Trustee shall remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Servicer for certain losses and other events to the extent described in the Servicing Agreement.

Voting

          Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Noteholders evidencing specified "Voting Interests," each Noteholder will have a Voting Interest equal to the Percentage Interest represented by such Noteholder's Note. Unless a Note Insurer Default has occurred and is continuing, the Voting Interests of the Noteholders will be exercised solely by or with the consent of the Note Insurer.

Note Events of Default

          An Event of Default with respect to the Notes includes the following: (i) a default in the payment of any principal or interest on either Class of Notes on any Payment Date, which continues unremedied for a period of five days; (ii) failure to perform any other covenant of the Trust in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the Indenture; (iii) any representation or warranty made by the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given; and (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. See "The Agreements--Events of Default; Rights upon Event of Default" in the Prospectus for a description of the rights of Noteholders of a Class in connection with any Event of Default with respect to the Notes. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the related Notes shall be permitted without the consent of the Note Insurer.

                                   THE TRUST

          The Trust is a Delaware business trust established by the Depositor pursuant to the Trust Agreement. After the Closing Date, the interest representing all of the beneficial ownership interest in the Trust (the "Equity Certificates") will initially be held by the Transferor or an affiliate thereof. The principal office of the Trust is located in Wilmington, c/o the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration. The Trust does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                 THE DEPOSITOR

          Financial Asset Securities Corp. (the "Depositor") is a Delaware corporation. The Depositor is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. (the "Underwriter"). See "The Depositor" in the Prospectus and "Method of Distribution" herein. None of the Depositor, National Westminster Bank Plc or any of their affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Notes.

                                THE TRANSFEROR

          OAIC Mortgage Residential Securities Holdings, LLC (the
"Transferor") is a Delaware limited liability company. The Transferor's corporate headquarters are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 and its telephone number is (561) 682-8000.

                                 THE SERVICER

          The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Depositor, the Contributor, the Transferor, the Indenture Trustee, the Note Insurer, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

          Ocwen Federal Bank FSB ("Ocwen"), a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida, will serve as the servicer for the Mortgage Loans (in such capacity, the "Servicer"). Ocwen is a wholly-owned subsidiary of Ocwen Financial

Corporation, a public financial services holding company. As of June 30, 1998, Ocwen had approximately $2.6 billion in assets, approximately $2.4 billion in liabilities and approximately $257 million in equity. As of June 30, 1998, Ocwen's tangible and leveraged capital ratio was approximately 9.64% and its risk-based capital ratio was approximately 16.11%. For the four quarters ended June 30, 1998, Ocwen's income from continuing operations was approximately $65.1 million.

          The major business of the Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

          This subsection describes generally certain characteristics of the Mortgage Loans. The statistical information presented in this Prospectus Supplement concerning the Mortgage Loans is based on the Mortgage Loans in Group I and Group II as of the Cut-Off Date.

          The mortgage loans were originated by Flagstar Bank, FSB and various other originators. The Flagstar loans were originated pursuant to alternative documentation programs. Those originated by various other originators were intended to conform with FNMA, FHLMC, GNMA or other conduit standards but subsequently were discovered not to meet the originally intended FNMA, FHLMC, GNMA or other conduit market parameters, as applicable, due to errors in relevant underwriting documentation or credit deterioration of the borrower. The Mortgage Loans are generally not assumable pursuant to the terms of the related Mortgage Note. See "Certain Prepayment and Yield Considerations" herein.

          None of the Mortgage Loans is or will be insured or guaranteed by the Trust, the Transferor, the Contributor, the Depositor, the Servicer, the Indenture Trustee, the Note Insurer, any originator or any of their respective affiliates, or by any governmental agency or other person.

          As of the Cut-Off Date, the Group I Mortgage Loans consisted of 1,078 Mortgage Loans with an Aggregate Principal Balance totaling $91,176,691.20 (the "Group I Aggregate Principal Balance"), the Group II Mortgage Loans consisted of 730 Mortgage Loans with an Aggregate Principal Balance totaling $91,001,412.48 (the "Group II Aggregate Principal Balance") and the Mortgage Loans in the Trust Estate consisted of 1,808 Mortgage Loans with an Aggregate Principal Balance totaling $182,178,103.68 (the "Aggregate Principal Balance"). As used herein, the term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in Group I and Group II in the Trust Estate at any date of determination.

          No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Mortgage Loan Statistics

          Set forth below in the following tables are descriptions of certain characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated). The information expressed below as a percentage of the Aggregate Principal Balance may not total 100% due to rounding.

           SUMMARY OF CHARACTERISTICS OF THE GROUP I MORTGAGE LOANS

Aggregate Number of Mortgage Loans ................     1,078
Principal Balance
    Aggregate Principal Balance ...................     $91,176,691.20
    Average Principal Balance .....................     $84,579.49
    Range of Principal Balances ...................     $619.48 - $225,638.81
Mortgage Interest Rates
    Weighted Average Mortgage Interest Rate .......     8.73%
    Range of Mortgage Interest Rates ..............     4.00 - 15.25%
Original Term to Maturity
    Weighted Average Original Term to Maturity ....     352 months
    Range of Original Terms to Maturity ...........     60 - 360 months
Remaining Term to Maturity
    Weighted Average Remaining Term to Maturity ...     331 months
    Range of Remaining Term to Maturity ...........     44 - 356 months
Percentage of Fixed Rate Mortgage Loans ...........     21.98%
Percentage of Adjustable Rate Mortgage Loans ......     78.02%
Percentage of First Lien Mortgage Loans ...........     100%
Percentage of Second Lien Mortgage Loans ..........     0%




               PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS

                                    NUMBER OF                                            PERCENTAGE OF
         RANGE OF                    GROUP I               AGGREGATE UNPAID            GROUP I AGGREGATE
  PRINCIPAL BALANCES ($)         MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------  ----------------------  ---------------------------  --------------------------

      619.48 - 50,000                 238                  $8,882,370.26                     9.74%
    50,000.01 - 100,000               509                  36,962,006.76                    40.54
   100,000.01 - 150,000               239                  28,951,645.08                    31.75
   150,000.01 - 200,000                75                  12,762,625.24                    14.00
   200,000.01 - 225,639                17                   3,618,043.86                     3.97
                              ----------------------  ---------------------------  --------------------------
           TOTAL                    1,078                 $91,176,691.20                   100.00%
                              ======================  ===========================  ==========================

As of the Cut-Off Date, the average Principal Balance of the Group I Mortgage Loans was approximately $84,579.

            MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS


                                   NUMBER OF                                         PERCENTAGE OF
    RANGE OF MORTGAGE               GROUP I               AGGREGATE UNPAID          GROUP I AGGREGATE
    INTEREST RATES (%)           MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------------  ----------------------  ------------------------  --------------------------

Less than or equal to 5.000               1                   $19,940.76                   0.02%
       5.001 - 6.000                      8                   838,414.94                   0.92
       6.001 - 7.000                     26                 2,634,518.67                   2.89
       7.001 - 8.000                    304                28,423,579.50                  31.17
       8.001 - 9.000                    386                33,067,295.74                  36.27
      9.001 - 10.000                    163                13,271,553.41                  14.56
      10.001 - 11.000                   116                 8,569,998.27                   9.40
      11.001 - 12.000                    41                 2,241,036.22                   2.46
      12.001 - 13.000                    21                 1,357,179.41                   1.49
      13.001 - 14.000                     9                   608,460.69                   0.67
      14.001 - 15.000                     2                   119,233.77                   0.13
      15.001 - 15.250                     1                    25,479.82                   0.03
                              ======================  ========================  ==========================
           TOTAL                      1,078               $91,176,691.20                 100.00%
                              ======================  ========================  ==========================

As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group I Mortgage Loans was approximately 8.73% per annum.

           ORIGINAL TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS


                                                                                        PERCENTAGE OF
       ORIGINAL TERM            NUMBER OF GROUP I          AGGREGATE UNPAID            GROUP I AGGREGATE
    TO MATURITY (MOS.)           MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------  ----------------------  ---------------------------  --------------------------

             60                          14                 $1,341,886.87                      1.47%
             84                           1                     97,339.90                      0.11
            120                           3                    161,486.96                      0.18
            180                          20                  1,145,857.46                      1.26
            240                           4                    153,867.31                      0.17
            300                           4                    270,254.70                      0.30
            302                           1                     65,398.21                      0.07
            348                           2                    148,914.26                      0.16
            359                           1                     55,557.70                      0.06
            360                       1,028                 87,736,127.83                     96.23
                              ======================  ===========================  ==========================
          TOTAL                       1,078                $91,176,691.20                    100.00%
                              ======================  ===========================  ==========================

As of the Cut-Off Date, the weighted average original term to maturity of the Group I Mortgage Loans was approximately 352 months.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                        OF THE GROUP I MORTGAGE LOANS


                                    NUMBER OF                                            PERCENTAGE OF
                                     GROUP I               AGGREGATE UNPAID            GROUP I AGGREGATE
              STATE              MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  --------------------------

     Alabama                            17                   $972,731.86                       1.07%
     Alaska                              5                    584,361.93                       0.64
     Arizona                            13                  1,153,826.93                       1.27
     Arkansas                            1                     73,213.92                       0.08
     California                         80                  8,908,298.79                       9.77
     Colorado                           19                  1,697,137.11                       1.86
     Connecticut                        15                  1,077,653.26                       1.18
     Delaware                            1                     81,549.30                       0.09
     District of Columbia                4                    316,166.55                       0.35
     Florida                            74                  5,544,280.37                       6.08
     Georgia                            26                  2,367,137.51                       2.60
     Hawaii                              2                    237,961.93                       0.26
     Idaho                               7                    554,139.20                       0.61
     Illinois                           31                  3,007,386.56                       3.30
     Indiana                            20                  1,799,859.83                       1.97
     Iowa                                1                     69,607.35                       0.08
     Kansas                              3                    257,571.26                       0.28
     Kentucky                            3                    187,993.90                       0.21
     Louisiana                          10                    703,158.70                       0.77
     Maine                               7                    449,182.88                       0.49
     Maryland                           20                  1,820,848.70                       2.00
     Massachusetts                      22                  2,105,762.47                       2.31
     Michigan                          347                 28,311,967.73                      31.05
     Minnesota                           3                    383,350.47                       0.42
     Mississippi                         2                    134,582.40                       0.15
     Missouri                           11                    709,347.45                       0.78
     Montana                             1                     75,111.68                       0.08
     Nevada                              5                    387,026.93                       0.42
     New Hampshire                      18                  1,401,695.63                       1.54
     New Jersey                         10                    918,469.10                       1.01
     New Mexico                         19                  1,946,195.62                       2.13
     New York                           27                  2,361,629.55                       2.59
     North Carolina                     16                  1,381,810.75                       1.52
     Ohio                               55                  4,099,026.12                       4.50
     Oklahoma                            3                    143,808.99                       0.16
     Oregon                              5                    501,787.16                       0.55
     Pennsylvania                       11                    931,750.30                       1.02
     Rhode Island                       21                  1,839,726.81                       2.02
     South Carolina                     22                  1,475,430.18                       1.62
     Tennessee                           9                    571,585.99                       0.63
     Texas                              66                  5,252,220.27                       5.76
     Utah                                7                    833,079.17                       0.91
     Vermont                             1                     49,959.51                       0.05
     Virginia                           15                  1,359,776.59                       1.49
     Washington                         17                  1,758,461.80                       1.93
     West Virginia                       2                    164,765.51                       0.18
     Wisconsin                           4                    214,295.18                       0.24
                              ======================  ===========================  ==========================
             TOTAL                   1,078                $91,176,691.20                     100.00%
                              ======================  ===========================  ==========================

No more than 0.62% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

         TYPES OF MORTGAGED PROPERTIES OF THE GROUP I MORTGAGE LOANS



                                    NUMBER OF                                           PERCENTAGE OF
                                     GROUP I               AGGREGATE UNPAID           GROUP I AGGREGATE
              TYPE               MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------

     Condominium                         78                 $5,490,506.74                     6.02%
     Duplex                              44                  3,320,247.41                     3.64
     Manufactured Home                   14                    955,798.98                     1.05
     Other                                5                    268,013.34                     0.29
     PUD                                 30                  2,645,918.65                     2.90
     Single Family                      874                 75,739,874.33                    83.07
     Townhouse                            7                    629,212.59                     0.69
     Triplex                             26                  2,127,119.16                     2.33
                              ======================  ===========================  =========================
             TOTAL                    1,078                $91,176,691.20                   100.00%
                              ======================  ===========================  =========================






                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                    NUMBER OF                                           PERCENTAGE OF
                                     GROUP I               AGGREGATE UNPAID           GROUP I AGGREGATE
           OCCUPANCY              MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------
     Non-Owner Occupied                207                 $14,005,560.25                    15.36%
     Owner Occupied                    871                  77,171,130.95                    84.64
                              ======================  ===========================  =========================
             TOTAL                   1,078                 $91,176,691.20                   100.00%
                              ======================  ===========================  =========================



      DOCUMENTATION TYPES OF THE GROUP I MORTGAGE LOANS (FLAGSTAR LOANS)


                                    NUMBER OF                                            PERCENTAGE OF
                                     GROUP I                                           GROUP I AGGREGATE
                                 MORTGAGE LOANS            AGGREGATE UNPAID            PRINCIPAL BALANCE
    DOCUMENTATION TYPES         (FLAGSTAR LOANS)          PRINCIPAL BALANCE             (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

     Full                               391                $32,614,887.62                    51.40%
     No Income                          348                 29,980,033.22                    47.25
     No Income/No Asset                  11                    857,430.04                     1.35
                              ======================  ===========================  =========================
             TOTAL                      750                $63,452,350.88                   100.00%
                              ======================  ===========================  =========================

                     PURPOSE OF THE GROUP I MORTGAGE LOANS

                                    NUMBER OF                                           PERCENTAGE OF
                                     GROUP I               AGGREGATE UNPAID           GROUP I AGGREGATE
          LOAN PURPOSE           MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------

     Debt Consolidation                  24                 $2,214,496.55                     2.43%
     Equity-Takeout Refinance           236                 19,242,839.24                    21.10
     Purchase                           682                 56,258,951.42                    61.70
     Rate and Term Refinance            132                 13,251,279.49                    14.53
     Unknown                              4                    209,124.50                     0.23
                              ----------------------  ---------------------------  -------------------------
             TOTAL                    1,078                $91,176,691.20                   100.00%
                              ======================  ===========================  =========================



            GROUP I MORTGAGE LOAN RISK CATEGORIES (FLAGSTAR LOANS)


                                    NUMBER OF                                            PERCENTAGE OF
                                     GROUP I                                           GROUP I AGGREGATE
                                 MORTGAGE LOANS            AGGREGATE UNPAID            PRINCIPAL BALANCE
       RISK CATEGORIES           (FLAGSTAR LOANS)         PRINCIPAL BALANCE            (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

             A                          381                $33,438,437.82                     52.70%
             A-                         201                 17,526,570.67                     27.62
             B                           95                  7,400,740.91                     11.66
             C                           56                  3,881,246.48                      6.12
             D                           17                  1,205,355.00                      1.90
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        750                $63,452,350.88                    100.00%
                              ======================  ===========================  =========================






          GROUP I MORTGAGE LOAN RISK CATEGORIES (NON-FLAGSTAR LOANS)

                                     NUMBER OF                                             PERCENTAGE OF
                                      GROUP I                                            GROUP I AGGREGATE
                                   MORTGAGE LOANS             AGGREGATE UNPAID           PRINCIPAL BALANCE
      RISK CATEGORIES           (NON-FLAGSTAR LOANS)         PRINCIPAL BALANCE          (NON-FLAGSTAR LOANS)
----------------------------  -------------------------  ---------------------------  -------------------------

             A                           95                   $ 8,424,636.89                     30.39%
             A-                          35                     2,706,488.62                      9.76
             B                           63                     5,191,218.29                     18.72
             C                           49                     3,967,422.83                     14.31
             D                           86                     7,434,573.69                     26.82
                              -------------------------  ---------------------------  -------------------------
           TOTAL                        328                   $27,724,340.32                    100.00%
                              =========================  ===========================  =========================

           PREPAYMENT PENALTY PERIOD FOR THE GROUP I MORTGAGE LOANS

                                    NUMBER OF                                           PERCENTAGE OF
                                     GROUP I               AGGREGATE UNPAID           GROUP I AGGREGATE
           YEARS                 MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------  ----------------------  ---------------------------  -------------------------

   No prepayment penalty              1,063                $90,093,484.82                    98.81%
             2                            6                    574,934.35                     0.63
             3                            6                    323,731.57                     0.36
             5                            3                    184,540.46                     0.20
                              ----------------------  ---------------------------  -------------------------
           TOTAL                      1,078                $91,176,691.20                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date, the weighted average prepayment penalty period of the Group I Mortgage Loans with prepayment penalties was approximately 2.81 years.





  CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS (FLAGSTAR LOANS)


                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
     RANGE OF CURRENT                GROUP I                                          BALANCE OF GROUP I
   LOAN-TO-VALUE RATIOS*         MORTGAGE LOANS            AGGREGATE UNPAID             MORTGAGE LOANS
            (%)                 (FLAGSTAR LOANS)          PRINCIPAL BALANCE            (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

       18.52 - 20.00                      1                    $51,490.73                     0.08%
       20.01 - 30.00                      8                    352,429.62                     0.56
       30.01 - 40.00                     17                    874,172.41                     1.38
       40.01 - 50.00                     34                  2,417,026.08                     3.81
       50.01 - 60.00                     70                  5,602,066.54                     8.83
       60.01 - 70.00                    160                 13,230,133.75                    20.85
       70.01 - 80.00                    365                 33,172,758.83                    52.28
       80.01 - 90.00                     80                  6,485,745.19                    10.22
       90.01 - 94.60                     15                  1,266,527.73                     2.00
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        750                $63,452,350.88                   100.00%
                              ======================  ===========================  =========================


As of the Cut-Off Date the weighted average current Loan-to-Value Ratio for the Group I Mortgage Loans (Flagstar Loans) was 70.87%.

*The current Loan-To-Value Ratio for a Flagstar Loan is calculated by dividing the Principal Balance of such Mortgage Loan as of the Cut-Off Date by the lesser of (a) appraised value of the related Mortgaged Property as shown on an appraisal obtained in connection with and prior to the origination of such Mortgage Loan and (b) the purchase price for such Mortgaged Property ascertained at the time of the origination of such Mortgage Loan.

          CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS
                             (NON-FLAGSTAR LOANS)


                                  NUMBER OF                                           PERCENTAGE OF GROUP I
   RANGE OF CURRENT                GROUP I                                             AGGREGATE PRINCIPAL
LOAN-TO-VALUE RATIOS*          MORTGAGE LOANS              AGGREGATE UNPAID                 BALANCE
         (%)                (NON-FLAGSTAR LOANS)          PRINCIPAL BALANCE           (NON-FLAGSTAR LOANS)
-----------------------   --------------------------  ---------------------------  -------------------------
       0.50 -  10.00                 2                        $32,891.64                     0.12%
      20.01 -  30.00                 4                        101,387.48                     0.37
      30.01 -  40.00                 1                         24,527.29                     0.09
      40.01 -  50.00                 4                        338,644.41                     1.22
      50.01 -  60.00                11                        705,133.59                     2.54
      60.01 -  70.00                27                      1,710,329.74                     6.17
      70.01 -  80.00                57                      4,646,667.54                    16.76
      80.01 -  90.00                55                      4,959,975.42                    17.89
      90.01 - 100.00                92                      8,853,239.15                    31.93
     100.01 - 110.00                42                      3,456,254.78                    12.47
     110.01 - 120.00                10                        976,824.32                     3.52
     120.01 - 130.00                 8                        693,725.24                     2.50
     130.01 - 140.00                 3                        214,537.83                     0.77
     140.01 - 150.00                 2                        213,215.82                     0.77
     150.01 - 160.00                 2                        143,558.69                     0.52
     160.01 - 170.00                 1                        127,935.43                     0.46
     170.01 - 180.00                 3                        196,042.44                     0.71
     180.01 - 190.00                 1                        103,446.98                     0.37
 Greater than 200.00                 3                        226,002.53                     0.82

-----------------------   --------------------------  ---------------------------  -------------------------
        TOTAL                       328                    $27,724,340.32                   100.00%
                          ==========================  ===========================  =========================


As of the Cut-Off Date the weighted average current Loan-to-Value Ratio for the Group I Mortgage Loans (Non-Flagstar Loans) was 92.41%.

*The current Loan-To-Value Ratio for a Non-Flagstar Loan is calculated by dividing the Principal Balance of such Mortgage Loan as of the Cut-Off Date by the low review value shown in a broker's price opinion obtained in connection with and prior to the acquisition of such Mortgage Loan by the Contributor.

            DISTRIBUTION OF GROUP I ADJUSTABLE RATE MORTGAGE LOANS
                               BY GROSS MARGINS







                                                                                         PERCENTAGE OF
                                    NUMBER OF                                         AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP I
         RANGE OF                     RATE                 AGGREGATE UNPAID             ADJUSTABLE RATE
     GROSS MARGINS (%)            MORTGAGE LOANS           PRINCIPAL BALANCE              MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

          Unknown                        3                   $126,347.90                     0.18%
       1.751 - 2.000                     8                    663,162.72                     0.93
       2.001 - 2.250                     3                    243,805.75                     0.34
       2.251 - 2.500                     7                    468,545.19                     0.66
       2.501 - 2.750                    55                  5,639,422.48                     7.93
       2.751 - 3.000                    79                  8,567,195.23                    12.04
       3.001 - 3.250                     8                    542,313.72                     0.76
       3.251 - 3.500                    83                  7,505,238.38                    10.55
       3.501 - 3.750                     5                    362,010.47                     0.51
       3.751 - 4.000                    64                  5,926,271.23                     8.33
       4.251 - 4.500                     9                    893,478.39                     1.26
       4.501 - 4.750                    24                  1,772,037.97                     2.49
       4.751 - 5.000                   430                 35,816,316.58                    50.35
       5.251 - 5.500                    15                  1,009,138.40                     1.42
       5.501 - 5.750                     2                    108,280.46                     0.15
       5.751 - 6.000                     3                    338,037.07                     0.48
       6.001 - 6.250                     3                    213,038.29                     0.30
       6.251 - 6.500                     3                    179,170.73                     0.25
       7.001 - 7.250                     2                     90,583.62                     0.13
       7.251 - 7.500                     2                    109,399.95                     0.15
       7.751 - 8.000                     2                    132,315.35                     0.19
       8.251 - 8.500                     2                    266,134.18                     0.37
       8.501 - 8.750                     1                     42,317.76                     0.06
       9.251 - 9.300                     1                    120,109.27                     0.17
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       814                $71,134,671.09                   100.00%
                              ======================  ===========================  =========================


As of the Cut-Off Date the weighted average Gross Margin for the Group I Adjustable Rate Mortgage Loans was 4.30% (excluding Mortgage Loans with unknown Gross Margins).

            DISTRIBUTION OF GROUP I ADJUSTABLE RATE MORTGAGE LOANS
                                BY MAXIMUM RATE


                                                                                         PERCENTAGE OF
                                    NUMBER OF                                         AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP I
         RANGE OF                     RATE                 AGGREGATE UNPAID             ADJUSTABLE RATE
     MAXIMUM RATES (%)           MORTGAGE LOANS           PRINCIPAL BALANCE              MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

      No Maximum Rate                    1                     $95,547.63                     0.13%
       6.001 - 7.000                     1                      34,766.93                     0.05
       8.001 - 9.000                     2                    180,0421.31                     0.25
      9.001 - 10.000                     3                     169,945.20                     0.24
      10.001 - 11.000                   17                   1,660,385.09                     2.33
      11.001 - 12.000                   30                   3,068,423.70                     4.31
      12.001 - 13.000                   20                   2,510,245.07                     3.53
      13.001 - 14.000                  204                  19,789,411.00                    27.82
      14.001 - 15.000                  282                  24,023,399.08                    33.77
      15.001 - 16.000                  119                   9,539,364.32                    13.41
      16.001 - 17.000                   79                   6,336,515.94                     8.91
      17.001 - 18.000                   36                   2,055,833.18                     2.89
      18.001 - 19.000                   10                     737,789.20                     1.04
      19.001 - 20.000                    5                     448,587.25                     0.63
      20.001 - 21.000                    4                     441,636.17                     0.62
      21.001 - 21.725                    1                      42,779.02                     0.06
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       814                 $71,134,671.09                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average Maximum Rate for the Group I Adjustable Rate Mortgage Loans was 14.55% (excluding the Mortgage Loans with no Maximum Rate).

            DISTRIBUTION OF GROUP I ADJUSTABLE RATE MORTGAGE LOANS
                                BY MINIMUM RATE

                                                                                         PERCENTAGE OF
                                    NUMBER OF                                         AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP I
         RANGE OF                     RATE                 AGGREGATE UNPAID             ADJUSTABLE RATE
     MAXIMUM RATES (%)           MORTGAGE LOANS           PRINCIPAL BALANCE              MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

      No Minimum Rate                    3                    $126,347.90                     0.18%
       1.001 - 2.000                     6                     415,454.26                     0.58
       2.001 - 3.000                   127                  13,194,878.16                    18.55
       3.001 - 4.000                    56                   5,175,441.73                     7.28
       4.001 - 5.000                   340                  27,569,053.15                    38.76
       5.001 - 6.000                    10                     611,883.91                     0.86
       6.001 - 7.000                     2                      91,199.49                     0.13
       7.001 - 8.000                    81                   8,234,584.88                    11.58
       8.001 - 9.000                    92                   7,864,770.66                    11.06
      9.001 - 10.000                    49                   4,014,253.85                     5.64
      10.001 - 11.000                   32                   2,870,977.85                     4.04
      11.001 - 12.000                    9                     516,781.40                     0.73
      12.001 - 13.000                    2                     101,548.64                     0.14
      13.001 - 14.000                    4                     304,716.19                     0.43
      14.001 - 14.725                    1                      42,779.02                     0.06
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       814                 $71,134,671.09                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average Minimum Rate for the Group I Adjustable Rate Mortgage Loans was 5.79%.

           LOAN INDEX OF THE GROUP I ADJUSTABLE RATE MORTGAGE LOANS


                                                                                         PERCENTAGE OF
                                    NUMBER OF                                         AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP I
                                      RATE                 AGGREGATE UNPAID             ADJUSTABLE RATE
   INITIAL PERIOD/INDEX           MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

10yr Fixed;1yr TBILL                      1                   $213,100.95                     0.30%
1yr Fixed;1yr TBILL                     338                 29,518,846.45                    41.50
2yr Fixed;1yr TBILL                      15                  1,479,304.20                     2.08
2yr Fixed;6mo LIBOR ARM                   8                    671,057.50                     0.94
3yr Fixed;1yr TBILL                     274                 23,887,094.92                    33.58
3yr Fixed;3yr TBILL                      13                  1,155,499.24                     1.62
3yr Fixed;6mo LIBOR ARM                   1                    111,769.52                     0.16
4yr Fixed;1yr TBILL                       7                    423,004.89                     0.59
5yr Fixed;1yr TBILL                     146                 12,741,939.37                    17.91
6 Month LIBOR ARM                         6                    401,517.80                     0.56
6 Month;1yr TBILL                         1                     95,547.63                     0.13
6 Month;6Mo TBILL                         3                    368,811.16                     0.52
6yr Fixed;1yr TBILL                       1                     67,177.46                     0.09
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        814                $71,134,671.09                   100.00%
                              ======================  ===========================  =========================



    INITIAL PERIODIC RATE CAP OF THE GROUP I ADJUSTABLE RATE MORTGAGE LOANS



                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP 1
   INITIAL PERIODIC RATE              RATE                 AGGREGATE UNPAID            ADJUSTABLE RATE
          CAP (%)                MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

             0.000%                      3                     $103,069.63                    0.14%
             1.000                      55                    5,006,858.97                    7.04
             1.500                       5                      347,122.03                    0.49
             2.000                     583                   49,778,940.04                   69.98
             2.500                       3                      264,842.16                    0.37
             3.000                      11                    1,147,070.47                    1.61
             4.000                     148                   13,855,483.68                   19.48
             4.750                       1                       42,687.52                    0.06
             5.000                       1                       74,149.32                    0.10
             5.250                       1                      170,810.35                    0.24
             6.000                       3                      343,636.92                    0.48
                              ----------------------  ---------------------------  -------------------------
             TOTAL                     814                  $71,134,671.09                  100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average initial periodic rate cap on the Group I Adjustable Rate Mortgage Loans was 2.36%.

        PERIODIC RATE CAP OF THE GROUP I ADJUSTABLE RATE MORTGAGE LOANS



                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
                               GROUP I ADJUSTABLE                                     BALANCE OF GROUP I
                                      RATE                 AGGREGATE UNPAID            ADJUSTABLE RATE
   PERIODIC RATE CAP (%)         MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

             0.000%                      2                     $89,011.20                     0.13%
             0.750                       1                      82,657.46                     0.12
             1.000                      65                   5,950,870.26                     8.37
             1.500                       5                     384,573.84                     0.54
             2.000                     734                  64,002,230.97                    89.97
             2.500                       3                     264,842.16                     0.37
             3.000                       1                      87,397.96                     0.12
             3.500                       1                      27,854.14                     0.04
             5.000                       1                      74,422.75                     0.10
             5.250                       1                     170,810.35                     0.24
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       814                 $71,134,671.09                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average periodic rate cap for the Group I Adjustable Rate Mortgage Loans was 1.92%.

     NEXT ADJUSTMENT DATES FOR THE GROUP I ADJUSTABLE RATE MORTGAGE LOANS


NEXT ADJUSTMENT DATE     NUMBER OF       AGGREGATE UNPAID      PERCENTAGE OF
       11/1/98               51          $4,121,525.57               5.79%
       12/1/98               22           1,794,364.24               2.52
       1/1/99                40           3,606,260.33               5.07
       2/1/99                34           3,189,042.35               4.48
       2/2/99                 1              54,008.41               0.08
       3/1/99                29           3,002,682.16               4.22
       3/15/99                1              42,114.74               0.06
       3/25/99                1              61,256.74               0.09
       4/1/99                33           2,932,977.76               4.12
       4/15/99                2             144,016.51               0.20
       4/23/99                1              77,480.25               0.11
       5/1/99                 8             706,687.96               0.99
       6/1/99                 5             389,217.21               0.55
       7/1/99                37           3,361,886.52               4.73
       7/15/99                1              94,202.77               0.13
       8/1/99                27           2,100,832.43               2.95
       8/17/99                1             100,547.89               0.14
       9/1/99                23           2,323,287.87               3.27
       9/7/99                 1              14,058.43               0.02
       10/1/99               50           4,245,098.92               5.97
       11/1/99                1             186,843.45               0.26
       12/1/99               14           1,269,591.72               1.78
       3/1/00                 1             127,935.43               0.18
       4/1/00                 1             125,725.52               0.18
       5/1/00                 2             209,500.85               0.29
       6/1/00                 3             238,837.17               0.34
       7/1/00                 1              88,523.51               0.10
       8/1/00                 5             383,061.24               0.54
       9/1/00                18           1,432,230.98               2.01
       10/1/00               28           2,639,875.60               3.71
       11/1/00               32           3,031,543.92               4.26
       12/1/00               22           1,715,904.34               2.41
       1/1/01                60           5,511,962.08               7.75
       2/1/01                31           2,771,490.56               3.90
       3/1/01                33           2,788,963.86               3.92
       4/1/01                37           2,754,411.98               3.87
       5/1/01                 3             194,713.39               0.27
       6/1/01                 1              70,251.67               0.10
       7/1/01                 1             176,822.31               0.25
       8/1/01                 1              64,365.47               0.09
       10/1/01                1              42,779.02               0.06
       11/1/01                1              57,251.92               0.08
       12/1/01                6             365,752.97               0.51
       5/1/02                 1              42,625.83               0.06
       8/1/02                 3             172,976.22               0.24
       9/1/02                15           1,242,316.64               1.75
       10/1/02               22           1,869,071.26               2.63
       11/1/02               25           2,079,267.46               2.92
       12/1/02               19           1,655,512.75               2.33
       1/1/03                25           2,541,681.77               3.57
       2/1/03                10             860,631.86               1.21
       3/1/03                13             970,529.22               1.36
       4/1/03                 8             829,891.65               1.17
       12/1/03                1              67,177.46               0.09
       8/1/05                 1             213,100.95               0.30
                        -----------    ------------------    -------------------
        TOTAL               814          $71,134,671.09            100.00%
                        ===========    ==================    ===================

           SUMMARY OF CHARACTERISTICS OF THE GROUP II MORTGAGE LOANS

Aggregate Number of Mortgage Loans ..................   730
Principal Balance
    Aggregate Principal Balance .....................   $91,001,412.48
    Average Principal Balance .......................   $124,659.47
    Range of Principal Balances .....................   $3,930.49 - $992,366.26
Mortgage Interest Rates
    Weighted Average Mortgage Interest Rate .........   8.77%
    Range of Mortgage Interest Rates ................   3.00 - 15.50%
Original Term to Maturity
    Weighted Average Original Term to Maturity ......   347 months
    Range of Original Terms to Maturity .............   60 - 360 months
Remaining Term to Maturity
    Weighted Average Remaining Term to Maturity .....   323 months
    Range of Remaining Term to Maturity .............   45 - 354 months
Percentage of Fixed Rate Mortgage Loans .............   22.39%
Percentage of Adjustable Rate Mortgage Loans ........   77.61%
Percentage of First Lien Mortgage Loans .............   99.78%
Percentage of Second Lien Mortgage Loans ............   0.22%




               PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS


                                      NUMBER OF                                         PERCENTAGE OF
          RANGE OF                    GROUP II              AGGREGATE UNPAID         GROUP II AGGREGATE
   PRINCIPAL BALANCES ($)          MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
------------------------------  ----------------------  -------------------------  ------------------------

      3,930.00 - 50,000                   156                $5,767,001.73                   6.34%
     50,000.01 - 100,000                  253                18,553,083.64                  20.39
    100,000.01 - 150,000                  137                16,608,257.09                  18.25
    150,000.01 - 200,000                   41                 6,898,388.51                   7.58
    200,000.01 - 250,000                   48                11,058,773.22                  12.15
    250,000.01 - 300,000                   42                11,622,454.98                  12.77
    300,000.01 - 350,000                   28                 9,036,812.76                   9.93
    350,000.01 - 400,000                   13                 4,866,817.59                   5.35
    400,000.01 - 450,000                    4                 1,690,413.96                   1.86
    450,000.01 - 500,000                    2                   920,838.74                   1.01
    500,000.01 - 550,000                    3                 1,611,019.20                   1.77
    600,000.01 - 650,000                    1                   631,197.15                   0.69
    700,000.01 - 750,000                    1                   743,987.65                   0.82
    950,000.01 - 992,366                    1                   992,366.26                   1.09
                                ----------------------  -------------------------  ------------------------
            TOTAL                         730               $91,001,412.48                 100.00%
                                ======================  =========================  ========================


As of the Cut-Off Date, the average Principal Balance of the Group II Mortgage Loans was approximately $124,659.

            MORTGAGE INTEREST RATES OF THE GROUP II MORTGAGE LOANS


                                      NUMBER OF                                         PERCENTAGE OF
 RANGE OF MORTGAGE INTEREST           GROUP II              AGGREGATE UNPAID         GROUP II AGGREGATE
          RATES (%)                MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
------------------------------  ----------------------  -------------------------  ------------------------

 Less than or equal to 5.000               2                    $15,484.84                   0.02%
        5.001 - 6.000                      1                    214,681.30                   0.24
        6.001 - 7.000                      7                  2,550,610.08                   2.80
        7.001 - 8.000                    125                 21,862,188.96                  24.02
        8.001 - 9.000                    327                 42,106,696.27                  46.27
       9.001 - 10.000                    115                 11,334,051.64                  12.45
       10.001 - 11.000                    93                  7,491,695.99                   8.23
       11.001 - 12.000                    34                  3,542,208.89                   3.89
       12.001 - 13.000                    15                    732,561.73                   0.81
       13.001 - 14.000                     8                  1,050,829.20                   1.15
       14.001 - 15.000                     1                     46,879.98                   0.05
       15.001 - 15.500                     2                     53,523.60                   0.06
                                ----------------------  -------------------------  ------------------------
            TOTAL                        730                $91,001,412.48                 100.00%
                                ======================  =========================  ========================


As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was approximately 8.77% per annum.

           ORIGINAL TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS


                                      NUMBER OF                                         PERCENTAGE OF
        ORIGINAL TERM                 GROUP II              AGGREGATE UNPAID         GROUP II AGGREGATE
     TO MATURITY (MOS.)            MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
------------------------------  ----------------------  -------------------------  ------------------------

              60                            8                   $757,867.11                  0.83%
             180                           34                  4,778,910.68                  5.25
             240                            9                    774,235.11                  0.85
             298                            1                     45,546.69                  0.05
             300                            4                    220,379.66                  0.24
             354                            1                     52,302.00                  0.06
             360                          673                 84,372,171.23                 92.72
                                ----------------------  -------------------------  ------------------------
            TOTAL                         730                $91,001,412.48                100.00%
                                ======================  =========================  ========================


As of the Cut-Off Date, the weighted average original term to maturity of the Group II Mortgage Loans was approximately 347 months.

     GEOGRAPHIC DISTRIBUTION OF PROPERTIES OF THE GROUP II MORTGAGE LOANS


                                    NUMBER OF                                            PERCENTAGE OF
                                    GROUP II               AGGREGATE UNPAID           GROUP II AGGREGATE
             STATE               MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  --------------------------

     Alabama                             6                   $836,741.41                       0.92%
     Alaska                              1                    233,327.97                       0.26
     Arizona                            10                  2,219,320.64                       2.44
     Arkansas                            1                    281,355.71                       0.31
     California                         52                  9,727,283.53                      10.69
     Colorado                           13                  3,227,752.22                       3.55
     Connecticut                        16                  2,676,975.98                       2.94
     District of Columbia                3                    672,457.00                       0.74
     Florida                            47                  3,772,055.51                       4.15
     Georgia                            17                  2,402,346.11                       2.64
     Hawaii                              1                    233,505.61                       0.26
     Idaho                               3                    482,065.39                       0.53
     Illinois                           24                  3,082,250.16                       3.39
     Indiana                             6                    451,541.79                       0.50
     Iowa                                2                    161,515.19                       0.18
     Kansas                              4                    337,672.85                       0.37
     Kentucky                            2                    202,190.55                       0.22
     Louisiana                           6                    397,856.37                       0.44
     Maine                               9                  1,218,213.89                       1.34
     Maryland                            7                  1,064,791.74                       1.17
     Massachusetts                      23                  4,178,328.19                       4.59
     Michigan                          211                 20,021,055.56                      22.00
     Minnesota                           4                    268,472.72                       0.30
     Mississippi                         3                    170,369.88                       0.19
     Missouri                            7                    529,446.27                       0.58
     Montana                             2                    259,887.36                       0.29
     Nebraska                            1                    330,500.52                       0.36
     Nevada                              6                  1,111,049.64                       1.22
     New Hampshire                      11                  1,040,045.96                       1.14
     New Jersey                         15                  2,987,170.38                       3.28
     New Mexico                         16                  1,899,791.59                       2.09
     New York                           29                  4,191,893.09                       4.61
     North Carolina                     11                  1,241,209.99                       1.36
     Ohio                               51                  4,337,884.92                       4.77
     Oklahoma                            2                    321,547.70                       0.35
     Oregon                              2                    367,987.11                       0.40
     Pennsylvania                        4                    452,580.98                       0.50
     Rhode Island                       12                  1,814,639.94                       1.99
     South Carolina                     30                  4,757,842.52                       5.23
     Tennessee                           4                    875,813.15                       0.96
     Texas                              27                  3,654,672.60                       4.02
     Utah                                7                    509,288.00                       0.56
     Virginia                            4                    459,349.96                       0.50
     Washington                         12                  1,101,624.57                       1.21
     West Virginia                       1                     38,783.42                       0.04
     Wisconsin                           3                    283,151.32                       0.31
     Wyoming                             2                    115,805.52                       0.13
                              ----------------------  ---------------------------  --------------------------
             TOTAL                     730                $91,001,412.48                     100.00%
                              ======================  ===========================  ==========================

No more than 1.11% of the Group II Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

         TYPES OF MORTGAGED PROPERTIES OF THE GROUP II MORTGAGE LOANS


                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II               AGGREGATE UNPAID           GROUP II AGGREGATE
              TYPE               MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------

     Condominium                         47                 $4,426,820.47                     4.86%
     Duplex                              37                  2,980,822.52                     3.28
     Manufactured Home                    8                    528,801.39                     0.58
     Other                                2                    102,947.12                     0.11
     PUD                                 26                  5,375,580.58                     5.91
     Single Family                      594                 75,357,485.66                    82.81
     Triplex                             16                  2,228,954.74                     2.45
                              ----------------------  ---------------------------  -------------------------
             TOTAL                      730                $91,001,412.48                   100.00%
                              ======================  ===========================  =========================



                OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS


                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II               AGGREGATE UNPAID           GROUP II AGGREGATE
           OCCUPANCY             MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------

     Non-Owner Occupied                134                  $13,794,498.40                   15.16%
     Owner Occupied                    596                   77,206,914.08                   84.84
                              ----------------------  ---------------------------  -------------------------
             TOTAL                     730                  $91,001,412.48                  100.00%
                              ======================  ===========================  =========================


      DOCUMENTATION TYPES OF THE GROUP II MORTGAGE LOANS (FLAGSTAR LOANS)

                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II                                          GROUP II AGGREGATE
                                 MORTGAGE LOANS            AGGREGATE UNPAID           PRINCIPAL BALANCE
    DOCUMENTATION TYPE          (FLAGSTAR LOANS)          PRINCIPAL BALANCE            (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

     Full                               273                $31,299,421.60                    53.97%
     No Income                          218                 25,361,037.41                    43.73
     No Income/No Asset                  10                  1,337,053.82                     2.31
                              ----------------------  ---------------------------  -------------------------
             TOTAL                      501                $57,997,512.83                   100.00%
                              ======================  ===========================  =========================

                    PURPOSE OF THE GROUP II MORTGAGE LOANS


                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II               AGGREGATE UNPAID           GROUP II AGGREGATE
          LOAN PURPOSE           MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -----------------------  ----------------------  ---------------------------  -------------------------

     Consolidation                        1                    $41,453.62                     0.05%
     Construction                         1                    297,082.04                     0.33
     Debt Consolidation                  16                  1,904,589.66                     2.09
     Equity-Takeout                     158                 19,598,471.06                    21.54
     Refinance
     Purchase                           440                 50,606,325.21                    55.61
     Rate and Term                      113                 18,527,559.14                    20.36
     Refinance
     Unknown                              1                     25,931.75                     0.03
                              ----------------------  ---------------------------  -------------------------
             TOTAL                      730                $91,001,412.48                   100.00%
                              ======================  ===========================  =========================



            GROUP II MORTGAGE LOAN RISK CATEGORIES (FLAGSTAR LOANS)

                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II                                          GROUP II AGGREGATE
                                 MORTGAGE LOANS            AGGREGATE UNPAID           PRINCIPAL BALANCE
      RISK CATEGORIES           (FLAGSTAR LOANS)          PRINCIPAL BALANCE            (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

             A                          229                $28,100,417.53                     48.45%
             A-                         148                 18,521,020.98                     31.93
             B                           73                  7,254,207.43                     12.51
             C                           20                  1,394,519.77                      2.40
             D                           31                  2,727,347.12                      4.70
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        501                $57,997,512.83                    100.00%
                              ======================  ===========================  =========================



          GROUP II MORTGAGE LOAN RISK CATEGORIES (NON-FLAGSTAR LOANS)

                                     NUMBER OF                                             PERCENTAGE OF
                                      GROUP II                                           GROUP II AGGREGATE
                                   MORTGAGE LOANS             AGGREGATE UNPAID           PRINCIPAL BALANCE
      RISK CATEGORIES           (NON-FLAGSTAR LOANS)         PRINCIPAL BALANCE          (NON-FLAGSTAR LOANS)
----------------------------  -------------------------  ---------------------------  -------------------------

             A                           75                   $13,299,281.56                     40.30%
             A-                          19                     2,294,391.34                      6.95
             B                           52                     6,283,464.76                     19.04
             C                           39                     5,290,600.23                     16.03
             D                           44                     5,836,161.76                     17.68
                              -------------------------  ---------------------------  -------------------------
           TOTAL                        229                   $33,003,899.65                    100.00%
                              =========================  ===========================  =========================

           PREPAYMENT PENALTY PERIOD FOR THE GROUP II MORTGAGE LOANS


                                    NUMBER OF                                           PERCENTAGE OF
                                    GROUP II               AGGREGATE UNPAID           GROUP II AGGREGATE
           YEARS                 MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------  ----------------------  ---------------------------  -------------------------

   No prepayment penalty                707                $88,598,043.37                    97.36%
             1                            1                     11,666.39                     0.01
             2                            8                    877,640.52                     0.96
             3                           11                  1,008,933.77                     1.11
             5                            3                    505,128.43                     0.56
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        730                $91,001,412.48                   100.00%
                              ======================  ===========================  =========================


As of the Cut-Off Date the weighted average prepayment penalty period of the Group II Mortgage Loans with prepayment penalties was approximately 3.05 years.

 CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS (FLAGSTAR LOANS)


                                                                                         PERCENTAGE OF
                                    NUMBER OF                                              GROUP II
       RANGE OF CURRENT             GROUP II                                          AGGREGATE PRINCIPAL
     LOAN-TO-VALUE RATIOS         MORTGAGE LOANS           AGGREGATE UNPAID                 BALANCE
              (%)                (FLAGSTAR LOANS)         PRINCIPAL BALANCE            (FLAGSTAR LOANS)
----------------------------  ----------------------  ---------------------------  -------------------------

       16.94 - 20.00                     1                     $49,958.82                     0.09%
       20.01 - 30.00                     3                     107,550.85                     0.19
       30.01 - 40.00                    10                     766,116.89                     1.32
       40.01 - 50.00                    20                   2,290,366.70                     3.95
       50.01 - 60.00                    37                   3,911,815.87                     6.74
       60.01 - 70.00                   114                  14,267,380.65                    24.60
       70.01 - 80.00                   255                  30,168,737.22                    52.02
       80.01 - 90.00                    49                   4,973,716.39                     8.58
      90.01 - 100.00                    11                   1,332,812.22                     2.30
      150.01 - 158.36                    1                     129,057.22                     0.22
                              ----------------------  ---------------------------  -------------------------
     TOTAL                             501                 $57,997,512.83                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average current Loan-to-Value ratio for the Group II Mortgage Loans (Flagstar Loans) was 71.40%.

*The current Loan-To-Value Ratio for a Flagstar Loan is calculated by dividing the Principal Balance of such Mortgage Loan as of the Cut-Off Date by the lesser of (a) appraised value of the related Mortgaged Property as shown on an appraisal obtained in connection with and prior to the origination of such Mortgage Loan and (b) the purchase price for such Mortgaged Property ascertained at the time of the origination of such Mortgage Loan.

CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS (NON-FLAGSTAR LOANS)


                                                                                        PERCENTAGE OF
                                   NUMBER OF                                         AGGREGATE PRINCIPAL
                                    GROUP II                                         BALANCE OF GROUP II
    RANGE OF CURRENT             MORTGAGE LOANS           AGGREGATE UNPAID              MORTGAGE LOANS
LOAN-TO-VALUE RATIOS (%)      (NON-FLAGSTAR LOANS)        PRINCIPAL BALANCE          (NON-FLAGSTAR LOANS)
--------------------------  -------------------------  --------------------------  -------------------------

    7.37 -  10.00                      1                        $11,062.42                    0.03%
   20.01 -  30.00                      2                         35,067.85                    0.11
   30.01 -  40.00                      3                        636,032.45                    1.93
   40.01 -  50.00                      6                      1,098,071.55                    3.33
   50.01 -  60.00                     15                      1,444,883.46                    4.38
   60.01 -  70.00                     28                      3,887,485.00                   11.78
   70.01 -  80.00                     35                      7,240,513.82                   21.94
   80.01 -  90.00                     51                      8,474,164.98                   25.68
   90.01 - 100.00                     48                      5,744,533.27                   17.41
  100.01 - 110.00                     15                      1,771,040.05                    5.37
  110.01 - 120.00                     13                      1,500,218.78                    4.55
  120.01 - 130.00                      3                        154,407.40                    0.47
  130.01 - 140.00                      1                        107,592.89                    0.33
  140.01 - 150.00                      3                        509,749.87                    1.54
  150.01 - 160.00                      3                        203,594.38                    0.62
  180.01 - 190.00                      1                         95,378.66                    0.29
Greater than 200.00                    1                         90,102.82                    0.27
                            -------------------------  --------------------------  -------------------------
    TOTAL                            229                    $33,003,899.65                  100.00%
                            =========================  ==========================  =========================

As of the Cut-Off Date the weighted average current Loan-to-Value ratio for the Group II Mortgage Loans (Non-Flagstar Loans) was 83.63%.

*The current Loan-To-Value Ratio for a Non-Flagstar Loan is calculated by dividing the Principal Balance of such Mortgage Loan as of the Cut-Off Date by the low review value shown in a broker's price opinion obtained in connection with and prior to the acquisition of such Mortgage Loan by the Contributor.

            DISTRIBUTION OF GROUP II ADJUSTABLE RATE MORTGAGE LOANS
                               BY GROSS MARGINS



                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
                                    GROUP II                                         BALANCE OF GROUP II
         RANGE OF                ADJUSTABLE RATE           AGGREGATE UNPAID            ADJUSTABLE RATE
     GROSS MARGINS (%)           MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

           2.000                         2                    $445,713.83                     0.63%
       2.001 - 2.250                     1                     236,426.87                     0.33
       2.251 - 2.500                     3                     571,490.25                     0.81
       2.501 - 2.750                    34                   6,635,189.15                     9.40
       2.751 - 3.000                    74                  13,281,761.98                    18.81
       3.001 - 3.250                     5                     755,373.35                     1.07
       3.251 - 3.500                    54                   5,958,311.85                     8.44
       3.501 - 3.750                     6                     241,776.94                     0.34
       3.751 - 4.000                    47                   6,033,572.61                     8.54
       4.251 - 4.500                     5                     504,281.25                     0.71
       4.501 - 4.750                    17                   1,266,666.48                     1.79
       4.751 - 5.000                   274                  31,182,547.55                    44.15
       5.251 - 5.500                    10                     466,935.75                     0.66
       5.501 - 5.750                     2                     375,972.46                     0.53
       5.751 - 6.000                     1                     324,261.14                     0.46
       6.001 - 6.250                     3                     395,818.81                     0.56
       6.251 - 6.500                     2                     120,067.46                     0.17
       6.501 - 6.750                     3                     446,301.97                     0.63
       6.751 - 7.000                     1                     111,274.94                     0.16
       7.001 - 7.250                     1                      22,598.48                     0.03
       7.251 - 7.500                     1                      34,890.47                     0.05
       7.501 - 7.750                     3                     280,577.09                     0.40
       7.751 - 8.000                     2                     543,649.77                     0.77
       8.001 - 8.250                     2                     388,681.13                     0.55
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       553                 $70,624,141.58                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average Gross Margin for the Group II Adjustable Rate Mortgage Loans was 4.20%.

            DISTRIBUTION OF GROUP II ADJUSTABLE RATE MORTGAGE LOANS
                                BY MAXIMUM RATE

                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
                              GROUP II ADJUSTABLE                                    BALANCE OF GROUP II
     RANGE OF MAXIMUM                 RATE                AGGREGATE UNPAID            ADJUSTABLE RATE
         RATES (%)               MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

       8.500 - 9.000                    1                     $104,965.84                     0.15%
      9.001 - 10.000                    1                       48,725.58                     0.07
      10.001 - 11.000                   4                    1,393,373.10                     1.97
      11.001 - 12.000                  10                    1,847,041.77                     2.62
      12.001 - 13.000                  14                    3,629,395.40                     5.14
      13.001 - 14.000                 102                   17,459,573.31                    24.72
      14.001 - 15.000                 223                   26,267,548.76                    37.19
      15.001 - 16.000                  93                    9,927,378.87                    14.06
      16.001 - 17.000                  60                    5,532,363.08                     7.83
      17.001 - 18.000                  28                    2,750,619.26                     3.89
      18.001 - 19.000                  12                    1,282,267.00                     1.82
      19.001 - 20.000                   1                      214,531.70                     0.30
      20.001 - 21.000                   3                      114,631.95                     0.16
      21.001 - 21.875                   1                       51,725.96                     0.07
                              ----------------------  ---------------------------  -------------------------
           TOTAL                      553                  $70,624,141.58                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average Maximum Rate for the Group II Adjustable Rate Mortgage Loans was 14.61%.



            DISTRIBUTION OF GROUP II ADJUSTABLE RATE MORTGAGE LOANS
                                BY MINIMUM RATE

                                                                                        PERCENTAGE OF
                                    NUMBER OF                                        AGGREGATE PRINCIPAL
                              GROUP II ADJUSTABLE                                    BALANCE OF GROUP II
     RANGE OF MINIMUM                 RATE                AGGREGATE UNPAID            ADJUSTABLE RATE
         RATES (%)               MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

       2.250 - 3.000                    97                 $17,816,887.12                    25.23%
       3.001 - 4.000                    38                   4,478,655.05                     6.34
       4.001 - 5.000                   209                  22,792,739.50                    32.27
       5.001 - 6.000                     7                     578,940.77                     0.82
       6.001 - 7.000                     5                   1,269,024.18                     1.80
       7.001 - 8.000                    33                   5,379,223.41                     7.62
       8.001 - 9.000                    82                   9,727,844.19                    13.77
       9.001 - 10.000                   36                   3,990,516.47                     5.65
      10.001 - 11.000                   31                   2,665,518.83                     3.77
      11.001 - 12.000                    9                   1,604,734.19                     2.27
      12.001 - 13.000                    3                     205,425.92                     0.29
      13.001 - 14.000                    2                      67,751.97                     0.10
      14.001 - 15.000                    1                      46,879.98                     0.07
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       553                 $70,624,141.58                   100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average Minimum Rate for the Group II Adjustable Rate Mortgage Loans was 5.77%.

           LOAN INDEX OF THE GROUP II ADJUSTABLE RATE MORTGAGE LOANS


                                                                                        PERCENTAGE OF
                                     NUMBER OF                                       AGGREGATE PRINCIPAL
                               GROUP II ADJUSTABLE                                    BALANCE OF GROUP II
                                       RATE                AGGREGATE UNPAID            ADJUSTABLE RATE
    INITIAL PERIOD/INDEX          MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

1yr Fixed;1yr TBILL                     224                $26,627,316.15                    37.70%
2yr Fixed;1yr TBILL                       9                  2,093,942.77                     2.96
2yr Fixed;6mo LIBOR ARM                  10                  1,219,866.21                     1.73
3yr Fixed;1yr TBILL                     182                 24,566,327.95                    34.78
3yr Fixed;3yr TBILL                       6                    961,218.98                     1.36
3yr Fixed;6mo LIBOR ARM                   3                    138,554.78                     0.20
4yr Fixed;1yr TBILL                       3                    157,460.83                     0.22
5yr Fixed;1yr TBILL                     105                 12,898,380.63                    18.26
6 Month LIBOR ARM                         5                    800,363.13                     1.13
6 Month;6Mo TBILL                         1                    214,531.70                     0.30
7yr Fixed;1yr TBILL                       4                    886,485.61                     1.26
7yr Fixed;5yr TBILL                       1                     59,692.84                     0.08
                              ----------------------  ---------------------------  -------------------------
           TOTAL                        553                $70,624,141.58                   100.00%
                              ======================  ===========================  =========================



   INITIAL PERIODIC RATE CAPS OF THE GROUP II ADJUSTABLE RATE MORTGAGE LOANS


                                                                                        PERCENTAGE OF
                                     NUMBER OF                                       AGGREGATE PRINCIPAL
                               GROUP II ADJUSTABLE                                    BALANCE OF GROUP II
   INITIAL PERIODIC RATE              RATE                  AGGREGATE UNPAID            ADJUSTABLE RATE
          CAP (%)                 MORTGAGE LOANS           PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

             1.000                      12                   $1,285,177.54                    1.82%
             1.500                       3                      771,189.23                    1.09
             2.000                     411                   51,282,945.98                   72.61
             3.000                      12                    1,161,669.20                    1.64
             4.000                     106                   13,981,345.00                   19.80
             5.000                       2                      396,018.20                    0.56
             5.250                       2                      566,376.25                    0.80
             6.000                       4                    1,004,634.64                    1.42
             8.000                       1                      174,785.54                    0.25
                              ----------------------  ---------------------------  -------------------------
           TOTAL                       553                  $70,624,141.58                  100.00%
                              ======================  ===========================  =========================


As of the Cut-Off Date the weighted average initial periodic rate cap on the Group II Adjustable Rate Mortgage Loans was 2.50%.

       PERIODIC RATE CAPS OF THE GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                                                                                        PERCENTAGE OF
                                                                                     AGGREGATE PRINCIPAL
                                    NUMBER OF                                        BALANCE OF GROUP II
                               GROUP II ADJUSTABLE         AGGREGATE UNPAID            ADJUSTABLE RATE
   PERIODIC RATE CAP (%)       RATE MORTGAGE LOANS        PRINCIPAL BALANCE             MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

             1.000                     21                    $2,148,476.62                    3.04%
             1.500                      6                     1,137,160.10                    1.61
             2.000                    519                    65,761,299.44                   93.11
             3.000                      2                       325,729.61                    0.46
             3.500                      1                       114,441.15                    0.16
             5.250                      2                       566,376.25                    0.80
             6.000                      1                       395,872.87                    0.56
             8.000                      1                       174,785.54                    0.25
                              ----------------------  ---------------------------  -------------------------
           TOTAL                      553                   $70,624,141.58                  100.00%
                              ======================  ===========================  =========================

As of the Cut-Off Date the weighted average periodic rate cap for the Group II Adjustable Rate Mortgage Loans was 2.03%.

     NEXT ADJUSTMENT DATES FOR THE GROUP II ADJUSTABLE RATE MORTGAGE LOANS



                                                                                        PERCENTAGE OF
                                   NUMBER OF                                         AGGREGATE PRINCIPAL
                               GROUP II ADJUSTABLE                                   BALANCE OF GROUP II
                                      RATE                 AGGREGATE UNPAID           ADJUSTABLE RATE
   NEXT ADJUSTMENT DATE          MORTGAGE LOANS           PRINCIPAL BALANCE            MORTGAGE LOANS
----------------------------  ----------------------  ---------------------------  -------------------------

          11/1/98                      19                   $2,492,929.27                     3.53%
         11/15/98                       2                      107,148.25                     0.15
          12/1/98                      27                    3,428,030.71                     4.85
          1/1/99                       34                    3,289,313.30                     4.66
          1/22/99                       1                       51,725.96                     0.07
          2/1/99                       22                    3,759,911.17                     5.32
          3/1/99                       19                    1,750,201.33                     2.48
          4/1/99                       17                    2,300,806.23                     3.26
          4/27/99                       1                       17,964.55                     0.03
          5/1/99                        5                    1,145,565.74                     1.62
          5/15/99                       1                      104,777.84                     0.15
          6/1/99                        5                      262,028.28                     0.37
          7/1/99                       17                    2,076,798.83                     2.94
          7/28/99                       1                      132,064.93                     0.19
          8/1/99                       15                    1,794,375.67                     2.54
          9/1/99                       27                    3,043,641.25                     4.31
          9/4/99                        1                      216,591.74                     0.31
          9/28/99                       1                      243,464.49                     0.34
          10/1/99                      31                    3,978,083.16                     5.63
          12/1/99                      10                    2,185,436.42                     3.09
          2/1/00                        1                       70,284.16                     0.10
          4/1/00                        1                       51,442.35                     0.07
          8/1/00                        5                      491,468.59                     0.70
          9/1/00                       14                    1,102,150.19                     1.56
          10/1/00                      17                    2,285,392.68                     3.24
          11/1/00                      13                    5,185,878.57                     7.34
          12/1/00                      21                    2,837,584.65                     4.02
          1/1/01                       32                    4,024,212.74                     5.70
          2/1/01                       20                    2,264,488.14                     3.21
          3/1/01                       20                    3,513,900.65                     4.98
          4/1/01                       24                    2,981,478.39                     4.22
          7/1/01                        1                       58,016.38                     0.08
          10/1/01                       1                      239,533.46                     0.34
         11/17/01                       1                       59,692.84                     0.08
          12/1/01                       3                      157,460.83                     0.22
          8/1/02                        4                      489,134.06                     0.69
          9/1/02                        8                      490,081.36                     0.69
          10/1/02                      17                    1,905,102.90                     2.70
          11/1/02                      23                    2,988,307.07                     4.23
          12/1/02                      11                    1,720,613.84                     2.44
          1/1/03                       20                    3,125,842.80                     4.43
          2/1/03                       11                      841,917.83                     1.19
          3/1/03                        5                      587,054.98                     0.83
          4/1/03                        5                      370,588.27                     0.52
          8/1/03                        1                       78,448.31                     0.11
          9/1/04                        1                      323,299.42                     0.46
                              ----------------------  ---------------------------  -------------------------
           TOTAL                      553                   $70,624,141.58                  100.00%
                              ======================  ===========================  =========================

                            UNDERWRITING STANDARDS

          The Mortgage Loans will be acquired by the Depositor on the Closing Date from OAIC Mortgage Residential Securities Holdings, LLC ("the Transferor") pursuant to an Ownership Transfer Agreement (the "Ownership Transfer Agreement"), dated as of October 1, 1998 by and between the Depositor and the Transferor. The Transferor will have acquired the Mortgage Loans on the Closing Date from the Contributor pursuant to a Mortgage Loan Contribution Agreement (the "Mortgage Loan Contribution Agreement"), dated as of October 1, 1998 by and between the Transferor and the Contributor. The Contributor in turn will have acquired the Mortgage Loans directly or indirectly from various originators.

Flagstar Mortgage Loans

          Approximately 66.67% of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date (the "Flagstar Loans"), were acquired by the Contributor from Flagstar Bank, FSB ("Flagstar") in various transactions from March 1998 to July 1998. The Flagstar Loans were originated in accordance with the underwriting standards of Flagstar. Certain information about the underwriting standards of Flagstar, including Flagstar's risk grade categories, was obtained by the Contributor from Flagstar. Such information can be found in Annex B attached hereto.

Non-Flagstar Mortgage Loans

          Approximately 33.33% of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date (the "Non-Flagstar Loans"), were acquired by the Contributor from various originators from September 1997 to October 1998. The Non-Flagstar Loans consist of one- to four-family, first lien mortgage loans which were intended by the related originator to conform with FNMA, FHLMC, GNMA or other conduit standards but subsequently were discovered not to meet the originally intended FNMA, FHLMC, GNMA or other conduit market parameters, as applicable, due to errors in relevant underwriting documentation or credit deterioration of the obligor. The Contributor placed the Non-Flagstar Loans into various credit grade categories (the "Ocwen Credit Grade") based on a combination of FICO scores and payment histories.

          First, the Contributor assigned a FICO grade (a "FICO Grade") to each Non-Flagstar Mortgage Loan based on the following FICO scores:

------------------------------------------------------------------------------
FICO Score                                    FICO Grade
------------------------------------------------------------------------------
greater than or equal to 660                  A
------------------------------------------------------------------------------
659-620                                       A-
------------------------------------------------------------------------------
619-580                                       B
------------------------------------------------------------------------------
579-540                                       C
------------------------------------------------------------------------------
539-500                                       D
------------------------------------------------------------------------------
less than 500                                 D-
------------------------------------------------------------------------------
second, the Contributor assigned a mortgage grade (a "Mortgage Grade") to each Non-Flagstar Mortgage Loan based on the following mortgage payment histories:


----------------------------------------------------------------------------------------------------------------
Mortgage Payment History (Past 12 months)                                                       Mortgage Grade
----------------------------------------------------------------------------------------------------------------
A maximum of one 30-day late payment and no 60-day late payments                                         A
----------------------------------------------------------------------------------------------------------------
Two 30-day late payments and no 60-day late payments                                                     A-
----------------------------------------------------------------------------------------------------------------
Three or more 30-day late payments or one 60-day late payment and no 90-day late payments                B
----------------------------------------------------------------------------------------------------------------
Two 60-day late payments or one 90-day late payment and no 120-day late payments and not C currently 60 days or more past due
----------------------------------------------------------------------------------------------------------------
Three or more 60-day late payments or two or more 90-day late payments or currently 60 days              D
past due
----------------------------------------------------------------------------------------------------------------
Currently 90 or more days past due                                                                       D-
----------------------------------------------------------------------------------------------------------------

          Finally, the Contributor assigned an Ocwen Credit Grade to each Non-Flagstar Mortgage Loan based a combination of the FICO Grade and Mortgage Grade for such Mortgage Loan:


               Mortgage      Ocwen                                                    Ocwen
FICO Grade     Grade         Credit Grade             FICO Grade      FICO Grade      Credit Grade
-----------------------------------------             --------------------------------------------
     A                A             A                     C               A               B
-----------------------------------------             --------------------------------------------
     A                A-            A-                    C               A-              B
-----------------------------------------             --------------------------------------------
     A                B             A-                    C               B               B
-----------------------------------------             --------------------------------------------
     A                C             B                     C               C               C
-----------------------------------------             --------------------------------------------
     A                D             C                     C               D               D
-----------------------------------------             --------------------------------------------
     A                D-            D                     C               D-              D-
-----------------------------------------             --------------------------------------------
     A-               A             A                     D               A               B
-----------------------------------------             --------------------------------------------
     A-               A-            A-                    D               A-              C
-----------------------------------------             --------------------------------------------
     A-               B             B                     D               B               C
-----------------------------------------             --------------------------------------------
     A-               C             B                     D               C               C
-----------------------------------------             --------------------------------------------
     A-               D             C                     D               D               D
-----------------------------------------             --------------------------------------------
     A-               D-            D                     D               D-              D-
-----------------------------------------             --------------------------------------------
     B                A             A-                    D-              A               C
-----------------------------------------             --------------------------------------------
     B                A-            A-                    D-              A-              C
-----------------------------------------             --------------------------------------------
     B                B             B                     D-              B               D
-----------------------------------------             --------------------------------------------
     B                C             C                     D-              C               D
-----------------------------------------             --------------------------------------------
     B                D             C                     D-              D               D
-----------------------------------------             --------------------------------------------
     B                D-            D                     D-              D-              D-
-----------------------------------------             --------------------------------------------


                      PREPAYMENT AND YIELD CONSIDERATIONS

General

          The weighted average life of, and, if purchased at other than par, the yield to maturity on, each Class of Notes will relate to the rate of payment of principal of the Mortgage Loans, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans from each Group, whether optional or required, by the Servicer or the Contributor. The actual rate of Prepayments of each Group of Mortgage Loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of Prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

          As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate.

          The effective yield of each Class of Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans in the Group securing such Notes (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations, and repurchases, whether optional or required, by the Servicer or the Contributor), the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of related Excess Cash on such Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including Prepayments) on the related Mortgage Loans. The rate of Principal Payments on such Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans, the rate and timing of Prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and optional or required repurchases of related Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses could, significantly affect the yield to an investor, even if the average rate of Principal Payments experienced over time is consistent with an investor's expectation. Since the rate and timing of Principal Payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of Prepayments on the Notes.

          Because all amounts available for payment on the related Notes after payments in respect of interest on such Notes, including all or a portion of the Excess Cash for the related Group, are applied as reductions of the related Note Balance, the weighted average life of such Notes will also be influenced by the amount of Excess Cash so applied. Because Excess Cash for a Group attributable to the overcollateralization feature is derived from interest collections on the related Mortgage Loans and will be applied to reduce the Note Balance for the related Class, the aggregate payments in reduction of the related Note Balance on a Payment Date will be at times greater than the aggregate amount of principal payments (including Prepayments) on the related Mortgage Loans payable on such Payment Date until the Required Overcollateralization Amount for such Group is reached and assuming an Overcollateralization Deficit for such Group does not occur. As a consequence, Excess Cash in a Group available for payment in reduction of the Note Balance for the related Class of Notes will increase in proportion to the outstanding related Note Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans in such Group.

          Excess Cash for a Group will be paid on the related Notes in reduction of the related Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount for such Group exceeds the related Overcollateralization Amount on such Payment Date. Excess Cash for such Group may be used to fund the Liquidity Accounts and the Reserve Account and to pay any Basis Risk Shortfall; and, thereafter, will be released to the holder of the Equity Certificates. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which the related Excess Cash is paid to the Noteholders. If the actual rate of related Excess Cash payments on such Class of Notes applied in reduction of the related Note Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of related Excess Cash payments applied in reduction of the related Note Balance is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of related Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the related Mortgage Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of the related Mortgage Loans. The amount of related Excess Cash paid to the Noteholders of a Class of Notes applied to the related Note Balance on each Payment Date will be based on the Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount for a Group may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans in such Group with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required

Overcollateralization Amount for a Group may result in an accelerated amortization until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount for a Group will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

          The Mortgage Loans generally may be prepaid in full or in part at any time, although some have prepayment fees or penalties. The Mortgage Loans generally are not assumable and the related Mortgage Note will be due on sale, in which case the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the mortgagor will bring, or if any mortgagor does bring legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

          The rate of defaults on the Mortgage Loans will also affect the rate and timing of Principal Payments on the Mortgage Loans. See "Risk Factors" herein and in the Prospectus. The rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by FNMA and FHLMC mortgage loan purchase programs. See "Underwriting Guidelines." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties is set forth under "Description of the Mortgage Loans--Mortgage Loan Characteristics" herein. See "Risk Factors--Risks Associated with Geographic Concentration of the Mortgage Properties" herein.

          Certain of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon his or her ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for real estate projects generally.

          Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the Mortgaged Properties. Since the rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans of the related Group, the actual maturity of the Notes could occur significantly earlier than the Stated Maturity Date. See "--Weighted Average Life" herein.

          In addition, the yield to maturity of each Class of Notes will depend on the price paid by the holders of such Notes and the related Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

          Prepayments of principal on the Mortgage Loans will generally be passed through to the Indenture Trustee and included in the Available Funds for such Group in the month following the month of receipt thereof by the Servicer. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the repurchase of a Mortgage Loan) may result in payments on the Notes in the related Class of amounts that otherwise would be paid in amortized increments over the remaining term of such Mortgage Loan.

          To the extent that Prepayments with respect to the Mortgage Loans result in prepayments on the related Notes during periods of generally lower interest rates, Noteholders may be unable to reinvest such Prepayments in securities having a yield and rating comparable to such Notes.

          The yield on the Notes may be affected by any delays in receipt of payments thereon as described under "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "Risk Factors--Book Entry Registration" and "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

          The yield on the Notes may also be affected by a redemption of the Notes as described under " Description of the Notes--Optional Redemption of the Class A-1 and Class A-2 Notes" herein.

Weighted Average Life

          "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of each Class of Notes will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of repurchases, condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing thereof.

          The weighted average life of each Class of Notes also will be influenced by the overcollateralization of the Notes because interest collections are applied as principal payments to the Notes until the outstanding related Note Balance is less than the Aggregate Principal Balance of the Mortgage Loans in the related Group by an amount equal to the related Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Notes, thereby shortening their respective weighted average life.

          The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. With respect to the Mortgage Loans, the Prepayment Assumption assumes constant prepayment rates ("CPR") of 25% per annum of the then outstanding Principal Balance of the Mortgage Loans for the life of the Mortgage Loans.

          The tables following the next paragraph indicates the percentage of the initial Note Balance that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of the Notes. Each table is based on the following assumptions (the "Modeling Assumptions"): (i) the pool consists of Mortgage Loans in the related Group with the characteristics set forth in the table below, (ii) payments on such Notes are received, in cash, on the 25th day of each month, commencing in November 1998 in accordance with the priorities described herein, (iii) the Mortgage Loans in the related Group prepay at the percentage CPR indicated, (iv) the Notes are not redeemed on the Initial Redemption Date (other than as set forth in the footnotes to the table), (v) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the related Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (vi) none of the Contributor, the Servicer or any other person purchases any Mortgage Loan from the related Group pursuant to any obligation or option under the Mortgage Loan Contribution Agreement, the Ownership Transfer Agreement, the Servicing Agreement or other documents,
(vii) scheduled monthly payments on each Mortgage Loan are received on the first day of each month commencing in November 1998, and are computed prior to giving effect to any prepayments received in the current month, (viii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in October 1998, and include 30 days' interest thereon, (ix) the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, Mortgage Interest Rate, and remaining amortization term such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining Principal Balance of such Mortgage Loan by its remaining amortization term, (x)

One-Month LIBOR remains constant at 5.27781%, (xi) the Notes are purchased on November 13, 1998, (xii) the overcollateralization levels are set initially as specified in the Indenture and thereafter increase and decrease in accordance with the provisions of the Indenture, (xiii) the Mortgage Interest Rate for each Adjustable Rate Mortgage Loan is adjusted on its next rate Adjustment Date and on subsequent rate Adjustment Dates (if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the Gross Margin (such sum being subject to the applicable caps and floors), (xiv) the indices for purposes of the Adjustable Rate Mortgage Loans remain constant at the following rates: 6 Month LIBOR = 5.19094%, 6 Month CMT = 4.64%, 1 Year CMT = 4.53%, 3 Year CMT = 4.55%, 5 Year CMT = 4.48%, and (xv) the Owner Trustee Fee is assumed to be $4,000 per year, distributed on a monthly basis.

                 Assumed Group I Mortgage Loan Characteristics



                                                        Months to     Rate
                  Principal       Current     Current   Next Rate    Change       Gross
                   Balance       Loan Rate    Net Loan  Adjustment  Frequency     Margin   Lifetime     Lifetime
 Description         ($)            (%)       Rate (%)     Date      (Months)       (%)    Cap (%)      Floor (%)
-------------  -------------     ---------    --------  ----------  ---------    --------  --------     ---------

    Fixed         963,937.44       8.31375     7.92500     N/A          N/A        N/A       N/A           N/A
    Fixed      17,431,937.79       8.72255     8.33380     N/A          N/A        N/A       N/A           N/A
   Fixed -      1,646,144.88       8.50056     8.11181     N/A          N/A        N/A       N/A           N/A
   Balloon
     ARM          401,517.80      11.77312    11.38437       3            6       6.19233  16.29711      8.61994
     ARM       29,518,846.45       8.80448     8.41573       6           12       4.03189  14.32905      5.53175
     ARM        1,479,304.20       8.33733     7.94858      13           12       3.88571  14.25812      5.80489
     ARM       23,887,094.92       8.75321     8.36446      26           12       4.47703  14.76282      6.32923
     ARM        1,155,499.24       8.52697     8.13822      24           36       3.16550  14.40969      3.72248
     ARM          423,004.89       8.58664     8.19789      38           12       5.00000  14.58664      5.00000
     ARM       12,741,939.37       8.48931     8.10056      49           12       4.60604  14.47692      5.35339
     ARM           67,177.46       9.75000     9.36125      62           12       5.00000  15.75000      5.00000
     ARM          213,100.95       7.87500     7.48625      82           12       2.75000  12.87500      2.75000
     ARM           95,547.63       7.75000     7.36125       6            6       2.50000  No            2.50000
                                                                                           Lifetime
                                                                                           Cap
     ARM          368,811.16       8.01909     7.63034       3            6       2.82304  16.87157      2.82304
     ARM          671,057.50      11.09577    10.70702      10            6       6.49715  17.19013     10.05800
     ARM          111,769.52       9.75000     9.36125      28            6       4.00000  15.75000      9.75000

-------------------------
(1) The remaining amortizing term is 346 months.



                Initial     Subsequent    Original     Remaining
                Periodic     Periodic     Months to    Months to
 Description     Cap (%)      Cap (%)     Maturity     Maturity         Index
-------------  ----------  ------------  -----------  -----------  -------------

    Fixed          N/A          N/A         170           148            N/A
    Fixed          N/A          N/A         359           322            N/A
   Fixed -         N/A          N/A          87            73(1)         N/A
   Balloon
     ARM         1.22459      1.22459       360           329      6 Month LIBOR
     ARM         1.85425      1.85425       359           339      1 Year CMT
     ARM         2.69156      1.92079       358           345      1 Year CMT
     ARM         2.56689      2.00935       360           349      1 Year CMT
     ARM         2.19024      2.19024       342           253      3 Year CMT
     ARM         2.00000      2.00000       360           350      1 Year CMT
     ARM         2.34482      1.99832       359           348      1 Year CMT
     ARM         2.00000      2.00000       360           351      1 Year CMT
     ARM         3.00000      2.00000       360           322      1 Year CMT
     ARM         1.00000      1.00000       360           222      1 Year CMT
     ARM         1.00000      1.00000       360           235      6 Month CMT
     ARM         1.08949      1.08949       355           330      6 Month LIBOR
     ARM         2.00000      2.00000       360           352      6 Month LIBOR

                Assumed Group II Mortgage Loan Characteristics


                                                        Months to     Rate
                  Principal       Current     Current   Next Rate    Change       Gross
                   Balance       Loan Rate    Net Loan  Adjustment  Frequency     Margin   Lifetime     Lifetime
 Description         ($)            (%)       Rate (%)     Date      (Months)       (%)    Cap (%)      Floor (%)
-------------  -------------     ---------    --------  ----------  ---------    --------  --------     ---------

    Fixed       3,943,675.18       8.09657     7.70782     N/A          N/A         N/A       N/A          N/A
    Fixed      15,215,620.33       8.71795     8.32920     N/A          N/A         N/A       N/A          N/A
Fixed-Balloon   1,217,975.39       8.21447     7.82572     N/A          N/A         N/A       N/A          N/A
     ARM          800,363.13      12.56325    12.17450       6            6      7.10652    17.46638     10.83615
     ARM       26,627,316.15       9.01570     8.62695       6           12      3.88862    14.60416     5.30999
     ARM        2,093,942.77       8.16336     7.77461      14           12      4.14355    14.16336     5.43917
     ARM       24,566,327.95       8.80158     8.41283      26           12      4.43637    14.72731     6.39384
     ARM          961,218.98       8.43971     8.05096      14           36      3.45170    13.48044     3.45170
     ARM          157,460.83       9.87494     9.48619      38           12      5.00000    15.87494     5.00000
     ARM       12,898,380.63       8.25776     7.86901      49           12      4.18027    14.06338     5.24803
     ARM          886,485.61       7.60090     7.21215      55           12      2.72729    13.23620     3.50413
     ARM           59,692.84      10.25000     9.86125      37           84      3.00000    16.00000     6.00000
     ARM          214,531.70       7.75000     7.36125       4            6      2.50000    19.25000     2.50000
     ARM        1,219,866.21      11.09323    10.70448       8            6      6.71033    17.60985     9.60982
     ARM          138,554.78      10.60000    10.21125      23            6      4.75000    17.10000     10.60000

-------------------------
(1) The remaining amortizing term is 341 months.



                Initial     Subsequent    Original     Remaining
                Periodic     Periodic     Months to    Months to
 Description     Cap (%)      Cap (%)     Maturity     Maturity         Index
-------------  ----------  ------------  -----------  -----------  -------------

    Fixed         N/A         N/A          180           141         N/A
    Fixed         N/A         N/A          354           326         N/A
Fixed-Balloon     N/A         N/A          105            86(1)      N/A
     ARM        1.27920      1.27920       360           342       6 Month LIBOR
     ARM        2.08070      2.08070       360           325        1 Year CMT
     ARM        2.34114      2.00000       329           319        1 Year CMT
     ARM        2.55205      2.00000       360           350        1 Year CMT
     ARM        2.33887      2.33887       352           270        3 Year CMT
     ARM        2.00000      2.00000       360           350        1 Year CMT
     ARM        2.59921      2.12270       360           348        1 Year CMT
     ARM        3.27060      2.00000       360           331        1 Year CMT
     ARM        2.00000      2.00000       360           229        5 Year CMT
     ARM        1.00000      1.00000       360           232        6 Month CMT
     ARM        2.32716      1.28291       357           338       6 Month LIBOR
     ARM        3.00000      1.00000       360           347       6 Month LIBOR

          There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average life) of the Notes set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of CPR. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

                                CLASS A-1 NOTES

             PERCENT OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING AT
                       THE FOLLOWING PERCENTAGES OF CPR

Payment Date         0%     12%     18%     25%     35%     45%     50%
-------------     -----   -----   ------  -----    ----    ----    -----
    Initial
  Percentage       100%    100%    100%    100%    100%    100%    100%
   Oct. 1999        97%     84%     78%     71%     61%     51%     45%
   Oct. 2000        94%     71%     61%     49%     35%     23%     18%
   Oct. 2001        93%     61%     48%     36%     23%     14%     10%
   Oct. 2002        92%     52%     38%     27%     15%      8%      5%
   Oct. 2003        91%     44%     31%     20%     10%      4%      3%
   Oct. 2004        89%     38%     25%     15%      6%      2%      1%
   Oct. 2005        86%     32%     20%     11%      4%      1%      0%
   Oct. 2006        84%     28%     16%      8%      2%      0%      0%
   Oct. 2007        82%     24%     13%      6%      1%      0%      0%
   Oct. 2008        80%     21%     10%      4%      1%      0%      0%
   Oct. 2009        78%     18%      8%      3%      0%      0%      0%
   Oct. 2010        76%     15%      7%      2%      0%      0%      0%
   Oct. 2011        73%     13%      5%      1%      0%      0%      0%
   Oct. 2012        70%     11%      4%      1%      0%      0%      0%
   Oct. 2013        67%      9%      3%      0%      0%      0%      0%
   Oct. 2014        64%      8%      3%      0%      0%      0%      0%
   Oct. 2015        61%      7%      2%      0%      0%      0%      0%
   Oct. 2016        57%      5%      1%      0%      0%      0%      0%
   Oct. 2017        53%      5%      1%      0%      0%      0%      0%
   Oct. 2018        48%      4%      1%      0%      0%      0%      0%
   Oct. 2019        43%      3%      0%      0%      0%      0%      0%
   Oct. 2020        39%      2%      0%      0%      0%      0%      0%
   Oct. 2021        34%      2%      0%      0%      0%      0%      0%
   Oct. 2022        29%      1%      0%      0%      0%      0%      0%
   Oct. 2023        23%      1%      0%      0%      0%      0%      0%
   Oct. 2024        17%      0%      0%      0%      0%      0%      0%
   Oct. 2025        10%      0%      0%      0%      0%      0%      0%
   Oct. 2026         4%      0%      0%      0%      0%      0%      0%
   Oct. 2027         0%      0%      0%      0%      0%      0%      0%
   Oct. 2028         0%      0%      0%      0%      0%      0%      0%

   Weighted
 Average Life
to Maturity(1)     17.82   6.06    4.21    3.00    2.03    1.46    1.24
   Weighted
 Average Life
 to Call(1)(2)     4.67    3.37    2.86    2.39    1.66    1.19    1.03
(1) The weighted average life is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the original Note Balance.
(2) The weighted average life to call assumes that the optional redemption is exercised on the Initial Redemption Date.

                                CLASS A-2 NOTES

             PERCENT OF ORIGINAL PRINCIPAL BALANCE OUTSTANDING AT
                       THE FOLLOWING PERCENTAGES OF CPR

Payment Date          0%     12%     18%     25%     35%     45%     50%
------------       -----   -----   -----    ----   -----   -----   -----
    Initial
  Percentage        100%    100%    100%    100%    100%    100%    100%
   Oct. 1999         97%     84%     78%     71%     61%     50%     45%
   Oct. 2000         94%     71%     60%     49%     35%     23%     18%
   Oct. 2001         93%     60%     47%     36%     23%     14%     10%
   Oct. 2002         91%     51%     38%     26%     15%      8%      5%
   Oct. 2003         90%     43%     30%     20%     10%      4%      3%
   Oct. 2004         88%     38%     25%     14%      6%      2%      1%
   Oct. 2005         86%     32%     20%     11%      4%      1%      0%
   Oct. 2006         83%     27%     16%      8%      2%      0%      0%
   Oct. 2007         80%     24%     12%      6%      1%      0%      0%
   Oct. 2008         78%     20%     10%      4%      1%      0%      0%
   Oct. 2009         75%     17%      8%      3%      0%      0%      0%
   Oct. 2010         73%     15%      6%      2%      0%      0%      0%
   Oct. 2011         70%     13%      5%      1%      0%      0%      0%
   Oct. 2012         67%     11%      4%      1%      0%      0%      0%
   Oct. 2013         65%      9%      3%      0%      0%      0%      0%
   Oct. 2014         61%      8%      2%      0%      0%      0%      0%
   Oct. 2015         58%      6%      2%      0%      0%      0%      0%
   Oct. 2016         54%      5%      1%      0%      0%      0%      0%
   Oct. 2017         50%      4%      1%      0%      0%      0%      0%
   Oct. 2018         45%      3%      0%      0%      0%      0%      0%
   Oct. 2019         41%      3%      0%      0%      0%      0%      0%
   Oct. 2020         36%      2%      0%      0%      0%      0%      0%
   Oct. 2021         32%      1%      0%      0%      0%      0%      0%
   Oct. 2022         26%      1%      0%      0%      0%      0%      0%
   Oct. 2023         21%      0%      0%      0%      0%      0%      0%
   Oct. 2024         14%      0%      0%      0%      0%      0%      0%
   Oct. 2025          7%      0%      0%      0%      0%      0%      0%
   Oct. 2026          4%      0%      0%      0%      0%      0%      0%
   Oct. 2027          0%      0%      0%      0%      0%      0%      0%
   Oct. 2028          0%      0%      0%      0%      0%      0%      0%

   Weighted
 Average Life
to Maturity(1)      17.27   5.98    4.17    2.98    2.03    1.45    1.24
   Weighted
 Average Life
 to Call(1)(2)      4.64    3.35    2.85    2.38    1.66    1.19    1.03

(1) The weighted average life is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the original Note Balance.

(2) The weighted average life to call assumes that the optional redemption is exercised on the Initial Redemption Date.


          There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average life of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of the Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

          The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the

Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of Prepayments is consistent with the expectations of investors.

                            THE SERVICING AGREEMENT

          The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Notes are advised to review the Servicing Agreement, a copy of which the Depositor will provide (without exhibits) without charge upon written request addressed to the Depositor.

          Generally, the Servicer will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

          Assignment. On the date of issuance of the Notes, it is anticipated that all of the Mortgage Loans will be serviced by the Servicer. The Servicer may not assign its obligations under the Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Note Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Servicing Agreement.

          The Notes will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Indenture Trustee, the Depositor, the Contributor, the Transferor or the Servicer, except as described herein, or any of their affiliates.

          The Servicer is required to service the Mortgage Loans in accordance with the Servicing Agreement, the terms of the respective Mortgage Loans, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans.

          The Servicer may retain from the interest portion of each monthly payment a fee equal to 0.375% per annum of the Principal Balance of the related Mortgage Loan (the "Servicing Fee") with respect to each Group. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Servicing Agreement, and similar items.

          The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and, to the extent such procedures are consistent with the Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures consistent with the applicable servicing standards. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

          Principal and Interest Account. The Servicer is required to create, or cause to be created, in the name of the Indenture Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

          "Eligible Investments" are the following:

                    (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                    (b) Federal Housing Administration debentures;

                    (c) FHLMC participation certificates which guaranty timely payment of principal and interest;

                    (d) Consolidated senior debt obligations of any Federal Home Loan Banks;

                    (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal);

                    (f) Certificates of deposit and time deposits (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 by Standard & Poor's and P-1 by Moody's;

                    (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC; and

                    (h) Any other investment permitted by each of the Rating Agencies, the Note Insurer and the majority holder of Equity Certificates.

          No instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument shall provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Furthermore, all Eligible Investments shall mature at par on or prior to the next succeeding Payment Date unless otherwise specified in the Indenture and none may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to Stated Maturity Date.

          The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Mortgage Loans on or after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Principal Balance of the related Mortgage Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Mortgage Loan (net of the related Servicing Fee) to the date of such liquidation, (c) any Realized Losses during the related Due Period, and (d) any related Servicing Advances, (ii) principal (including Prepayments) collected and interest due on the Mortgage Loans prior to the Cut-Off Date excluding payments received and applied prior to the Cut-Off Date which are applicable to periods on and after the Cut-Off Date, (iii) reimbursements for Delinquency Advances and Servicing Advances to the extent provided below, and
(iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

          The Servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

(i)      on each Monthly Remittance Date, to pay itself the related Servicing
Fee;

(ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

(iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

(iv) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances;

(v) to clear and terminate the Principal and Interest Account following the termination of the Trust; and

(vi) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer to the extent provided in the Servicing Agreement.

          The Servicer will remit to the Indenture Trustee for deposit in the Note Account the Daily Collections allocable to a Due Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

          Delinquency Advances. On each Monthly Remittance Date, the Servicer shall be required to remit to the Indenture Trustee for deposit to the Note Account out of the Servicer's own funds any delinquent payment of interest with respect to each delinquent Mortgage Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Mortgage Loan in each Group that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary).

          Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Mortgage Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Mortgage Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above or may withdraw such amounts from the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount is or would or may withdraw such amounts from the principal and Interest Account be nonrecoverable to the Indenture Trustee and the Note Insurer.

          Servicing Advances. The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Mortgaged Property (including broker's fees) acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances." The Servicer may recover a Servicing Advance to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or from certain amounts on deposit in the Note Account as provided in the Servicing Agreement. In the event a Servicing Advance previously made is deemed to be nonrecoverable, the Servicer may withdraw such amounts from the Principal and Interest Account.

          Compensating Interest. A full month's interest at the Mortgage Interest Rate will be due on the outstanding Principal Balance of each Mortgage Loan as of the beginning of each Due Period. If a full or partial prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Mortgage Interest Rate that would be due on the related due date for such Mortgage Loan (such difference, the "Compensating Interest") (but not in excess of one-half of the aggregate Servicing Fee for the related Due Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Indenture Trustee on the next succeeding Monthly Remittance Date.

          Delinquent Mortgage Loans. The Servicer, and in the absence of the exercise thereof by the Servicer, the Note Insurer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes delinquent as to two consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer ("Defaulted Mortgage Loans"); provided, that the Servicer must, if it elects to purchase such Mortgage Loans, purchase the most delinquent Mortgage Loans first unless the Note Insurer otherwise consents. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

          Hazard Insurance. The Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

          Releases of Mortgages, Alterations, Removal, Demolition or Divisions of Properties. The Servicer will have the right under the Servicing Agreement (upon receiving the consent of the Note Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of such Note on the Cut-Off Date and any increase in the loan-to-value shall not exceed 5% unless approved in writing by the Note Insurer; and (iii) the lien priority of the related Mortgage is not affected.

          Certain Rights of the holder of the Equity Certificates Related to Foreclosure and the Servicer. Certain rights in connection with foreclosure of Defaulted Mortgage Loans will be granted to the holder of the Equity Certificates (the "Directing Holder"), which is expected to be the Transferor or an affiliate of the Transferor. Such rights will include (i) the right to recommend foreclosure or alternatives to foreclosure for Defaulted Mortgage Loans, which recommendation the Servicer shall follow to the extent consistent with the applicable servicing standard set forth in the Servicing Agreement, and (ii) in the event that the Servicer fails to comply with its obligations to follow such recommendations of the Directing Holder with respect to any Defaulted Mortgage Loan, the right to purchase Defaulted Mortgage Loans, provided, that the Directing Holder must, if it elects to purchase such Defaulted Mortgage Loans, purchase the most delinquent Mortgage Loans first unless the Note Insurer otherwise consents. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

          The Directing Holder will also have the right to terminate the rights and obligations of the Servicer under the Servicing Agreement without cause and to appoint a successor servicer, provided that (i) such successor is acceptable to the Note Insurer, (ii) such successor has been rated in the highest servicer rating category by Standard & Poor's Rating Services, a divison of The McGraw-Hill Companies, Inc. and (iii) a letter is provided to the Indenture Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings that would then be applicable to the Notes in the absence of the Note Insurance Policy.

          The rights of the Directing Holder may be transferred to any future holder of the Equity Certificates if, prior to such transfer, (i) the Servicer and the Note Insurer consent thereto in their sole discretion and (ii) a letter is provided to the Indenture Trustee from each Rating Agency to the effect that the transfer of such rights to the proposed transferee will not result in the qualification, reduction or withdrawal of the ratings that would then be applicable to the Notes in the absence of the Note Insurance Policy.

          Amendment. The Servicer shall not agree to any modification, waiver or amendment of any provision of any Mortgage Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Mortgage Loan and only in the event of a payment default with respect to such Mortgage Loan or in the event that a payment default with respect to such Mortgage Loan is reasonably foreseeable by the Servicer. Notwithstanding anything set forth in the Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Mortgage Loan if required by statute or a court of competent jurisdiction to do so.

          The Servicer shall provide written notice to the Indenture Trustee and the Note Insurer prior to the execution of any modification, waiver or amendment of any provision of any Mortgage Loan; provided that if the Note Insurer does not object in writing to the modification, waiver or amendment specified in such notice within five Business Days after its receipt thereof, the Servicer may effectuate such modification, waiver or amendment and shall deliver to the Custodian, on behalf of the Indenture Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

          Sub-Servicing Agreements. The Servicer, with the consent of the Note Insurer, except as provided below, will be permitted under the Servicing Agreement to enter into servicing agreements (the "Sub-Servicing Agreements") with other qualified servicers (the "Sub-Servicers") for any servicing and administration of Mortgage Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing mortgage loans that are similar to the Mortgage Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

          With the consent of the Note Insurer, the Servicer may enter into Sub-Servicing Agreements with Sub-Servicers with respect to the servicing of the Mortgage Loans; provided that the Servicer will not need the consent of the Note Insurer to enter into Sub-Servicing Agreement with an affiliate of the Servicer. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Servicing Agreement. Any Sub-Servicing Agreement entered into by the Servicer must provide that if the Servicer is removed as servicer, the Indenture Trustee may (i) with the consent of the Note Insurer, retain the services of the Sub-Servicer under the Sub-Servicing Agreement, or (ii) terminate the services of the Sub-Servicer without penalty, if so required by the Note Insurer.

          Indemnification. The Servicer has agreed to indemnify and hold the Indenture Trustee and the Note Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indenture Trustee and the Note Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Servicing Agreement except as may be limited in the Servicing Agreement. The Servicer shall immediately notify the Indenture Trustee and the Note Insurer if a claim is made by a third party with respect to the Servicing Agreement, and the Servicer shall, with the consent of the
Note Insurer, assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee and the Note Insurer in respect of such claim. The Indenture Trustee shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence prior to any payments on the Notes, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Servicing Agreement. The indemnification provisions shall survive the termination of the Servicing Agreement and the payment of the outstanding Notes and the Equity Certificates.

          Reports by the Servicer. The Servicer will be required to deliver to the Indenture Trustee, the Note Insurer, and the Rating Agencies on or before April 30 of each year, commencing in 1999: (1) an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Note Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Removal and Resignation of Servicer. The Note Insurer (or, the Noteholders, with the consent of the Note Insurer) will have the right, pursuant to the Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Mortgage Loans); or (c) the failure to cure material breaches of the Servicer's representations in the Servicing Agreement.

          The Servicer is not permitted to resign from the obligations and duties imposed on it under the Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Indenture Trustee and the Note Insurer.

          Upon removal or resignation of the Servicer, the Indenture Trustee will assign such duties to another party. Any successor Servicer is required to (i) be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second lien mortgage loans, (ii) have equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and (iii) be acceptable to the Note Insurer.

          No removal or resignation of the Servicer will become effective until a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Servicing Agreement.

                               THE NOTE INSURER

          The information set forth in this section has been provided by Financial Security Assurance Inc. (the "Note Insurer"). No representation is made by the Underwriter, the Transferor, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

General

          The Note Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Note Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

          The Note Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of a trust's securities --thereby enhancing the credit rating of those securities --in consideration for the payment of a premium to the insurer. The Note Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Note Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Note Insurer's underwriting criteria.

          The Note Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of the Note Insurer or any claim under any insurance policy issued by the Note Insurer or to make any additional contribution to the capital of the Note Insurer.

          The principal executive offices of the Note Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

          Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Note Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Note Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the
Note Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Note Insurer's obligations under any financial guaranty insurance policy.

Ratings

          The Note Insurer's insurance financial strength is rated "Aaa" by Moody's. The Note Insurer's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. The Note Insurer's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

Capitalization

          The following table sets forth the capitalization of the Note Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                                   September 30, 1998
                                                               Actual       As Adjusted (1)
                                                                     (Unaudited)
                                                                   (In thousands)
                                                            ----------------------------
Deferred Premium Revenue (net of prepaid
   reinsurance premiums) ...........................        $  480,089        $  480,089
                                                            ----------        ----------
Surplus Notes ......................................            50,000           130,000
                                                            ----------        ----------
Minority Interest ..................................              --              20,000
                                                            ----------        ----------

Shareholder's Equity:
Common Stock .......................................            15,000            15,000
Additional Paid-In Capital .........................           614,787           684,787
Accumulated Other Comprehensive Income
   (net of deferred income taxes) ..................            41,923            41,923
Accumulated Earnings ...............................           326,145           326,145
                                                            ----------        ----------
Total Shareholder's Equity .........................           997,855         1,067,855
                                                            ----------        ----------

Total Deferred Premium Revenue, Surplus
   Notes, Minority Interest and Shareholder's
   Equity...........................................        $1,527,944        $1,697,944
                                                            ==========        ==========

       ----------------------------
       (1)Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from the Note Insurer in connection with the formation of a new indirect Bermuda subsidiary of the Note Insurer, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of the Note Insurer of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

          For further information concerning the Note Insurer, see the Consolidated Financial Statements of the Note Insurer and subsidiaries, and the notes thereto incorporated herein by reference. The Note Insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") and may be reviewed at the EDGAR web site maintained by the Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Note Insurer are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

          The consolidated financial statements of the Note Insurer and subsidiaries included as an exhibit to the Annual Report on Form 10-K for the period ended December 31, 1997 and the unaudited financial statements of the
Note Insurer and subsidiaries for the quarter ended September 30, 1998 included as an exhibit to the Quarterly Report on Form 10-Q for the period ended September 30, 1998, each of which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement.

          All financial statements of the Note Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

          The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Depositor at 600 Steamboat Road, Greenwich, Connecticut 06830.

Insurance Regulation

          The Note Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Note Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Note Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Note Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

          The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Note Insurer set forth or incorporated under the heading "The Note Insurer" herein.

                           THE NOTE INSURANCE POLICY

          The following summary of the terms of the Note Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Note Insurance Policy, a copy of which is available from the Depositor.

          Simultaneously with the issuance of the Notes, the Note Insurer will issue a note insurance policy (the "Note Insurance Policy") to the Indenture Trustee for the benefit of the Noteholders. Under the Note Insurance Policy, the Note Insurer will irrevocably and unconditionally guaranty payment on each Payment Date to the Indenture Trustee for the benefit of the Noteholders of an amount equal to the Note Interest plus any Overcollateralization Deficit for such Payment Date calculated in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Indenture except amendments or modifications to which the Note Insurer has given its prior written consent. The amount of the Insured Payment, if any, made by the Note Insurer to the Noteholders under the Note Insurance Policy on each Payment Date is the sum (without duplication) of (i) any shortfall in the amount required to pay the Overcollateralization Deficit for such Payment Date from a source other than the Note Insurance Policy, (ii) any shortfall in the amount required to pay Note Interest for such Payment Date from a source other than the Note Insurance Policy, and (iii) on the Stated Maturity Date, without duplication, the outstanding Principal Balance on the Notes. Payments which become due on an accelerated basis as a result of
(a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis or (c) any other cause do not constitute "Insured Payments," unless the Note Insurer elects, in its sole discretion, to pay such principal due upon acceleration, together with any accrued interest to the date of acceleration. The effect of the Note Insurance Policy is to guaranty the timely payment of interest on, and the ultimate principal amount of the Notes. Notwithstanding the foregoing, the Note Insurer is permitted at its sole option, but is not required, to pay any losses in connection with the liquidation of a Mortgage Loan in accordance with the Note Insurance Policy.

          Payment of claims under the Note Insurance Policy will be made by the Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and
(b) 12:00 noon, New York City time, on the relevant Payment Date.

          If any payment of an amount guaranteed by the Note Insurer pursuant to the Note Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Note Insurer will pay such amount out of the funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or
(b) the first to occur of (i) the fourth Business Day following Receipt by the
Note Insurer from the Indenture Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that a Noteholder is required to return principal or interest distributed with respect to a Note during the term of the Note Insurance Policy because such payments were avoidable preferences under applicable bankruptcy law, (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Note Insurer and provided to the Noteholder by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

          The terms "Receipt" and "Received," with respect to the Note Insurance Policy, means actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Note Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

          Under the Note Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

          The Note Insurer's obligations under the Note Insurance Policy in respect of Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Note Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

          The Note Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest, as applicable, with respect to payments on the Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Note Insurer will be subrogated to the rights of the Noteholders, as applicable, with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Noteholder for purposes of payment and shall receive all future payments of principal and interest, as applicable, until all such Insured Payments by the Note Insurer have been fully reimbursed, provided that the Noteholders have received the full amount of the payments of principal and interest, as applicable.

          Claims under the Note Insurance Policy will rank equally with any other unsecured and unsubordinated obligations of the Note Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. The terms of the Note Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Servicer. The Note Insurance Policy by its terms may not be canceled or revoked prior to payment in full of the Notes. The Note Insurance Policy is governed by the laws of the State of New York.

          The Note Insurance Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Note Insurance Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Note Insurer were to become insolvent, any claims arising under the Note Insurance Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article
14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

          PURSUANT TO THE TERMS OF THE INDENTURE, UNLESS A NOTE INSURER DEFAULT EXISTS, THE NOTE INSURER SHALL BE DEEMED TO BE THE NOTEHOLDER FOR CERTAIN PURPOSES (OTHER THAN WITH RESPECT TO PAYMENT ON THE NOTES), WILL BE ENTITLED TO EXERCISE ALL RIGHTS OF THE NOTEHOLDER THEREUNDER, WITHOUT THE CONSENT OF SUCH NOTEHOLDERS AND THE NOTEHOLDERS MAY EXERCISE SUCH RIGHTS ONLY WITH THE PRIOR WRITTEN CONSENT OF THE NOTE INSURER. IN ADDITION, THE NOTE INSURER WILL HAVE CERTAIN ADDITIONAL RIGHTS AS A THIRD PARTY BENEFICIARY TO THE INDENTURE.

          The Note Insurer does not accept any responsibility for the accuracy of completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Insurer set forth under the heading "The
Note Insurer" herein. Additionally, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

          The Trust, the Contributor, the Transferor, the Depositor, the Servicer and the Note Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Trust, the Contributor, the Transferor and the Servicer will agree to reimburse with interest the Note Insurer for amounts paid pursuant to claims under the Policy. The Trust, the Contributor, the Transferor and the Servicer will further agree to pay the Note Insurer all reasonable charges and expenses which the Note Insurer may pay or incur relative to any amounts paid under the
Note Insurance Policy or otherwise in connection with the Notes and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be secured by, and payable solely from, the Trust Estate. An "event of default" under the Insurance Agreement will constitute an Event of Default under the Indenture and will allow the Note Insurer, among other things, to direct the Indenture Trustee to declare the principal of and interest on the Notes immediately due and payable and to declare amounts owed to the Note Insurer immediately due and payable. An "event of default" under the Insurance Agreement includes (i) a failure by the Trust, the Contributor, the Transferor, the Depositor or the Servicer to pay when due any amount owed under the Insurance Agreement, (ii) the occurrence of an Event of Default under the Indenture or under certain other documents, (iii) the inaccuracy or incompleteness in any material respect of any representation or warranty by the Trust, the Contributor, the Transferor, the Depositor or the Servicer in the Insurance Agreement, or under certain other documents, (iv) the failure by the Trust, the Contributor, the Transferor, the Depositor or the Servicer to perform or comply with any material covenant or agreement in the Insurance Agreement, the Indenture, or under certain other documents (in certain cases only if such failure remains unremedied thirty days after notice thereof), (v) a finding or a ruling by a governmental authority or agency that the Insurance Agreement or the Indenture are not binding on the Trust, and (vi) the failure by the Trust, the Contributor, the Depositor or the Servicer to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Trust, the Contributor, the Transferor, the Depositor or the Servicer.

Note Insurance Policy Does Not Apply to Prepayment Risk

          In general, the protection afforded by the Note Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Note Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

          In the opinion of Brown & Wood LLP, counsel to the Underwriter and special tax counsel to the Trust ("Tax Counsel") for Federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Certain Material Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

          The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for Federal income tax purposes is 100% of the Prepayment Assumption.

                            STATE TAX CONSEQUENCES

          In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding Federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Securities.

                             ERISA CONSIDERATIONS

General

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to section 4975 of the Code (each, a "Plan") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Securities without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Offered Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

General

          Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

Plan Asset Regulation

          The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Servicer and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a Plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for Federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

Review by Plan Fiduciaries

          Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulation and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.

                                    EXPERTS

          The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                            METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Notes.

          Distribution of the Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of such Notes may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

          The Depositor has been advised by the Underwriter that it intends to make a market in the Notes but has no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                           LEGAL INVESTMENT MATTERS

          Neither the Class A-1 Notes nor the Class A-2 Notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class A-1 or the Class A-2 Notes.

          There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                 LEGAL MATTERS

          Certain legal matters will be passed upon on behalf of the Contributor and the Transferor by Thacher Proffitt & Wood, New York, New York and on behalf of the Depositor and the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

          It is a condition to the issuance of the Notes that each of the Class A-1 Notes and Class A-2 Notes be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (together, the "Rating Agencies")

          The ratings on the Notes address the likelihood of the receipt by the holders of the Notes of all payments on the Loans to which they are entitled. The ratings on the Notes also address the structural, legal and trust-related aspects of the Notes, including the nature of the Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that holders of the Notes might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Loans or the application of Excess Spread as described herein, or in the event that the Trust is terminated prior to the Final Maturity Date of the Classes of Notes.

          The Depositor has not requested ratings on the Notes from any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                            INDEX OF DEFINED TERMS

Administrative Fee Amount.............................................S-19
Aggregate Principal Balance...........................................S-30
Aggregate Risks.......................................................S-74
Available Funds.......................................................S-19
Available Funds Interest .............................................S-21
Available Funds Interest Rate.........................................S-21
Basis Risk Shortfall..................................................S-21
Beneficial Owners.....................................................S-13
Book-Entry Notes......................................................S-13
Business Day....................................................S-21, S-75
Cedel Participants....................................................S-15
Citibank..............................................................S-14
Code..................................................................S-77
Commission............................................................S-73
Compensating Interest.................................................S-69
Contributor...........................................................S-17
Cooperative...........................................................S-15
CPR...................................................................S-60
Daily Collections.....................................................S-68
Defaulted Mortgage Loans..............................................S-69
Delinquency Advances..................................................S-68
Depositor.......................................................S-13, S-29
Directing Holder......................................................S-69
Due Period............................................................S-21
Eligible Investments..................................................S-67
Equity Certificates...................................................S-29
ERISA.................................................................S-77
ERISA Counsel.........................................................S-78
Euroclear Operator....................................................S-15
Euroclear Participants................................................S-15
European Depositaries.................................................S-14
Event of Default......................................................S-76
Excess Cash...........................................................S-21
Excess Cash Payment...................................................S-21
Exchange Act..........................................................S-73
Federal Reserve Board.................................................S-15
FICO Grade............................................................S-55
Final Certification...................................................S-18
Final Recovery Determination..........................................S-21
Financial Intermediary................................................S-14
Flagstar..............................................................S-55
Flagstar Loans........................................................S-55
Global Securities......................................................A-1
Group.................................................................S-13
Group I Aggregate Principal Balance...................................S-30
Group II Aggregate Principal Balance..................................S-30
Holdings..............................................................S-72
HUD...................................................................S-30
Indenture Trustee.....................................................S-13
Indenture Trustee Fee.................................................S-28
Index Counterparty....................................................S-21
Initial Redemption Date...............................................S-27
Insurance Agreement...................................................S-76
Insurance Proceeds....................................................S-20

Insured Payment..................................................S-21
Interest Determination Date......................................S-23
Interest Period..................................................S-21
Labor............................................................S-78
LIBOR Business Day...............................................S-24
LIBOR Rate.......................................................S-21
Liquidated Loan..................................................S-21
Liquidation Proceeds.......................................S-20, S-21
Liquidity Account................................................S-25
Margin...........................................................S-21
Modeling Assumptions.............................................S-60
Monthly Principal................................................S-22
Monthly Remittance Date..........................................S-24
Morgan...........................................................S-14
Mortgage File....................................................S-18
Mortgage Grade...................................................S-56
Mortgage Loan Contribution Agreement.............................S-55
Mortgage Loans...................................................S-13
Mortgaged Properties.............................................S-13
Mortgage Related Securities......................................S-79
Net Liquidation Proceeds...................................S-20, S-67
Non-Flagstar Loans...............................................S-55
Non-U.S. Person...................................................A-4
Note Account.....................................................S-24
Note Balance.....................................................S-22
Note Insurance Policy............................................S-74
Note Insurer.....................................................S-71
Note Insurer Default.............................................S-22
Note Interest....................................................S-22
Note Interest Rate...............................................S-22
Noteholder.......................................................S-14
Ocwen............................................................S-29
Ocwen Credit Grade...............................................S-55
One-Month LIBOR............................................S-22, S-24
Order............................................................S-75
Overcollateralization Amount.....................................S-22
Overcollateralization Deficiency Amount..........................S-22
Overcollateralization Deficit....................................S-22
Overcollateralization Reduction Amount...........................S-22
Overcollateralization Step-Down Trigger..........................S-25
Owner Trustee....................................................S-13
Ownership Transfer Agreement.....................................S-55
Participants.....................................................S-15
Parties in Interest..............................................S-77
Payment Date.....................................................S-18
Percentage Interest..............................................S-18
Plan.............................................................S-77
Plan Asset Regulation............................................S-78
Plan Assets......................................................S-78
Premium Amount...................................................S-23
Prepayment.......................................................S-23
Prepayment Assumption............................................S-60
Preservation Expenses............................................S-68
Principal and Interest Account...................................S-66
Principal Balance................................................S-23
Principal Remittance Amount......................................S-23

Rating Agencies..................................................S-79
Realized Loss....................................................S-26
Reference Banks..................................................S-24
Relevant Depositary..............................................S-14
Required Liquidity Account Balance...............................S-23
Required Liquidity Account Deposit...............................S-23
Required Overcollateralization Amount............................S-23
Reserve Account..................................................S-25
Reserve Interest Rate............................................S-24
Rules............................................................S-14
Schedule of Mortgage Loans.......................................S-17
Servicer.........................................................S-29
Servicer Termination Events......................................S-71
Servicing Advances...............................................S-68
Servicing Fee....................................................S-66
Single Risks.....................................................S-74
Sub-Servicers....................................................S-70
Sub-Servicing Agreements.........................................S-70
Substitution Amount..............................................S-18
Swap Agreement...................................................S-23
Tax Counsel......................................................S-77
Telerate Page 3750...............................................S-24
Terms and Conditions.............................................S-15
Transferor.................................................S-29, S-55
Trust............................................................S-13
Trust Agreement..................................................S-13
Trust Estate.....................................................S-13
Underwriter......................................................S-29
U.S. Person.......................................................A-3
Voting Interests.................................................S-29
Weighted Average Life............................................S-60

                                    ANNEX A

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered Ocwen Mortgage Loan Asset Backed Notes, Series 1998-OAC1 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

          Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed Note issues in same-day funds.

Trading between CEDEL and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same day funds.

Trading between DTC Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

          Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

          Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                    Exemptions for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                    Exemptions for non-U.S. Persons with Effectively Connected Income (Form 4224). A non-U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

                    Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 01). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

                    Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                    ANNEX B

                              Flagstar Bank, FSB
-------------------------------------------------------------------------------

                        SECTION V. PRODUCT DESCRIPTIONS
-------------------------------------------------------------------------------


           PORTFOLIO         PORTFOLIO I                   DOCUMENT# 5501
                             A- Credits                    REV. DATE 12/10/97
-------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                             LTV                                    MAXIMUM LOAN AMOUNT
                            ------------------------------------------------------------------------------------------------------
    PROPERTY       DOC.     PRIMARY    2ND      INV.                     PRIMARY
      TYPES       LEVEL
----------------------------------------------------------------------------------------------------------------------------------
                                                        300K (is less than or equal to) 95% LTV
                                                        400K (is less than or equal to) 90% LTV
        SF
     2 FAMILY     FULL/ALT  90(1)      80       75      500K (is less than or equal to) 80% LTV
       CONDO
       PUD        ----------------------------------------------------------------------------------------------------------------
                  NIV/NIQ   75(1)      75(1)    70           500K

                            80         75       75
    3-4 FAMILY    FULL/ALT                                   500K
      RURAL


                  NIV/NIQ    70        70       70           500K
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    CASH-OUT LIMITS
----------------------------------------------------------------------------------------------------------------------------------
                   2ND      INV.       PRIMARY                                        2ND     INV.
----------------------------------------------------------------------------------------------------------------------------------
                                       200K (is less than or equal to) 80%(2) LTV                                     200K
        SF
     2 FAMILY     500K      500K       300K (is less than or equal to) 75% LTV       200k    (less than or equal to)  70%
      CONDO       ----------------------------------------------------------------------------------------------------------------
       PUD        500K      500K                200K                                  200K                             200K

                                                                                                                       200K
    3-4 FAMILY    500K      500K                200K                                  200K    (less than or equal to)  70%
      RURAL       500K      500K                200K                                  200K                             200K
----------------------------------------------------------------------------------------------------------------------------------

o    Maximum debt ratio 50%

o    MORTGAGE CREDIT- No more than 2x30 in last 12 months on any property

o MAJOR CONSUMER CREDIT- No more than 30 days delinquent on any account in last 12 months; overall good credit.

o MINOR CONSUMER CREDIT- No more than 30 days delinquent on any account in last 12 months EXCEPT for isolated minor occurrences up to 60 days delinquent with compensating factors; overall, no more than 25% of credit accounts delinquent in last 12 months.

o No charge-offs, repossessions, collections, credit-related judgements or liens in last 12 months EXCEPT for isolated minor occurrences (disputed medical collections less than $500) with compensating factors.

o Collection accounts and charge-offs need not be paid off. Liens and judgements do need to be paid off.

o Bankruptcy/Foreclosure over 24 months old with compensating factors and excellent re-established credit (several major trades opened with no delinquencies; no mortgage lates.

o    All credit must be current at application

NOTES:   1.   Maximum LTV may be increased 5% with approval of Flagstar Bank
              "Management Committee"

         2.   Debt consolidation cash-out refinance may go up to 85% LTV

     The dollar amounts listed in the CASH-OUT LIMITS section refer only to cash back to borrower.

------------------------------------------------------------------------------
                              Flagstar Bank, FSB
------------------------------------------------------------------------------
                       SECTION V. PRODUCT DESCRIPTIONS
------------------------------------------------------------------------------
PORTFOLIO                PORTFOLIO PLUS                         DOCUMENT# 5500
                           A Credits                        REV. DATE 12/10/97
-------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                             LTV                                    MAXIMUM LOAN AMOUNT
                        ----------------------------------------------------------------------------------------------------------
    PROPERTY     DOC.   PRIMARY   2ND    INV.                   PRIMARY                         SECOND
      TYPE      LEVEL
-----------------------------------------------------------------------------------------------------------------------------------
                                                     300K (less than or equal to) 95%       400K (less than or equal to) 90%
                                                     400K (less than or equal to) 90%       500K (less than or equal to) 80%
                                                     500K (less than or equal to) 80%       650K (less than or equal to) 75%
                                                     650K (less than or equal to) 75%       1 Million (less than or equal to) 70%
        SF       FULL/ALT   95     90     80         1 Million (less than or equal to) 70%
     2 FAMILY
       CONDO
        PUD        ---------------------------------------------------------------------------------------------------------------
                  NIV/NIQ   75(1)  75(1)  75         500K

                                                     400K (less than or equal to) 90%
    3-4 FAMILY    FULL/ALT
      RURAL                  90    75     75         500K (less than or equal to) 80%                  500K


                  NIV/NIQ    70    70     70           500K                                             500K
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    CASH-OUT LIMITS
----------------------------------------------------------------------------------------------------------------------------------
               INV.                          PRIMARY                      2ND                               INV.
-----------------------------------------------------------------------------------------------------------------------------------
               500K                          200K(2)                      200K                          200K
               (less than or equal to) 80%  (less than or equal to) 80% (less than or equal to) 80%  (less than or equal to) 70%

               650K                          500K                         500K

        SF     (less than or equal to) 70%   75%                         (less than or equal to) 75%
     2 FAMILY                               (less than)
      CONDO   ---------------------------------------------------------------------------------------------------------------------
       PUD     500K                          250K                         250K                          200K
                                                                                                        (less than or equal to) 70%

                                             250K (less than or equal to)                               200K
    3-4 FAMILY 500K                           75%                         250K                          (less than or equal to) 70%
      RURAL    500K                          250K                         250K                          200K
-----------------------------------------------------------------------------------------------------------------------------------

o    Maximum debt ratio is 50%

o    MORTGAGE CREDIT- No more than 0x30 in the last 12 months on any property

o MAJOR CONSUMER CREDIT- No more than 1x30 in last 12 months; 2x30 in last 24 months

o MINOR CONSUMER CREDIT- No more than 2x30 in last 12 months; 3x30 in last 24 months

o No charge-offs, repossessions, credit-related judgements, or liens in last 24 months EXCEPT for isolated minor occurrences (medical collections less than $500) with compensating factors--ALL CREDIT MUST BE CURRENT AT TIME OF APPLICATION; overall credit must be excellent

o Collection accounts and charge-offs need not be paid off. Liens and judgements do need to be paid off.

o Bankruptcy/Foreclosure over 36 months old with compensating factors and excellent re-established credit (several major trades open with no delinquencies; no mortgage lates.)

NOTES: 1. Maximum LTV may be increased 5% with approval of Flagstar Bank
          "Management Committee"
       2. Debt consolidation cash-out refinance may go up to 90% LTV

The dollar amounts listed in the CASH-OUT LIMITS section refer only to cash back to borrower.

 -------------------------------------------------------------------------------
                              Flagstar Bank, FSB
 -------------------------------------------------------------------------------
                        SECTION V. PRODUCT DESCRIPTIONS
 -------------------------------------------------------------------------------

 PORTFOLIO                        PORTFOLIO II                  DOCUMENT# 5502
                                  B Credits
                                                            REV. DATE 12/10/97
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                           LTV                        MAXIMUM LOAN AMOUNT             CASH-OUT LIMITS
                            ------------------------------    ------------------------------    ----------------------------------
    PROPERTY       DOC.          PRIMARY    2ND      INV.      PRIMARY      2ND        INV       PRIMARY      2ND        INV
      TYPES       LEVEL
-----------------------------------------------------------------------------------------------------------------------------------

        SF           FULL/ALT     80(1)      70       70        500K        500K      500K       150K        150K      150K
     2 FAMILY       ----------------------------------------------------------------------------------------------------------------
      CONDO
       PUD

                     NIV/NIQ       75        70       70        500K        500K      500K       150K        150K      150K

    3-4 FAMILY       FULL/ALT      70        70       70        500K        500K      500K       150K        150K      150K
      RURAL

                     NIV/NIQ       70        70       70        500K        500K      500K       150K        150K      150K
-----------------------------------------------------------------------------------------------------------------------------------

o    Maximum debt ratio is 50%

o MORTGAGE CREDIT- No more than 3x30 or 1x60 in last 12 months on subject property

o MAJOR CONSUMER CREDIT- No more than 60 days delinquent on any account in last 12 months; overall credit is average

0 MINOR CONSUMER CREDIT- No more than 60 days delinquent on any account in last 12 months EXCEPT for isolated occurrences up to 90 days delinquent with compensating factors.

o Collection accounts and charge-offs need not be paid off. Liens and judgements do need to be paid off.

o Bankruptcy/Foreclosure over 24 months old with compensating factors and good re-established credit (some major trades open with only minor delinquencies; no mortgage lates).

o Mortgages, and most major and minor consumer credit, must be current at time of application; remainder of major and minor consumer credit no more than 30 days delinquent at application and must be brought current or paid off at closing.

     NOTES:   1.  Maximum LTV may be increased 5% with approval of Flagstar Bank
                 "Management Committee"

         The dollar amounts listed in the CASH-OUT LIMITS section refer only to cash back to borrower.

 -------------------------------------------------------------------------------
                              Flagstar Bank, FSB
 -------------------------------------------------------------------------------
                        SECTION V. PRODUCT DESCRIPTIONS
 -------------------------------------------------------------------------------
PORTFOLIO                       PORTFOLIO III                    DOCUMENT# 5503
                                 C Credits
                                                            REV. DATE 12/10/97


----------------------------------------------------------------------------------------------------------------------------------
                                            LTV                   MAXIMUM LOAN AMOUNT                  CASH-OUT LIMITS
                            ------------------------------    ------------------------------    ----------------------------------
    PROPERTY       DOC.          PRIMARY    2ND      INV.      PRIMARY      2ND        INV        PRIMARY    2ND        INV
      TYPES       LEVEL
-----------------------------------------------------------------------------------------------------------------------------------
        SF           FULL/ALT      75        65       60        400K        400K     400K        100K       100K      100K
     2 FAMILY        -------------------------------------------------------------------------------------------------------------
      CONDO
       PUD

                     NIV/NIQ       70        60       60        400K        400K     400K        100K       100K      100K

    3-4 FAMILY       FULL/ALT      60        60       60        400K        400K     400K        100K       100K      100K
      RURAL

                     NIV/NIQ       60        60       60        400K        400K     400K        100K       100K      100K
----------------------------------------------------------------------------------------------------------------------------------

o    Maximum debt ratio is 50%

o MORTGAGE CREDIT - No more than 5x30 or 2x60 in last 12 months on subject property

o MAJOR CONSUMER CREDIT - No more than 90 days delinquent on any account in last 12 months; overall credit is fair

o MINOR CONSUMER CREDIT - No more than 90 days delinquent on any account in last 12 months EXCEPT for isolated minor occurrences over 90 days delinquent with compensating factors.

o Collection accounts and charge-offs need not be paid off. Liens and judgements do need to be paid off.

o Bankruptcy/Foreclosure over 12 months old with only some or no re-established credit

o    Mortgage cannot be deliquent at time of application


         The dollar amounts listed in the CASH-OUT LIMITS section refer only to cash back to borrower.

 -------------------------------------------------------------------------------
                              Flagstar Bank, FSB
 -------------------------------------------------------------------------------
                        SECTION V. PRODUCT DESCRIPTIONS
 -------------------------------------------------------------------------------
 PORTFOLIO                       PORTFOLIO IV                   DOCUMENT# 5504
                                 D Credits
                                                            REV. DATE 12/10/97
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                            LTV                    MAXIMUM LOAN AMOUNT              CASH-OUT LIMITS
                            ------------------------------    -----------------------------    -----------------------------------
    PROPERTY       DOC.          PRIMARY    2ND      INV.      PRIMARY      2ND        INV       PRIMARY      2ND        INV
      TYPES       LEVEL
----------------------------------------------------------------------------------------------------------------------------------
        SF          FULL/ALT       65(1)       60       60        400K        250K     250K        50K         N/A       N/A
     2 FAMILY
      CONDO
       PUD          ---------------------------------------------------------------------------------------------------------------

                    NIV/NIQ        60(1)       60       60        400K        250K     250K        N/A         N/A       N/A

    3-4 FAMILY      FULL/ALT       60          60       60        400K        250K     250K        N/A         N/A       N/A
      RURAL

                    NIV/NIQ        60          60       60        400K        250K     250K        N/A         N/A       N/A
----------------------------------------------------------------------------------------------------------------------------------

o    Maximum debt ratio is 50%

o MORTGAGE CREDIT- No more than 2 months contractually delinquent (up to 89 days) at closing

o MAJOR CONSUMER CREDIT - Applicant is sporadic in some or all areas with a disregard for timely payments or credit standing

o MINOR CONSUMER CREDIT - Applicant is sporadic in some or all areas with a disregard for timely payments or credit standing

o Collection accounts and charge-offs need not be paid off. Liens and judgements do need to be paid off.

o Any Bankruptcy within the last 12 months must be discharged prior to application and Foreclosure within the last 12 months must be completed prior to application

o All debts must be consolidated before any cash back to the borrower is allowed.

o    Borrower must show some ability of making timely payments

     NOTES:   1.  Maximum LTV may be increased 5% with approval of Flagstar
                  Bank "Management Committee"

         The dollar amounts listed in the CASH-OUT LIMITS section refer only to cash back to borrower.

PROSPECTUS

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

         This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by liens on one- to four-family residential properties, which may be subordinated to one or more senior liens on such properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

         Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

         The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Considerations."

                                   ----------

       FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14.

  THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND THE
    NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND
     ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
      ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED
          IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES
           NOR THE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
              AGENCY, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED
                             PROSPECTUS SUPPLEMENT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                   ----------

         Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:

                         GREENWICH CAPITAL MARKETS, INC.

September 28, 1998

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Master Servicer.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756. The Depositor has determined that its financial statements are not material to the offering of any Securities.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities.................    Asset    Backed     Certificates    (the
                                        "Certificates") and Asset Backed Notes
                                        (the "Notes" and, together with the
                                        Certificates, the "Securities"), which
                                        are issuable in Series.

Depositor...........................    Financial  Asset  Securities   Corp.,  a
                                        Delaware   corporation,    an   indirect
                                        limited  purpose  finance  subsidiary of
                                        National Westminster Bank Plc and an affiliate of Greenwich Capital Markets,
                                        Inc. See "The Depositor" herein.

Trustee.............................    The  trustee  (the  "Trustee")  for each
                                        Series of  Securities  will be specified
                                        in the  related  Prospectus  Supplement.
                                        See  "The   Agreements"   herein  for  a
                                        description of the Trustee's rights and obligations.

Master Servicer.....................    The entity or  entities  named as Master
                                        Servicer (the "Master Servicer") will be
                                        specified  in  the  related   Prospectus
                                        Supplement. See "The Agreements--Certain
                                        Matters Regarding the Master Servicer and the Depositor".

Trust Fund Assets...................    Assets of the Trust Fund for a Series of
                                        Securities  will include  certain assets
                                        (the  "Trust  Fund  Assets")  which will
                                        primarily  consist  of (a)  Loans or (b)
                                        Private    Asset   Backed    Securities,
                                        together  with  payments  in  respect of
                                        such Trust Fund Assets and certain other
                                        accounts,  obligations or agreements, in
                                        each case as  specified  in the  related
                                        Prospectus Supplement. The Loans will be
                                        collected in a pool (each,  a "Pool") as
                                        of the  first  day of the  month  of the
                                        issuance  of  the   related   Series  of
                                        Securities or such other date  specified
                                        in  the   Prospectus   Supplement   (the
                                        "Cut-off Date").  Trust Fund assets also
                                        may  include  insurance  policies,  cash
                                        accounts,      reinvestment      income,
                                        guaranties,  letters  of credit or other
                                        assets to the  extent  described  in the
                                        related   Prospectus   Supplement.   See
                                        "Credit  Enhancement".  In addition,  if
                                        the  related  Prospectus  Supplement  so
                                        provides,   the  related   Trust  Funds'
                                        assets will include the funds on deposit
                                        in an account (a "Pre-Funding  Account")
                                        which   will   be   used   to   purchase
                                        additional   Loans   during  the  period
                                        specified  in  the  related   Prospectus
                                        Supplement.           See           "The
                                        Agreements--Pre-Funding Accounts".

A.  Loans...........................    The Loans will consist of (i) closed-end
                                        loans (the  "Closed-End  Loans")  and/or
                                        revolving  home equity  loans or certain
                                        balances therein (the "Revolving  Credit
                                        Line   Loans",    together    with   the
                                        Closed-End   Loans,   the  "Home  Equity
                                        Loans"),   and  (ii)  home   improvement
                                        installment    sales    contracts    and
                                        installment  loan  agreements (the "Home
                                        Improvement Contracts"). The Home Equity
                                        Loans and the Home Improvement Contracts
                                        are  collectively  referred to herein as
                                        the  "Loans".  All Loans  will have been
                                        purchased  by  the   Depositor,   either
                                        directly or through an affiliate, from one or more Sellers.

                                        As specified in the related Prospectus
                                        Supplement, the Home Equity Loans will,
                                        and the Home Improvement Contracts may,
                                        be secured by mortgages or deeds of
                                        trust or other similar security
                                        instruments creating a lien on a
                                        mortgaged property (the "Mortgaged
                                        Property"), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

B. Private Asset-
   BackedSecurities..............       Private  Asset  Backed   Securities  may
                                        include  (a)  pass-through  certificates
                                        representing   beneficial  interests  in
                                        certain loans and/or (b)  collateralized
                                        obligations   secured  by  such   loans.
                                        Private  Asset  Backed   Securities  may
                                        include stripped securities representing
                                        an  undivided  interest in all or a part
                                        of either  the  principal  distributions
                                        (but not the interest  distributions) or
                                        the interest  distributions (but not the
                                        principal   distributions)  or  in  some
                                        specified portion of the principal and interest distributions (but not all of such distributions) on certain loans.
                                        Although  individual  loans underlying a
                                        Private  Asset  Backed

                                        Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Asset Backed Securities themselves will not be so insured or guaranteed. Payments on the Private Asset Backed Securities will be distributed directly to the Trustee as registered owner of such Private Asset Backed Securities. See "The Trust Fund--Private Asset Backed Securities".

Description of
  the Securities....................    Each   Security    will    represent   a
                                        beneficial ownership interest in, or will be secured by the assets of, a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The
                                        Securities of any Series may be issued
                                        in one or more classes as specified in
                                        the related Prospectus Supplement. A
                                        Series of Securities may include one or
                                        more classes of senior Securities
                                        (collectively, the "Senior Securities")
                                        and one or more classes of subordinate
                                        Securities (collectively, the
                                        "Subordinated Securities"). Certain
                                        Series or classes of Securities may be
                                        covered by insurance policies or other
                                        forms of credit enhancement, in each
                                        case as described herein and in the
                                        related Prospectus Supplement.

                                        One or more classes of Securities of
                                        each Series (i) may be entitled to
                                        receive distributions allocable only to
                                        principal, only to interest or to any
                                        combination thereof; (ii) may be
                                        entitled to receive distributions only
                                        of prepayments of principal throughout
                                        the lives of the Securities or during
                                        specified periods; (iii) may be
                                        subordinated in the right to receive
                                        distributions of scheduled payments of
                                        principal, prepayments of principal,
                                        interest or any combination thereof to
                                        one or more other classes of Securities
                                        of such Series throughout the lives of
                                        the Securities or during specified
                                        periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
  the Securities....................    Distributions on the Securities entitled
                                        thereto  will be made monthly or at such
                                        other   intervals   and  on  the   dates
                                        specified  in  the  related   Prospectus
                                        Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as specified in the related Prospectus Supplement.
                                        The amount allocable to payments of
                                        principal and interest on any
                                        Distribution Date will be determined as
                                        specified in the related Prospectus
                                        Supplement. Allocations of distributions among Securityholders of a single class shall be set forth in the related
                                        Prospectus Supplement.

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        aggregate original principal balance of
                                        the Securities will not exceed the
                                        aggregate distributions allocable to
                                        principal that such Securities will be
                                        entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") and/or Private Asset Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                                        The rate at which interest will be
                                        passed through to holders of each class
                                        of Securities entitled thereto may be a
                                        fixed rate or a rate that is subject to
                                        change from time to time from the time
                                        and for the periods, in each case as
                                        specified in the related Prospectus
                                        Supplement. Any such rate may be
                                        calculated on a loan-by-loan,
                                        weighted average, notional amount or
                                        other basis, in each case as described
                                        in the related Prospectus Supplement.

Compensating
  Interest..........................    If   so   specified   in   the   related
                                        Prospectus   Supplement,    the   Master
                                        Servicer  will be  required  to remit to
                                        the  Trustee,  with respect to each Loan
                                        in the related  Trust Fund as to which a
                                        principal   prepayment   in  full  or  a
                                        principal  payment which is in excess of
                                        the scheduled monthly payment and is not
                                        intended  to  cure  a  delinquency   was
                                        received  during  any  Due  Period,   an
                                        amount,   from  and  to  the  extent  of
                                        amounts  otherwise payable to the Master
                                        Servicer  as   servicing   compensation,
                                        equal to (i) the excess,  if any, of (a)
                                        30  days'   interest  on  the  principal
                                        balance of the related  Loan at the Loan
                                        Rate net of the per annum  rate at which
                                        the  Master  Servicer's   servicing  fee
                                        accrues, over (b) the amount of interest
                                        actually  received  on such Loan  during
                                        such  Due  Period,  net  of  the  Master
                                        Servicer's  servicing  fee or (ii)  such
                                        other amount as described in the related
                                        Prospectus Supplement.  See "Description
                                        of     the      Securities--Compensating
                                        Interest".

Credit Enhancement..................    The  assets  in  a  Trust  Fund  or  the
                                        Securities of one or more classes in the
                                        related  Series may have the  benefit of
                                        one or more types of credit  enhancement
                                        as described  in the related  Prospectus
                                        Supplement.   The   protection   against
                                        losses   afforded  by  any  such  credit
                                        support  may  be   limited.   The  type,
                                        characteristics  and  amount  of  credit
                                        enhancement  will be determined based on
                                        the  characteristics of the Loans and/or
                                        Private    Asset    Backed    Securities
                                        underlying or comprising  the Trust Fund
                                        Assets  and  other  factors  and will be
                                        established on the basis of requirements
                                        of  each   Rating   Agency   rating  the
                                        Securities  of such Series.  See "Credit
                                        Enhancement."

A.  Subordination....................   The   rights  of  the   holders  of  the
                                        Subordinated  Securities  of a Series to
                                        receive  distributions  with  respect to
                                        the  assets in the  related  Trust  Fund
                                        will be  subordinated  to such rights of
                                        the holders of the Senior  Securities of
                                        the same Series to the extent  described
                                        in the  related  Prospectus  Supplement.
                                        This   subordination   is   intended  to
                                        enhance   the   likelihood   of  regular
                                        receipt by holders of Senior  Securities
                                        of the full  amount of monthly  payments
                                        of principal and interest due them.  The
                                        protection  afforded  to the  holders of
                                        Senior  Securities  of a Series by means
                                        of the  subordination  feature  will  be
                                        accomplished  by  (i)  the  preferential
                                        right of such holders to receive,  prior
                                        to  any   distribution   being  made  in
                                        respect  of  the  related   Subordinated
                                        Securities,   the  amounts  of  interest
                                        and/or   principal   due  them  on  each
                                        Distribution   Date  out  of  the  funds
                                        available for  distribution on such date
                                        in the related  Security Account and, to
                                        the  extent  described  in  the  related
                                        Prospectus  Supplement,  by the right of
                                        such    holders   to   receive    future
                                        distributions   on  the  assets  in  the
                                        related Trust Fund that would  otherwise
                                        have  been  payable  to the  holders  of
                                        Subordinated  Securities;  (ii) reducing
                                        the  ownership  interest  of the related
                                        Subordinated    Securities;    (iii)   a
                                        combination  of  clauses  (i)  and  (ii)
                                        above; or (iv) as otherwise described in
                                        the related Prospectus Supplement. If so
                                        specified  in  the  related   Prospectus
                                        Supplement, subordination may apply only
                                        in the event of certain  types of losses
                                        not  covered  by other  forms of  credit
                                        support,   such  as  hazard  losses  not
                                        covered by standard hazard insurance policies, losses due to the bankruptcy or fraud of the borrower. The related
                                        Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated
                                        Securities in a Series, the
                                        circumstances in which such
                                        subordination will be applicable, and
                                        the manner, if any, in which the amount
                                        of subordination will decrease over
                                        time.

B.  Reserve Account..................   One or more reserve  accounts  (each,  a
                                        "Reserve  Account")  may be  established
                                        and  maintained  for  each  Series.  The
                                        related   Prospectus   Supplement   will
                                        specify  whether  or  not  such  Reserve
                                        Accounts  will be included in the corpus
                                        of the Trust  Fund for such  Series  and
                                        will also  specify the manner of funding
                                        the  related  Reserve  Accounts  and the
                                        conditions  under  which the  amounts in
                                        any such Reserve  Accounts  will be used
                                        to  make  distributions  to  holders  of
                                        Securities  of  a  particular  class  or
                                        released   from  the   related   Reserve
                                        Account.

C.  Special Hazard Insurance
    Policy..........................    Certain  classes of Securities  may have
                                        the   benefit   of  a   Special   Hazard
                                        Insurance Policy. Certain physical risks
                                        that are not otherwise  insured  against
                                        by standard  hazard  insurance  policies
                                        may  be  covered  by  a  Special  Hazard
                                        Insurance   Policy  or  Policies.   Each
                                        Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special

                                        Hazard Insurance Policy as described in
                                        the related Prospectus Supplement.

D.  Bankruptcy Bond..................   One or  more  bankruptcy  bonds  (each a
                                        "Bankruptcy   Bond")  may  be   obtained
                                        covering  certain losses  resulting from
                                        action   which   may  be   taken   by  a
                                        bankruptcy court in connection with a Loan. The level of coverage and the limitations in scope of each Bankruptcy
                                        Bond will be  specified  in the  related
                                        Prospectus Supplement.

E.  Loan Pool
    Insurance Policy.................   A  mortgage  pool  insurance  policy  or
                                        policies may be obtained and maintained for Loans relating to any Series, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-off Date.

F.  FHA Insurance....................   If specified  in the related  Prospectus
                                        Supplement,  (i) all or a portion of the
                                        Loans  in a Pool may be  insured  by the
                                        Federal  Housing   Administration   (the
                                        "FHA")  and/or  (ii) all or a portion of
                                        the Loans may be partially guaranteed by
                                        the Department of Veterans' Affairs (the
                                        "VA").      See      "Certain      Legal
                                        Considerations--Title I Program".

G.  Cross-Support....................   If specified  in the related  Prospectus
                                        Supplement,  the beneficial ownership of
                                        separate  groups of assets included in a
                                        Trust Fund may be  evidenced by separate
                                        classes   of  the   related   Series  of
                                        Securities. In such case, credit support
                                        may  be  provided  by  a   cross-support
                                        feature     which      requires     that
                                        distributions  be made with  respect  to
                                        Securities     evidencing     beneficial
                                        ownership  of one or more  asset  groups
                                        prior to  distributions  to Subordinated
                                        Securities   evidencing   a   beneficial
                                        ownership interest in, or secured by, other asset groups within the same Trust
                                        Fund.

                                        If specified in the related Prospectus
                                        Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements..............    Other  arrangements  as described in the
                                        related Prospectus Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

Advances............................    The Master  Servicer and, if applicable,
                                        each mortgage servicing institution that
                                        services  a Loan in a Pool on  behalf of
                                        the Master  Servicer (a  "Sub-Servicer")
                                        may  be  obligated  to  advance  amounts
                                        (each,  an "Advance")  corresponding  to
                                        delinquent   interest  and/or  principal
                                        payments on such Loan until the date, as
                                        specified  in  the  related   Prospectus
                                        Supplement,  following the date on which
                                        the  related   Property  is  sold  at  a
                                        foreclosure  sale or the related Loan is
                                        otherwise liquidated.  Any obligation to
                                        make   Advances   may  be   subject   to
                                        limitations  as specified in the related
                                        Prospectus  Supplement.  If so specified
                                        in the  related  Prospectus  Supplement,
                                        Advances   may  be  drawn  from  a  cash
                                        account available for such purpose as described in such Prospectus Supplement.

                                        Any such obligation of the Master
                                        Servicer or a Sub-Servicer to make
                                        Advances may be supported by the
                                        delivery to the Trustee of a support
                                        letter from an affiliate of the Master
                                        Servicer or such Sub-Servicer or an
                                        unaffiliated third party (a "Support
                                        Servicer") guaranteeing the payment of
                                        such Advances by the Master Servicer or
                                        Sub-Servicer, as the case may be, as
                                        specified in the related Prospectus
                                        Supplement.

                                        In  the  event  the   Master   Servicer,
                                        Support Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer, Support Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination................    The   Master   Servicer   or  the  party
                                        specified  in  the  related   Prospectus
                                        Supplement,  including the holder of the
                                        residual  interest in a REMIC,  may have
                                        the option to effect early retirement of
                                        a  Series  of  Securities   through  the
                                        purchase  of the Trust  Fund  Assets and
                                        other  assets in the related  Trust Fund
                                        under  the   circumstances  and  in
                                        the manner described in "The
                                        Agreements--Termination; Optional
                                        Termination" herein and in the related
                                        Prospectus Supplement.

Legal Investment....................    The   Prospectus   Supplement  for  each
                                        series of Securities will specify which,
                                        if any,  of the  classes  of  Securities
                                        offered  thereby  constitute   "mortgage
                                        related  securities" for purposes of the
                                        Secondary  Mortgage  Market  Enhancement
                                        Act  of  1984   ("SMMEA").   Classes  of
                                        Securities  that  qualify  as  "mortgage
                                        related   securities"   will  be   legal
                                        investments   for   certain   types   of
                                        institutional  investors  to the  extent
                                        provided in SMMEA, subject, in any case,
                                        to  any  other   regulations  which  may
                                        govern investments by such institutional
                                        investors. Institutions whose investment
                                        activities  are  subject  to  review  by
                                        federal  or  state  authorities   should
                                        consult   with  their   counsel  or  the
                                        applicable   authorities   to  determine
                                        whether an  investment  in a  particular
                                        class of Securities (whether or not such
                                        class  constitutes  a "mortgage  related
                                        security")   complies  with   applicable
                                        guidelines,    policy    statements   or
                                        restrictions. See "Legal Investment."

Certain Material
  Federal Income Tax
  Considerations....................    The   material    federal   income   tax
                                        consequences  to  Securityholders   will
                                        vary  depending  on whether  one or more
                                        elections  are made to treat  the  Trust
                                        Fund or specified  portions thereof as a
                                        real estate mortgage  investment conduit
                                        ("REMIC")  under the  provisions  of the
                                        Internal   Revenue  Code  of  1986,   as
                                        amended  (the  "Code").  The  Prospectus
                                        Supplement for each Series of Securities will specify whether such an election will be made. See "Certain Material
                                        Federal Income Tax Considerations".

ERISA Considerations................    A fiduciary of any employee benefit plan
                                        or other  retirement plan or arrangement
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA
                                        Considerations". Certain classes of
                                        Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                        ERISA and the Code and will not subject
                                        the Trustee, the Depositor or the Master
                                        Servicer to additional obligations. See
                                        "Description of the SecuritiesnGeneral"
                                        and "ERISA Considerations".

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

         The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

         Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities n Distributions of Interest".

BALLOON PAYMENTS

         Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

         There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

         Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

         The Loans may also be subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

         It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

         If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

         In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

         If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

LOWER CREDIT QUALITY TRUST FUND ASSETS

         Certain of the Trust Fund Assets underlying or securing, as the case may be, a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional sources of lenders, and customers with a derogatory credit report including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average interest rate charged on such Trust Fund Assets made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different (i.e., greater likelihood of later payments or defaults, less likelihood of prepayments) from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside. See "The Mortgage Pool" in the related Prospectus Supplement.

DELINQUENT TRUST FUND ASSETS

         No more than 20% (by principal balance) of the Trust Fund Assets for any particular Series of Securities will be delinquent by their terms as of the related Cut-off Date.

OTHER CONSIDERATIONS

         There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

         The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan ProgramnUnderwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect


----------
1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

         General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities,
(v) the pass-through or certificate rate of the Private Asset Backed Securities,
(vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities,
(viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance);
(ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a)    all  payments  which  were  due on or
                  before the Cut-off Date;

                                    (b) all Liquidation Proceeds and all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing reimbursement, to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f) that portion of each collection of
                  interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

                  (iii) if applicable, amounts withdrawn from a Reserve Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v) if applicable, the amount of prepayment interest shortfall.

         Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit EnhancementnSubordination".

         Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a

Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities" herein.

COMPENSATING INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date;

         and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The AgreementsnHazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the LoansnAnti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The AgreementsnCollection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the SecuritiesnCompensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan ProgramnRepresentations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust FundnPrivate Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "nSub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "nSub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan ProgramnRepresentations by Sellers; Repurchases" or "nAssignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "nTermination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "nHazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "nPayments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "nServicing and Other Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the LoansnDue-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit EnhancementnSpecial Hazard Insurance Policies".

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

         Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it


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

determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.


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EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related

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Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class;
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the

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Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under

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

certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66K% of the Percentage Interests of each Class of Notes of such Series.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not

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

inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS;  OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the

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

aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.

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Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.


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

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be

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

held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (x) overall management of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of

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environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act") and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

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DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the

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borrower from the legal effect of his defaults under the loan documents.
Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

         General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor

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will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in

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order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment
Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts

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expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

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THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well

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as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

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         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

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         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

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         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

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         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Services (the "IRS") issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through

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Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and

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that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is

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included in income, including upon the sale, disposition, or repayment of the
Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a

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REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets,

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including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise,

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however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

 . INTEREST SECURITIES

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount

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of such payment exceeds a holder's adjusted basis in the Residual Interest
Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a

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manner analogous to the determination of the issue price of a Regular
Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment

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or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may

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not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or

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a right to receive certain payments of both interest and principal. Certain
Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions.

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Among other possibilities, the Internal Revenue Service could contend that (i)
in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted such gain will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the

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applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty)

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on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its

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interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject

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to the interest expense deferral rule referred to in the preceding sentence.
Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise

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payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest

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accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

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         Discount  and  Premium.  It is believed  that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month

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will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

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         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described

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herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

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         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Material Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular

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Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

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         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Material Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

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         Backup Withholding, Reporting and Tax Administration. Holders of FASIT
Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Material Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

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         On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of

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clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.

The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

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         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

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                  (2) All Obligations transferred after the closing date (the
                  "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                  (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                  (5)      Either:

                                    (i) the characteristics of the Additional
                  Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                    (ii) an independent accountant retained by
                  the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                  (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                                    (i) be direct obligations of, or obligations
                  fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

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                                    (ii) have been rated (or the obligor has
                  been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("Permitted Investments").

                  (8) The related prospectus or prospectus supplement must describe:

                                    (i)      any   pre-funding  account   and/or
                  capitalized   interest  account  used  in  connection  with  a
                  pre-funding account;

                                    (ii) the duration of the Pre-Funding Period;

                                    (iii) the percentage and/or dollar amount of
                  the Pre-Funding Limit for the trust; and

                                    (iv) that the amounts remaining in the
                  pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations

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generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities

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

in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories

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

by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

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

                                    [LOGO]

                                 $173,979,000
             OCWEN MORTGAGE LOAN ASSET BACKED NOTES, SERIES 1998-
                                     OAC1

                   $87,073,000 Class A-1 Variable Rate Notes
                   $86,906,000 Class A-2 Variable Rate Notes





                       FINANCIAL ASSET SECURITIES CORP.
                                  (DEPOSITOR)

                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------

                       [GREENWICH CAPITAL MARKETS, INC.]

                                    IN LOGO

                         -----------------------------

          You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the Notes in any state where the offer is not permitted.

          Until the expiration of 90 days after the date of this prospectus supplement, all dealers selling the Notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.